Filed Pursuant to Rule 424(b)(5)

Registration No. 333-196060

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(2)
Common Stock, par value $0.01 per share	57,500,000 (1)	$15.25	$876,875,000	$101,892.88
Total				$101,892.88

(1)	Includes 7,500,000 shares of common stock, par value $0.01 per share, that may be purchased by the underwriters upon exercise of the underwriters’ option to purchase additional shares.
(2)	Calculated in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.

Prospectus Supplement

(To Prospectus dated May 16, 2014)

50,000,000 Shares

New Residential Investment Corp.

Common Stock

We are offering 21,713,020 shares of our common stock, $0.01 par value per share, and Home Loan Servicing Solutions, Ltd. (the “Selling Stockholder” or “HLSS”) is offering 28,286,980 shares of our common stock, by this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “NRZ.” On April 6, 2015, the last reported sale price of our common stock was $15.37 per share.

Investing in our common stock involves a high degree of risk. Before making a decision to invest in our common stock, you should read the discussion of material risks of investing in our common stock in “Risk Factors” on page S-19 of this prospectus supplement and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014, which has been filed with the Securities and Exchange Commission and is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$15.25	$762,500,000
Underwriting discounts and commissions payable by us1	$0.2821	$6,054,717
Proceeds to us, before expenses	$14.9679	$325,068,837
Underwriting discounts and commissions payable by Selling Stockholder	$0.3050	$8,627,529
Proceeds to the Selling Stockholder, before expenses	$14.9450	$422,748,916

(1)	One of our officers has agreed to purchase 250,000 shares of our common stock from the underwriters in this offering at the public offering price, and the underwriters will not be entitled to any underwriting discounts and commissions in respect of such purchase.

The underwriters may also purchase up to an additional 7,500,000 shares of our common stock from us at the public offering price, less underwriting discounts and commissions payable by us, within 30 days from the date of this prospectus supplement. If the underwriters exercise the option to purchase additional shares of our common stock, the total public offering price will be $876,875,000, the total underwriting discounts and commissions will be $16,797,997 and the total proceeds to us, before expenses, will be $437,328,087.

The underwriters are offering the shares of our common stock as set forth under “Underwriting.” Delivery of the shares of our common stock will be made on or about April 13, 2015.

Joint Book-Running Managers

Citigroup

Barclays	BofA Merrill Lynch	Credit Suisse

The date of this prospectus supplement is April 8, 2015.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference. We and the Selling Stockholder have not, and the underwriters have not, authorized anyone to provide you with additional or different information. We and the Selling Stockholder are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, regardless of the time of delivery of this prospectus supplement or of any sale of shares of our common stock.

S-i

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated and deemed incorporated herein and therein by reference contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Such forward-looking statements relate to, among other things, the operating performance of our investments, the stability of our earnings, our financing needs and the size and attractiveness of market opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations, liquidity or financial condition or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	unanticipated difficulties and/or expenditures relating to the Acquisition;

•	litigation relating to the Acquisition;

•	the impact of the Acquisition on each company’s relationships with employees and third parties;

•	adverse developments involving HLSS or its affiliates or Ocwen Financial Corporation and its subsidiaries (collectively, “Ocwen”);

•	the inability to obtain, or delays in obtaining, cost savings and synergies from the Acquisition;

•	changes in global, national and local economic conditions, including, but not limited to, a prolonged economic slowdown and a downturn in the real estate market;

•	reductions in cash flows received from our investments;

•	the quality and size of the investment pipeline and our ability to take advantage of investment opportunities at attractive risk-adjusted prices;

•	servicer advances may not be recoverable or may take longer to recover than we expect, which could cause us to fail to achieve our targeted return on our investment in servicer advances;

•	our ability to deploy capital accretively and the timing of such deployment;

•	our counterparty concentration and default risks in Nationstar, Springleaf, Ocwen and other third-parties;

•	a lack of liquidity surrounding our investments, which could impede our ability to vary our portfolio in an appropriate manner;

•	the impact that risks associated with subprime mortgage loans and consumer loans, as well as deficiencies in servicing and foreclosure practices, may have on the value of our excess mortgage servicing rights (“Excess MSRs”), servicer advances, residential mortgage backed securities (“RMBS”) and loan portfolios;

•	the risks that default and recovery rates on our Excess MSRs, servicer advances, real estate securities, residential mortgage loans and consumer loans deteriorate compared to our underwriting estimates;

•	changes in prepayment rates on the loans underlying certain of our assets, including, but not limited to, our Excess MSRs;

S-ii

•	the risk that projected recapture rates on the loan pools underlying our Excess MSRs and are not achieved;

•	the relationship between yield on assets which are paid off and yields on assets in which such monies can be reinvested;

•	the relative spreads between the yield on the assets we invest in and the cost of financing;

•	changes in economic conditions generally and the real estate and bond markets specifically;

•	adverse changes in the financing markets we access affecting our ability to finance our investments on attractive terms, or at all;

•	changing risk assessments by lenders that potentially lead to increased margin calls, not extending our repurchase agreements or other financings in accordance with their current terms or not entering into new financings with us;

•	changes in interest rates and/or credit spreads, as well as the success of any hedging strategy we may undertake in relation to such changes;

•	impairments in the value of the collateral underlying our investments and the relation of any such impairments to our judgments as to whether changes in the market value of our securities or loans are temporary or not and whether circumstances bearing on the value of such assets warrant changes in carrying values;

•	the availability and terms of capital for future investments;

•	competition within the finance and real estate industries;

•	the legislative/regulatory environment, including, but not limited to, the impact of the Dodd-Frank Act, U.S. government programs intended to stabilize the economy, the federal conservatorship of Fannie Mae and Freddie Mac and legislation that permits modification of the terms of loans;

•	our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes and the potentially onerous consequences that any failure to maintain such qualification would have on us;

•	the ability to favorably resolve the alleged events of default under the Sixth Amended and Restated Indenture, dated as of January 17, 2014, by and among HLSS Servicer Advance Receivables Trust, Deutsche Bank National Trust Company, HLSS Holdings, LLC (“HLSS Holdings”), Ocwen Loan Servicing, LLC, Wells Fargo Securities, LLC and Credit Suisse AG, New York Branch;

•	our ability to maintain our exclusion from registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the fact that maintaining such exclusion imposes limits on our operations; and

•	other risks detailed from time to time below, particularly under the heading “Risk Factors,” and in our other reports filed with or furnished to the Securities and Exchange Commission (the “SEC”).

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement.

We encourage you to read this prospectus supplement and the accompanying prospectus, as well as the information that is incorporated by reference in this prospectus supplement and the accompanying prospectus, in their entireties. In evaluating forward-looking statements, you should consider discussion regarding risks and uncertainties under “Risk Factors” of this prospectus supplement and in our reports filed with the SEC. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views only as of the date of this prospectus supplement. We are under no duty to update any of the forward-looking statements after the date of this prospectus supplement to conform these statements to actual results.

S-iii

All references to “we,” “our,” “us,” “the Company” and “New Residential” in this prospectus supplement and the accompanying prospectus mean New Residential Investment Corp. and its consolidated subsidiaries, except where it is made clear that the term means only the parent company. All references in this prospectus supplement to “HLSS” or the “Selling Stockholder” mean Home Loan Servicing Solutions, Ltd. All references in this prospectus to the “Acquisition” mean the acquisition by us of the assets of HLSS, as described in the “Acquisition of HLSS” below.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary does not contain all of the information you should consider before making a decision to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, including our Current Report on Form 8-K filed on April 7, 2015 which includes historical financial information of HLSS and our pro forma financial information, carefully before making an investment decision, especially the risks of investing in our common stock discussed under “Risk Factors” herein and therein and our consolidated financial statements and notes to those consolidated financial statements incorporated by reference herein and therein.

NEW RESIDENTIAL INVESTMENT CORP.

General

New Residential is a publicly traded REIT primarily focused on opportunistically investing in, and actively managing, investments related to residential real estate. Our stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “NRZ.” We are externally managed and advised by an affiliate of Fortress Investment Group LLC (our “Manager”) pursuant to a management agreement.

Our goal is to drive strong risk-adjusted returns primarily through investments in mortgage servicing related assets and other related opportunistic investments. We generally target assets that generate significant current cash flows and/or have the potential for meaningful capital appreciation. We aim to generate attractive returns for our stockholders without the excessive use of financial leverage.

We currently conduct our business through the following segments:

Servicing Related Assets

•	Excess MSRs: We have acquired Excess MSRs on residential mortgage loans with an aggregate unpaid principal balance (“UPB”) as of December 31, 2014 of $248.7 billion. As of December 31, 2014, the carrying value of our Excess MSRs was approximately $748.6 million (and $1,584.0 million as of December 31, 2014 after giving effect to the Acquisition), representing 9.2% of our total assets or 46.9% of our equity.

•	Servicer Advances: We have made investments in servicer advances, including the basic fee component of the related MSRs. Certain of these investments were made through a joint venture entity of which we are the managing member (the “Buyer”), and which we consolidate in our financial statements. As of December 31, 2014, the carrying value of our servicer advances, including the basic fee component of the related MSRs, was approximately $3.3 billion (and $9.2 billion as of December 31, 2014 after giving effect to the Acquisition), representing 40.4% of our total assets, or 6.3% of our equity, net of financing and interests held by third party investors in the Buyer.

Residential Securities and Loans

•	Real Estate Securities: We acquire and manage a diversified portfolio of credit sensitive real estate securities, including Non-Agency and Agency RMBS. As of December 31, 2014, the carrying value of our real estate securities was approximately $2.5 billion ($1.7 billion for Agency RMBS and $0.7 billion for Non-Agency RMBS), representing 30.4% of our total assets, or 12.5% of our equity, net of financing. In addition, we own call rights with respect to approximately 780 securitization entities which are collateralized by mortgage loans with a UPB of approximately $95.3 billion.

•	Real Estate Loans: We have acquired residential mortgage loans, including performing, non-performing, re-performing, reverse mortgage loans and Government National Mortgage Association (“GNMA”) buy-out (“EBO”) loans. As of December 31, 2014, the carrying value of our residential mortgage loans (including loans on which the borrower has defaulted and the lender has foreclosed on the underlying property) was $1.2 billion, representing 15.3% of our total assets, or 18.0% of our equity, net of financing.

Other Investments

•	Consumer Loans: In April 2013, we acquired an interest in a pool of consumer loans, including unsecured and homeowner loans, held in an unconsolidated entity. In October 2014, we refinanced this entity and received a distribution in excess of our basis such that, as of December 31, 2014, the carrying value of our investment in consumer loans had been reduced to zero. We continue to own an interest in this entity, from which we expect to receive significant future cash flows.

In addition, as of December 31, 2014, we had cash and cash equivalents, restricted cash, derivative assets, and other assets of $0.4 billion, representing 4.6% of our total assets, or 16.3% of our equity, net of dividends and other payables.

Acquisition of HLSS

Description of the Acquisition

Initial Merger Agreement

As previously disclosed, on February 22, 2015, we entered into an Agreement and Plan of Merger (the “Initial Merger Agreement”) with HLSS, and Hexagon Merger Sub, Ltd., a Cayman Islands exempted company and a wholly owned subsidiary of the Company (“Merger Sub”), as filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 24, 2015. As described in more detail below, on April 6, 2015, the parties terminated the Initial Merger Agreement pursuant to the Termination Agreement (as defined below) and simultaneously entered into the Acquisition Agreement (as defined below).

The Initial Merger Agreement provided that, upon the terms and subject to the conditions set forth therein, Merger Sub would have merged with and into HLSS, with HLSS continuing as the surviving company and a wholly owned subsidiary of the Company, and at the effective time of the merger, each ordinary share of HLSS issued and outstanding immediately prior to the effective time (except as otherwise set forth in the Initial Merger Agreement), would have been automatically converted into the right to receive $18.25 in cash, without interest (the “Initial Merger”).

Conditions to the Consummation of the Initial Merger

Each party’s obligation to consummate the Initial Merger was subject to various conditions, including, without limitation, the accuracy of the other party’s representations and warranties, both as of the date of signing and closing. Among other representations and warranties to the Company, HLSS would have been required to represent as of the closing of the Initial Merger that it had filed all reports required to be filed with the SEC (including, for example, its Annual Report on Form 10-K for the year ended December 31, 2014 (the “Annual Report”)).

Each party’s obligation to consummate the Initial Merger was also subject to the other party’s compliance with its covenants and agreements contained in the Initial Merger Agreement. Among other covenants and agreements, HLSS agreed to provide notice to the Company within twenty-four (24) hours of becoming aware that HLSS was reasonably likely to receive a going concern qualification from its auditors with respect to its then-most recent fiscal year (a “Going Concern Qualification”). The Initial Merger Agreement specified that, upon the receipt by HLSS of a Going Concern Qualification, the Company would have the right to immediately terminate the Initial Merger Agreement.

Events following the Entry into the Initial Merger Agreement

On March 3, 2015, HLSS filed a Form 12b-25 with the SEC, stating that HLSS required additional time to complete its Annual Report in order to complete an assessment of recent events related to HLSS’s business and determine the impact on HLSS’s financial statements and related disclosures. In this filing, HLSS also stated that it expected to file the Annual Report within the fifteen (15) day extension period under Rule 12b-25(b)(ii) of the Securities Exchange Act of 1934, as amended, or by March 17, 2015.

On March 18, 2015, HLSS filed a Current Report on Form 8-K with the SEC that disclosed that HLSS would need additional time to complete its Annual Report “to prepare information relating to its ability to operate as a going concern.” Also on March 18, 2015, The Nasdaq Stock Market LLC notified HLSS that it was no longer in compliance with Nasdaq Listing Rule 5250(c)(1) for continued listing because of the failure to timely file its Annual Report, and HLSS was given until May 18, 2015 to submit a plan to regain compliance.

While HLSS was preparing information relating to its ability to operate as a going concern, HLSS continued to work on a management plan that included the following elements:

•	Negotiating certain commitments from various lenders for replacement advance financing, though never consummated;

•	Selling its entire portfolio of re-performing loans for an immaterial gain and concurrently repaying the related borrowings in full;

•	Marketing its GNMA EBO loan portfolios and extending the maturity of the related borrowings to allow for continued marketing;

•	Working closely with its legal counsel to address BlueMountain’s allegations of default (described below), which it believes are without merit, and any potential impact of such allegations on its advance financing facilities; and

•	Amending its senior secured term loan facility agreement to extend the deadline to furnish annual financial statements to April 10, 2015, to amend certain terms of cross default to its advance financing facilities and to permit an amendment to that certain Subservicing Agreement between HLSS Holdings and Ocwen Loan Servicing, LLC, dated as of October 1, 2012 (the “Ocwen Subservicing Agreement”).

HLSS also began discussing with the Company whether an alternative transaction could be structured, if needed, to alleviate concerns about HLSS’s ability to operate as a going concern. HLSS also stated that the termination of the Initial Merger Agreement, in the absence of an alternative transaction, would increase the likelihood that it would receive a Going Concern Qualification. HLSS discussed with the Company the potential material adverse effects of receiving a Going Concern Qualification, including an event of default under both HLSS’s Senior Secured Term Loan Facility Agreement, dated as of June 27, 2013 (the “Term Loan”), and HLSS’s mortgage loan repurchase facility, each of which would, independently, cause an event of default and amortization under HLSS’s advance financing facilities. The Company and HLSS, together with their respective legal and financial advisors, began to analyze and discuss a number of alternative transactions that could potentially be consummated in lieu of the Initial Merger.

On March 20, 2015, HLSS entered into an amendment to the Term Loan in order to extend to April 10, 2015 the deadline thereunder for HLSS to furnish its annual financial statements, and to amend certain terms of the cross-default to HLSS’s advance financing facilities. In addition, consent was granted thereunder to permit certain amendments to the Ocwen Subservicing Agreement.

Throughout the period following HLSS’s failure to timely file its Annual Report, HLSS and the Company, together with their respective advisors, engaged in extensive discussions and negotiations in an effort to find a mutually beneficial solution and in light of HLSS’s ongoing consideration of its ability to continue as a going concern. On April 6, 2015, HLSS provided formal notice to the Company that it was reasonably likely to receive a Going Concern Qualification, unless the parties entered into an alternative transaction.

Based on the shared expectation of the Company and HLSS that HLSS could not satisfy the conditions to the consummation of the Initial Merger set forth in the Initial Merger Agreement, HLSS and the Company finalized the terms of an alternative transaction (described below). The alternative transaction enabled HLSS to file the Annual Report, including an unqualified opinion of its auditors, on April 6, 2015.

On April 6, 2015, with the approval of their respective Boards of Directors, New Residential and HLSS, together with certain of their respective subsidiaries, entered into the Termination Agreement (providing for the termination of the Initial Merger Agreement) and simultaneously entered into the Acquisition Agreement.

Termination Agreement

As described above, on April 6, 2015, simultaneously with the execution of the Acquisition Agreement (as described below), the Company, HLSS and Merger Sub entered into a Termination Agreement (the “Termination Agreement”) to terminate (the “Termination”) the Initial Merger Agreement.

As a result of the Termination, in accordance with the terms of the Termination Agreement, (i) the Initial Merger Agreement was terminated (including provisions of the Initial Merger Agreement that by their terms would have otherwise survived a termination thereof) and (ii) the Company and Merger Sub, on the one hand, and HLSS, on the other hand, mutually released the other from any liability with respect to claims related to the Initial Merger Agreement or the transactions contemplated thereby.

Acquisition Agreement

As described above, on April 6, 2015, the Company entered into a Share and Asset Purchase Agreement (the “Acquisition Agreement”) with HLSS, HLSS Advances Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“HLSS Advances”), and HLSS MSR-EBO Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (together with HLSS Advances, the “Buyers”). Pursuant to the Acquisition Agreement, the Buyers acquired from HLSS substantially all of the assets of HLSS (including all of the issued share capital of HLSS’s first-tier subsidiaries) and assumed the liabilities of HLSS (together, the “Acquisition”) with the exception of the Term Loan, which was paid off as described below, and the Retained Amount (as defined below). The aggregate consideration paid to HLSS (net of certain transaction expenses being reimbursed by HLSS), consisted of approximately $1.007 billion in cash and 28,286,980 shares of the Company’s common stock, par value $0.01 per share (representing 19.9% of the number of shares outstanding immediately prior to issuance) (“Company Common Stock”), and was delivered to HLSS in a private placement (the “Share Transfer”). The closing of the Acquisition (the “Acquisition Closing”) occurred simultaneously with the execution of the Acquisition Agreement. The Term Loan was paid off prior to closing the Acquisition.

The Acquisition Agreement includes certain customary post-closing covenants of the Company, the Buyers and HLSS. In addition, in connection with the Acquisition, the Board of Directors of HLSS also approved a wind down plan (the “Distribution and Liquidation Plan”), pursuant to which, as promptly as practicable after the date thereof, HLSS will endeavor to sell the shares of Company Common Stock received in the Acquisition and to distribute to HLSS shareholders the cash consideration from the Acquisition and the cash proceeds from the sale of shares of Company Common Stock; provided that under the terms of the Distribution and Liquidation Plan, HLSS will retain $50,000,000 of cash (the “Retained Amount”) for wind down costs (one or more such distributions, collectively, the “Distribution”).

Registration Rights Agreement

At the Acquisition Closing, the Company entered into a Registration Rights Agreement, dated as of April 6, 2015, with HLSS (the “Registration Rights Agreement”) providing HLSS with certain customary “demand” and “piggyback” registration rights in respect of Company Common Stock. Pursuant to the Registration Rights Agreement, HLSS may (i) during the period from the earlier of (x) the closing of the first underwritten offering of Company Common Stock following the Acquisition Closing, and (y) 10 business days after the Acquisition Closing, until the second anniversary of the Acquisition Closing, exercise up to two “demands” that the Company register under the Securities Act of 1933, as amended (the “Securities Act”), shares of Company Common Stock held by HLSS and (ii) cause the Company to include shares of Company Common Stock held by HLSS in certain public offerings of securities initiated by the Company or other stockholders of the Company, in each case subject to certain limitations and exceptions and customary provisions relating to indemnification and expenses.

Services Agreement

At the Acquisition Closing, HLSS Advances entered into a Services Agreement, dated as of April 6, 2015, with HLSS (the “Services Agreement”). Pursuant to the Services Agreement, HLSS Advances has agreed to manage the assets and affairs of HLSS in accordance with terms and conditions set forth therein and, in all cases, in accordance with the Distribution and Liquidation Plan. The Services Agreement provides that HLSS Advances will be responsible for the operations of HLSS and will perform (or cause to be performed) such services and activities relating to the assets and operations of HLSS as may be appropriate, including, among other things, administering the Distribution and Liquidation Plan and handling all claims, disputes or controversies in which HLSS is a party or may otherwise be involved. HLSS Advances will not be compensated by HLSS for its services under the Services Agreement but will be reimbursed by HLSS for expenses incurred on behalf of HLSS. The Services Agreement provides for an initial one-year term and, unless terminated, will be deemed renewed automatically on each anniversary of the Acquisition Closing for successive one-year periods. HLSS Advances may elect not to renew the Services Agreement upon written notice at least 60 days prior to an anniversary date of the Services Agreement. HLSS may terminate the Services Agreement upon 30 days’ written notice to HLSS Advances in the event of any act of fraud, misappropriation of funds, or embezzlement against HLSS or other willful violation of the Services Agreement by HLSS Advances or in the event of any gross negligence on the part of HLSS Advances in the performance of its duties thereunder.

New Merger Agreement

At the Acquisition Closing, the Company and Merger Sub entered into an Agreement and Plan of Merger, dated April 6, 2015, with HLSS (the “New Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein (including the approval of HLSS’s shareholders), HLSS (which at the time of the New Merger (as defined below) will have previously sold substantially all of its assets and transferred all liabilities (with the exception of the Term Loan, which was paid off prior to closing the Acquisition) to the Buyers, and is expected to have distributed the proceeds (other than the Retained Amount) received from such sale to HLSS shareholders and substantially wound-down its operations) will merge with and into Merger Sub, with Merger Sub continuing as the surviving company and a wholly owned subsidiary of the Company (the “New Merger”).

Pursuant to the New Merger Agreement, and upon the terms and conditions set forth therein, at the effective time of the New Merger (the “Effective Time”), each ordinary share of HLSS, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time, (other than those shares of HLSS owned by the Company or any direct or indirect wholly-owned subsidiary of the Company and shares of HLSS as to which dissenters’ rights have been properly exercised), will be automatically converted into the right to receive (i) $0.704059 per share in cash, without interest, if all of the shares of Company Common Stock received in the Share Transfer have been sold by HLSS pursuant to the Distribution and Liquidation Plan prior to the Effective Time, or (ii) (A) $0.704059 per share in cash, without interest, plus (B) 93.91% of the value of the shares of Company Common Stock received in the Share Transfer that have not been sold by HLSS pursuant to the Distribution and Liquidation Plan prior to the Effective Time, if all or a portion of such shares have not been sold by HLSS prior to the Effective Time, pro rata per each outstanding share of HLSS.

The New Merger Agreement contains certain customary representations and warranties made by each party, which in the case of HLSS are qualified by the confidential disclosures provided to the Company in connection with the New Merger Agreement, as well as matters included in HLSS’s reports filed with the SEC prior to the date of the New Merger Agreement. The Company and HLSS have agreed to various covenants regarding the conduct of HLSS’s business prior to the closing of the New Merger (the “New Merger Closing”), including covenants that HLSS shall not conduct any business except (i) as required by applicable law, (ii) as expressly required by the Distribution and Liquidation Plan consistent with the Services Agreement or (iii) as required to comply with its obligations pursuant to the Acquisition Agreement.

The New Merger does not require the approval of the Company’s shareholders and is not conditioned on the receipt of financing by the Company. However, consummation of the New Merger is subject to, among other things: (i) approval of the New Merger by the requisite vote of HLSS’s shareholders (the “HLSS Shareholder Approval”), (ii) not more than 10% of HLSS’s issued and outstanding shares properly exercise appraisal rights as of the time immediately before the New Merger Closing and (iii) certain other customary closing conditions. Moreover, each party’s obligation to consummate the New Merger is subject to certain other conditions, including without limitation, (i) the accuracy of the other party’s representations and warranties and (ii) the other party’s compliance with its covenants and agreements contained in the New Merger Agreement (in each case subject to customary materiality qualifiers). In addition, the obligations of the Company and Merger Sub to consummate the New Merger are subject to the absence of any Company Material Adverse Effect (as defined in the New Merger Agreement).

The New Merger Agreement may be terminated by either party under certain circumstances, including, among others: (i) if the New Merger Closing has not occurred by the nine-month anniversary of the New Merger Agreement; (ii) if a court or other governmental entity has issued a final and non-appealable order prohibiting the New Merger Closing; (iii) if HLSS fails to obtain the HLSS Shareholder Approval; or (iv) upon a material uncured breach by the other party that would result in a failure of the conditions to the New Merger Closing to be satisfied.

Description of the Assets of HLSS

HLSS is a Cayman Islands exempted company focused on acquiring assets related to residential mortgages, including assets whereby HLSS and its wholly-owned subsidiaries, including HLSS Holdings, acquire (i) the rights to receive excess servicing fees and the basic fee component of the related mortgage servicing rights and the rights to obtain the necessary third-party consents and become the named servicer of the related servicing agreements (taken together, “Rights to MSRs”) in exchange for assuming the obligation to buy servicer advances and other consideration, (ii) whole loans held-for-investment and (iii) other residential mortgage-related assets (collectively, “Residential Mortgage Assets”). Pursuant to the Acquisition Agreement, we, through certain of our subsidiaries, acquired all of HLSS’s investments, including all of the issued share capital of HLSS’s first tier subsidiaries, on April 6, 2015. As of December 31, 2014, HLSS’s asset base included Rights to MSRs with underlying UPB of $160.8 billion, servicer advances of $6.1 billion, and whole loans held-for-investment of $815.7 million. Upon closing the Acquisition. HLSS Holdings became a wholly-owned subsidiary of NRZ.

HLSS and HLSS Holdings have relied on third-party residential mortgage loan servicers, such as Ocwen, to service the loans underlying their investments. As of December 31, 2014, all of HLSS’s Rights to MSRs had been acquired from and are serviced by Ocwen, and HLSS’s loans held-for-investment were serviced by Ocwen and

PennyMac Loan Services, LLC (“PennyMac”). We expect that Ocwen and PennyMac will continue to act as servicers for the assets we acquired in the Acquisition. Upon transfer of beneficial ownership of the underlying mortgage servicing rights from Ocwen to HLSS Holdings, HLSS Holdings acquired the right but not the obligation to become the named servicer under the servicing agreements related to the Rights to MSRs acquired by HLSS and HLSS Holdings. HLSS Holdings would need to obtain various licenses and third-party approvals to become a named servicer of residential mortgages. HLSS Holdings has agreed with Ocwen not to become the named servicer in respect of any such servicing agreements until April 6, 2017, except in certain limited circumstances.

With respect to the Rights to MSRs, prior to the transfer of legal ownership of the underlying mortgage servicing rights (“MSRs”) to HLSS Holdings, Ocwen remains obligated to service the underlying residential mortgage loans and remit to us or HLSS Holdings the servicing fees collected each month (Ocwen retains certain ancillary income such as late charges, modification fees, etc.). In the event of transfer of legal ownership of any mortgage servicing rights to HLSS Holdings, Ocwen will sub-service the underlying mortgage loans on behalf of HLSS Holdings and we and HLSS Holdings will receive the servicing fees (excluding certain ancillary income).

As compensation for its servicing activities, Ocwen receives from HLSS Holdings a monthly base fee equal to 12% of such servicing fees collected each month. Ocwen also earns a monthly performance-based incentive fee that fluctuates based on collections and excess servicer advance reduction criteria with respect to the underlying mortgage loans. The method used to calculate the fees that HLSS Holdings is required to pay to Ocwen with respect to the Rights to MSRs is the same as the method used to calculate the fees that HLSS Holdings would pay to Ocwen under a subservicing agreement with respect to any mortgage servicing rights should HLSS Holdings subsequently directly acquire legal ownership of the mortgage servicing rights. As a result, the compensation to be paid to Ocwen would not vary based on whether Ocwen or HLSS Holdings holds legal title to the underlying mortgage servicing rights.

HLSS records the purchase price paid to Ocwen for the Rights to MSRs as “Notes receivable—Rights to MSRs.” Interest income on such Notes receivable—Rights to MSRs is the primary source of income on the assets HLSS and HLSS Holdings acquired from Ocwen. The retained fee negotiated with Ocwen on the Notes receivable—Rights to MSRs we acquired ranges from 13.0 to 32.5 basis points in accordance with a pre-determined schedule set forth in the applicable Sale Supplement (as defined below).

Substantially all of the Rights to MSRs and related servicer advances we acquired relate to subprime and Alt-A mortgage loans. The prepayment rate on subprime and Alt-A mortgage loans has demonstrated little correlation with interest rates in recent years.

Servicer advances were HLSS’s largest asset class and comprised 75.2% of its total assets as of December 31, 2014. Servicer advances are relatively low risk assets because they are generally reimbursed out of the proceeds from the underlying mortgage loans and are recoverable from the related loan and, in many cases, from proceeds from other loans in the same pool of serviced loans. Servicer advances relating to the Notes receivable—Rights to MSRs were 3.81% of the UPB of the mortgage loans serviced as of December 31, 2014.

Notes receivable—Rights to MSRs comprised 7.6% of HLSS’s total assets as of December 31, 2014. Notes receivable—Rights to MSRs are valued, in part, based on the expected life of the pool of mortgage loans underlying these assets.

HLSS’s loans held-for-investment consisted of whole residential mortgage loans acquired from others and comprised 10.0% of HLSS’s total assets at December 31, 2014. As of December 31, 2014, HLSS’s loans held-for-investment were comprised of 58.5% GNMA EBO loans.

GNMA EBO loans were recorded at the purchase price and carried at amortized cost, HLSS accrued interest income on these loans at the amount that they were guaranteed to receive under either the related purchase agreement or by the Federal Housing Administration (“FHA”). FHA guarantees 100% on the UPB and a portion of the interest receivable. In addition, HLSS’s other assets included claims receivable from FHA of $109.6 million as a result of its GNMA EBO loans. HLSS also received a portion of the GNMA incentives provided to its servicers for successful loan modifications that are re-securitized in a GNMA securitization.

Because servicer advances are non-interest bearing and the interest expense to finance servicer advances is one of the largest expenses related to the assets we acquired, the agreements with Ocwen provide for a reduction in the fees payable to Ocwen in any month if the advance ratio exceeds a predetermined level for that month. If we do not receive an amount equal to the retained fee in any given month, as expressed in terms of basis points of the average UPB of the mortgage loans serviced, a shortfall in the retained fee is created. Ocwen does not earn the full amount of its fees for any month that there is such a shortfall, or in any subsequent month, until we have recovered all shortfalls in the retained fee.

Description of the Purchase Agreement

HLSS and HLSS Holdings entered into a mortgage servicing rights purchase agreement with Ocwen (the “Purchase Agreement”), which remains in effect following the Acquisition. Pursuant to the Purchase Agreement, HLSS and HLSS Holdings purchased Rights to MSRs under private label securitization transactions, associated servicer advances and other related assets from Ocwen from time to time. The specific terms of any acquisition rights to mortgage servicing rights, associated servicer advances and related assets, are documented pursuant to separate sale supplements to the Purchase Agreement executed by the parties from time to time (each a “Sale Supplement” and together, the “Sale Supplements”). As of December 31, 2014, the unpaid principal balance of the mortgage loans in respect of the Rights to MSRs equaled $160.8 billion. Ocwen has consented to HLSS’s assignment of its rights and interests in connection with the Acquisition.

Because Ocwen is the servicer of the loans underlying the Rights to MSRs, as also described above, we will pay Ocwen a monthly base fee pursuant to the applicable sale supplement relating to the Rights to MSRs we acquired in the Acquisition equal to 12% of the servicing fees collected in any given month. This monthly base fee payable to Ocwen is expressed as a percentage of the servicing fees actually collected in any given month, which varies from month to month based on the level of collections of principal and interest for the mortgage loans serviced.

Ocwen also receives a performance-based incentive fee to the extent the servicing fee revenue that it collects for any given month exceeds the sum of the monthly base fee and the retained fee. The performance-based incentive fee payable in any month is reduced if the advance ratio exceeds a predetermined level for that month. If the advance ratio is exceeded in any month, any performance-based incentive fee payable for such month will be reduced by 1-month LIBOR plus 2.75% (or 275 basis points) per annum of the amount of any such excess servicer advances.

The specific terms of the fee arrangements with respect to each pool of mortgage loans may be documented pursuant to the Sale Supplements in each case having up to an eight year term (commencing on the date of the applicable sale supplement). If Ocwen and HLSS Holdings do not agree to revised fee arrangements at the end of such term, HLSS Holdings may direct Ocwen to transfer servicing to a third party, and HLSS Holdings and HLSS may keep any proceeds of such transfer.

The Purchase Agreement provides that HLSS Holdings will purchase from Ocwen servicer advances arising under specified servicing agreements as the servicer advances arise. The purchase price payable by HLSS Holdings for such servicer advances is equal to the outstanding balance thereof. As of December 31, 2014, the outstanding balance of servicer advances acquired from Ocwen equaled $6.1 billion.

In addition, the Purchase Agreement contemplates that HLSS Holdings may cause Ocwen to use commercially reasonable efforts to transfer servicing of the related mortgage loans to a third-party servicer upon the occurrence of various termination events. Certain termination events may have occurred under the Purchase Agreement because of downgrades in certain of Ocwen’s servicer ratings. Neither Ocwen nor HLSS Holdings has taken any steps to cause the transfer of servicing in connection with such possible termination events.

The Purchase Agreement and Sale Supplements include various Ocwen warranties, representations and indemnifications relating to Ocwen’s performance of its duties as servicer.

Description of Ocwen Amendment and Consent

Pursuant to an amendment to the Purchase Agreement executed in connection with the consummation of the Acquisition, such Purchase Agreement and the related Sale Supplements were amended, among other things, to (i) obtain Ocwen’s consent to the assignment by HLSS of its interest under the Purchase Agreement and each sale supplement thereto, (ii) provide that HLSS Holdings will not direct the replacement of Ocwen Loan Servicing, LLC as servicer before April 6, 2017 except under the circumstances described in the amendment, (iii) extend the scheduled term of Ocwen Loan Servicing, LLC’s servicing appointment under each sale supplement until the earlier of 8 years from the date of the related sale supplement and April 30, 2020 (subject to an agreement to commence negotiating in good faith for an extension of the contract term no later than six months prior to the end of the applicable term), and (iv) provide that Ocwen Loan Servicing, LLC will reimburse HLSS Holdings, subject to specified limits, in the event that HLSS Holdings incurs for certain increased financing costs resulting from a further S&P servicer rating downgrades of Ocwen Loan Servicing, LLC. In addition, pursuant to such amendment Ocwen Loan Servicing, LLC agreed to sell to us the economic beneficial rights to any right of optional termination or “clean-up call” of any trust related to any servicing agreement in respect of Rights to MSRs and to exercise such rights only at our direction.

In connection with a typical optional termination or clean-up call in respect of a residential mortgage servicing agreement, the exercising party (or its designee) will generally purchase all of the outstanding serviced mortgage loans at a purchase price equal to the sum of (i) outstanding balance of such serviced loans, (ii) the fair market value of any serviced real estate owned (“REO”) properties, (iii) the outstanding related servicer advances and (iv) certain other costs and expenses. We agreed to pay to Ocwen Loan Servicing, LLC a fee in an amount equal to 0.50% of the outstanding balance of the performing mortgage loans purchased in connection with any such exercise and to pay costs and expenses of Ocwen Loan Servicing, LLC in connection with any such exercise. Optional termination or clean up call rights generally may not be exercised until the outstanding principal balance of serviced loans is reduced to a specified balance.

Description of the Subservicing Agreement

HLSS Holdings entered into a subservicing agreement with Ocwen, which remains in effect following the Acquisition (the “Subservicing Agreement”). Pursuant to the Subservicing Agreement, HLSS Holdings engaged Ocwen to act as the subservicer of the pools of residential mortgage loans underlying the Rights to MSRs that we acquired in the Acquisition if HLSS Holdings becomes the named servicer in respect of such loans. The specific terms of each subservicing arrangement with respect to each pool of mortgage loans may be documented pursuant to separate subservicing supplements to the Subservicing Agreement in each case having up to an eight year term.

HLSS Holdings has entered into separate subservicing supplements to the Subservicing Agreement with Ocwen pursuant to which Ocwen has agreed to act as subservicer of the mortgage loans underlying MSRs on the terms described below effective upon HLSS Holdings becoming the named servicer in respect of the related mortgage loans. As of December 31, 2014, HLSS Holdings has not become the named servicer in respect of any mortgage loans and Ocwen remains obligated to service such mortgage loans.

The method used to calculate the fees that are payable to Ocwen with respect to MSRs subserviced by Ocwen is the same as the method used to calculate the fees to Ocwen as servicer under the Purchase Agreement.

Description of the Ocwen Professional Services Agreement

HLSS Management, LLC (“HLSS Management”) (a subsidiary of HLSS acquired by us in the Acquisition) has a professional services agreement with Ocwen that enables HLSS to provide certain services to Ocwen and for Ocwen to provide certain services to HLSS Management which we expect to remain in effect following the Acquisition (the “Professional Services Agreement”). Services that will be provided by us under this agreement may include valuation and analysis of mortgage servicing rights, capital markets activities, advance financing management, treasury management, legal services and other similar services. Services provided by Ocwen under this agreement may include business strategy, legal, tax, licensing and regulatory compliance support services, risk management services and other similar services.

The services provided by the parties under this agreement are on an as-needed basis, and the fees represent actual costs incurred plus an additional markup of 15%.

Description of the Altisource Administrative Services Agreement

HLSS Management has an administrative services agreement with Altisource that enables Altisource to provide certain administrative services to HLSS Management, which we expect to remain in effect following the Acquisition (the “Altisource Administrative Services Agreement”). Services that will be provided to us under this agreement may include human resources administration (benefit plan design, recruiting, hiring and training and compliance support), legal and regulatory compliance support services, general business consulting, corporate services (facilities management, security and travel services), finance and accounting support services (financial analysis, financial reporting and tax services), risk management services, vendor management and other related services. The services Altisource may provide to us under this agreement will be on an as-needed basis, and the fees we pay Altisource will be based on the actual costs incurred by them plus an additional markup of 15%.

Description of the HLSS and HLSS Holdings Financing Arrangements

In connection with the Acquisition, NRZ assumed all of the obligations of HLSS (with the exception of the Term Loan which was paid off prior to closing the Acquisition), contingent and other corporate liabilities other than $50 million related to post-closing liabilities.

HLSS has two servicer advance financing facilities, a master repurchase facility to finance EBO loans and a note facility to finance a note issued under the HSART facility.

Servicer Advance Financing Facilities

One servicer advance financing facility (the “HSART facility”) is a master trust financing facility with three series of outstanding variable funding notes and eight series of outstanding term notes. The aggregate outstanding principal balance of term notes is $2,863,000,000. Subject to limitations on the outstanding note principal balance based on the amount of eligible collateral in the HSART facility, the aggregate principal balance that can be drawn on the variable funding notes issued under the HSART facility is equal to $4,350,000,000. If there is not sufficient outstanding collateral to support the outstanding term notes under the HSART facility, collections on the collateral securing the HSART facility may be required to cash collateralize the term notes prior to the date on which the term notes may be repaid or redeemed.

The variable funding notes issued under the HSART facility revolve until April 4, 2016 and will then become due and payable on the next payment date under the HSART facility unless extended. The outstanding term notes have differing terms and dates on which principal amounts are required to be paid. Those payment dates (the “expected repayment dates”) range from May 15, 2015 at the earliest (and then only for certain notes) to June 15, 2018 at the latest (and then only for certain notes).

The term notes are generally not permitted to be redeemed prior to their expected repayment dates unless an event of default, facility early amortization event or target amortization event applicable to those notes occurs. The variable funding notes are provided by Wells Fargo Bank, N.A., Credit Suisse and Barclays Bank PLC. The notes issued under the HSART facility can become due and payable prior to their related expected repayment dates and/or maturity dates if any event of default, target amortization event or facility early amortization event occurs. As of April 3, 2015, the outstanding obligations under the HSART facility equaled approximately $4,649,349,953. The weighted average interest rate of the notes under the HSART facility as of April 3, 2015 was equal to 1.85827%.

The other servicer advance facility (the “HSART II facility”) is a bilateral financing facility provided by Barclays Bank PLC. Subject to limitations on the outstanding note principal balances based on the amount of eligible collateral in the HSART II facility, the aggregate maximum principal balance that can be drawn on the variable funding notes issued under the HSART II facility is equal to $625,000,000. The variable funding notes issued under the HSART II facility revolve until December 3, 2015 and will then become due and payable on the next payment date under the HSART II facility unless extended. The notes issued under the HSART II facility can become due and payable prior to their related expected repayment dates and/or maturity dates if any event of default, target amortization event or facility early amortization event occurs. As of April 3, 2015, the outstanding obligations under the HSART II facility equaled approximately $524,968,291.88. The weighted average interest rate of the notes under the HSART II facility as of April 3, 2015 was equal to 1.78331%.

Each of the HSART and HSART II facilities includes events of default, facility early amortization events and target amortization events, as applicable, including, without limitation, those related to the following matters: (i) payment default, (ii) covenant violation by HLSS Holdings and Ocwen Loan Servicing, LLC, (iii) insolvency of Ocwen Loan Servicing, LLC and HLSS Holdings, (iv) representation and warranty breaches by the transaction parties, (v) financial covenants with respect to NRZ and certain liquidity requirements with respect to Ocwen, (vi) cross-default with respect to HLSS, HLSS Holdings and Ocwen, (vii) material judgment default with respect to HLSS Holdings and Ocwen Loan Servicing, LLC, (viii) change of control with respect to Ocwen Loan Servicing, LLC and NRZ, (ix) failure of collateral coverage, (x) failure of certain tests related to collateral performance, (xi) downgrades of the related notes by the applicable note rating agency and (xii) defaults concerning the Investment Company Act. The occurrence of any of the foregoing may cause the related notes to become due and payable prior to the scheduled maturity date and otherwise materially and adversely affect liquidity. After the occurrence of one of the foregoing events, all collections on the related collateral are generally required to be applied to repay the notes and future draws on any variable funding notes are generally not permitted. In addition, upon the occurrence of an event of default, subject to the terms of the facility documents, the notes may be accelerated.

Draws on the variable funding notes issued pursuant to the HSART facility and the HSART II facility and access to excess collections on the collateral securing the related variable funding notes and term notes are subject to a variety of conditions, including accuracy of representations, compliance with the transaction agreements, absence of defaults and satisfactory collateral coverage.

Default interest in an amount equal to 3.00% per annum of the outstanding balance of the notes issued under the HSART and HSART II notes accrues after the occurrence of an event of default under the applicable facility. In addition, the interest rate on any note issued under the HSART and HSART II notes is increased by 1.00% per annum if the particular note is not repaid or redeemed by its expected repayment date. The issuer of the notes under the HSART facility and the HSART II facility is required to pay an unused fee on any undrawn committed amounts in respect of any variable funding notes issued thereunder.

The collateral securing the HSART and HSART II facilities consists of rights to reimbursement for servicer advances and certain deferred servicing fees in respect of mortgage loans for which HLSS Holdings has acquired Rights to MSRs from Ocwen Loan Servicing, LLC. The maximum amount that may be outstanding under the HSART and HSART II facilities is subject to a borrowing base which is determined based on advance rates for the particular types of collateral and concentration limits.

For each of the HSART facility and the HSART II facility, HLSS Holdings sells or contributes rights to payments for servicer advances and certain deferred servicing fees to a depositor entity (which is a wholly-owned subsidiary of HLSS Holdings) and the related depositor entity then sells or contributes such rights to payment to an issuer entity (which is a wholly-owned subsidiary of the depositor entity). The issuer entity then pledges such rights to payment to secure the payment of the related notes.

Each of the depositor entities and the issuer entities is structured as a bankruptcy remote special purpose entity and is the sole owner of its respective assets. Creditors of each of the depositor entities and the issuer entities (including the holders of the related notes) have no recourse to any assets or revenues of NRZ, HLSS or HLSS Holdings other than to the limited extent of NRZ’s, HLSS’s or HLSS Holdings’s obligations with respect to various representations and warranties, covenants and indemnities under the related facility. These representations and warranties, covenants and indemnities include: (i) various representations and warranties as to the nature of the receivables and (ii) covenants to service and administer the collateral. Creditors of NRZ and HLSS do not have recourse to any assets or revenues of either of the issuer entities or the depositor entities.

EBO Facility

A subsidiary of HLSS acquired by us in connection with the Acquisition finances certain of its GNMA EBO loans under a master repurchase agreement (the “EBO facility”) with Barclays Bank PLC and/or affiliates of Barclays Bank PLC. The obligations thereunder will become due and payable on May 1, 2015 unless extended. As of April 3, 2015, the outstanding obligations under the master repurchase agreement equaled approximately $486,827,627 and the weighted average interest rate thereunder was equal to 2.9529% per annum.

The EBO facility includes various events of default related to, among other things, the following matters: (i) payment default, (ii) covenant violations, (iii) insolvency of Ocwen Loan Servicing, LLC and NRZ, (iv) representation and warranty breaches, (v) financial covenants with respect to NRZ and certain liquidity requirements with respect to Ocwen, (vi) cross-default with respect to NRZ, (vii) judgment default with respect to NRZ, (viii) change of control with respect to NRZ, and (ix) failure of collateral coverage. The occurrence of any of the foregoing may cause the related notes to become due and payable prior to the scheduled maturity date and otherwise materially and adversely affect liquidity. After the occurrence of one of the foregoing events, all collections on the related collateral is generally required to be applied to repay the notes and future draws on any variable funding notes are generally not permitted. The amount that is permitted to be outstanding under the EBO facility is subject to the amount of eligible collateral pledged in the EBO facility. NRZ guarantees all the obligations under the EBO facility.

Note Facility

HLSS Holdings has entered into a financing arrangement with Credit Suisse for one of the notes issued under the HSART facility that is retained by HLSS Holdings. As of April 3, 2015, the outstanding obligations under such facility equaled approximately $25,645,000 and the weighted average interest rate thereunder was equal to 1.32325%. NRZ guarantees all the obligations under this facility.

1940 Act Exclusion

We treat our wholly-owned subsidiary that acquired substantially all of the assets of HLSS as an operating company because it is engaged primarily in the business of operating as a mortgage servicing company that, through its operating subsidiaries, is in the business of acquiring mortgage servicing rights and making associated servicing advances and engaging one or more high-quality residential mortgage loan servicers to service the mortgage loans underlying the mortgage servicing rights that it acquires.

Our Corporate Information

We were formed as NIC MSR LLC, a Delaware limited liability company, in September 2011 and were a wholly owned subsidiary of Newcastle Investment Corp. (“Newcastle”). We converted to a Delaware corporation and changed our name to New Residential Investment Corp. in December 2012. On May 15, 2013, we separated from Newcastle through the distribution of our shares of common stock to the stockholders of Newcastle and became a stand-alone publicly traded company. Our principal executive offices are located at 1345 Avenue of the Americas, New York, New York 10105, c/o New Residential Investment Corp. Our telephone number is 212-479-3150. Our web address is www.newresi.com. The information on or otherwise accessible through our web site does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement, accompanying prospectus or any other report or document we file with or furnish to the SEC.

THE OFFERING

Common stock offered:

By us	21,713,020 shares (or 29,213,020 shares if the underwriters exercise their option to purchase additional shares of our common stock in full)

By the Selling Stockholder	28,286,980 shares

Common stock to be outstanding after the offering	191,434,905 shares (or 198,934,905 shares if the underwriters exercise their option to purchase additional shares of our common stock in full)

NYSE symbol	“NRZ”

Risk factors	Investing in our common stock involves certain risks, which are described under “Risk Factors” on page S-19 of this prospectus supplement and in our reports filed with the SEC.

Use of proceeds	We estimate that the net proceeds from our sale of common stock in this offering will be approximately $324 million (or $436 million if the underwriters exercise their option to purchase additional shares of our common stock in full), after deducting the underwriting discount and commissions and our expenses of this offering. We intend to use the net proceeds from our sale of common stock in this offering for general corporate purposes, including to make a variety of investments, which may include, but are not limited to, investments in Excess MSRs, servicer advances, real estate securities and real estate related loans, or to repay indebtedness or other obligations. We will not receive any proceeds from the sale of common stock in this offering by the Selling Stockholder.

The number of shares of our common stock that will be outstanding after this offering is based on 169,721,885 shares of our common stock outstanding as of April 6, 2015, and excludes:

(i)	options relating to an aggregate of 11,345,985 shares of our common stock held by an affiliate of our Manager, including options relating to 2,828,698 shares of our common stock, representing 10% of the number of shares delivered to HLSS.

(ii)	options relating to an aggregate of 2,049,807 shares of our common stock assigned to employees of affiliates of our Manager,

(iii)	options relating to an aggregate of 5,000 shares of our common stock held by our directors, and

(iv)	options relating to 2,173,002 shares of our common stock at an exercise price per share equal to the public offering price, representing 10% of the number of shares being offered by us, that have been approved by the Compensation Committee of our Board of Directors to be granted pursuant to and in accordance with the terms of our Nonqualified Stock Option and Incentive Award Plan to an affiliate of our Manager in connection with this offering, and subject to adjustment if the underwriters exercise their option to purchase additional shares of our common stock. The options are fully vested as of the date of grant, become exercisable as to 1/30 of the shares to which it is subject on the first day of each of the 30 calendar months following the first month after the date of the grant and expire on the tenth anniversary of the date of grant.

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

The following table presents our summary historical financial information as of and for the years ended December 31, 2014, 2013 and 2012 and pro forma financial information as of and for the year ended December 31, 2014.

The summary historical consolidated statements of income for the years ended December 31, 2014, 2013 and 2012 and the summary historical consolidated balance sheets as of December 31, 2014 and 2013 have been derived from our audited financial statements incorporated by reference into this prospectus supplement. The summary historical consolidated balance sheet as of December 31, 2012 has been derived from our audited financial statements not included or incorporated by reference in this prospectus supplement.

The unaudited pro forma combined financial information presented below was derived from the application of pro forma adjustments to our consolidated financial statements. The summary historical and pro forma financial information should be read in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K for these periods and in our Current Report on Form 8-K filed on April 7, 2015, which includes the historical financial statements of HLSS. See “Unaudited Pro Forma Combined Financial Information” in this prospectus supplement.

The unaudited pro forma information set forth below reflects our historical information with certain adjustments. The unaudited pro forma combined balance sheet has been adjusted to give effect to all of the transactions described below as if each had occurred on December 31, 2014:

•	The Acquisition;

•	The issuance by us of approximately 28,286,980 shares of our common stock at a price of $15.28 per share to HLSS in consideration for the Acquisition, in addition to cash consideration of $1,006.9 million;

•	The completion of sales of certain loan portfolios by us and HLSS in contemplation of the Acquisition, and the use of the proceeds from our loan sales to fund the Acquisition;

•	The refinancing of certain liabilities assumed in the Acquisition with the existing lenders of such liabilities, as well as repayment of certain liabilities assumed in the Acquisition;

•	The receipt by us of approximately $665.0 million proceeds as a result of indebtedness incurred in contemplation of the Acquisition; and

•	Following the Acquisition and the foregoing pro forma adjustments, the management fee and the incentive compensation fee payable to the Manager by us.

In the opinion of management, all adjustments necessary to reflect the effects of the transactions described in the notes to the unaudited pro forma combined balance sheet and pro forma condensed statement of income have been included and are based upon available information and assumptions that we believe are reasonable.

Further, the historical financial information presented herein has been adjusted to give pro forma effect to events that we believe are factually supportable and which are expected to have a continuing impact on our results. However, such adjustments are estimates and may not prove to be accurate. Information regarding these adjustments is subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Risk Factors” and “Cautionary Statements Regarding Forward-Looking Statements.”

The unaudited pro forma financial information below is provided for information purposes only. The unaudited pro forma financial information does not purport to represent what our results of operations and/or financial condition would have been had such transactions been consummated on the dates indicated, nor do they represent our financial condition or results of operations for any future date.

(in thousands, except share and per share data)

	Pro Forma for the Year Ended December 31,	Year Ended December 31,
	2014	2014	2013	2012
Statement of Income Data
Interest income	$695,110	$346,857	$87,567	$33,759
Interest expense	326,478	140,708	15,024	704

Net Interest Income	368,632	206,149	72,543	33,055
Impairment	11,282	11,282	5,454	—

Net interest income after impairment	357,350	194,867	67,089	33,055
Other Income	412,277	375,088	241,008	17,423
Operating Expenses	153,835	104,899	42,474	9,231

Income (Loss) Before Income Taxes	615,792	465,056	265,623	41,247
Income tax expense	23,593	22,957	—	—

Net Income (Loss)	$592,199	$442,099	$265,623	$41,247

Noncontrolling Interests in Income of Consolidated Subsidiaries	$89,222	$89,222	$(326)	$—

Net Income (Loss) Attributable to Common Stockholders	$502,977	$352,877	$265,949	$41,247

Net Income per Share of Common Stock, Basic	$3.05	$2.59	$2.10	$0.33

Net Income per Share of Common Stock, Diluted	$3.00	$2.53	$2.07	$0.33

Weighted Average Number of Shares of Common Stock Outstanding, Basic	164,759,845	136,472,865	126,539,024	126,512,823

Weighted Average Number of Shares of Common Stock Outstanding, Diluted	167,852,689	139,565,709	128,684,128	126,512,823

Dividends Declared per Share of Common Stock	NA	$1.58	$0.99	$—

	Pro Forma as of December 31,	December 31,
	2014	2014	2013	2012
Balance Sheet Data
Investments in:
Excess mortgage servicing rights, at fair value	$1,253,087	$417,733	$324,151	$245,036
Excess mortgage servicing rights, equity method investees, at fair value	330,876	330,876	352,766	—
Servicer advances, at fair value	9,164,019	3,270,839	2,665,551	—
Real estate securities, available-for-sale	2,463,163	2,463,163	1,973,189	289,756
Residential mortgage loans, held-for-investment	47,838	47,838	33,539	—
Residential mortgage loans, held-for-sale	701,670	1,126,439	—	—
Real estate owned	44,026	61,933	—	—
Consumer loans, equity method investees		—	215,062	—
Cash and cash equivalents	116,379	212,985	271,994	—
Total assets	14,668,450	8,093,690	5,958,658	534,876
Total debt	12,147,489	6,062,299	4,109,329	150,922
Total liabilities	12,399,359	6,243,765	4,445,583	156,520
Total New Residential stockholders’ equity	2,015,255	1,596,089	1,265,850	378,356
Noncontrolling interests in equity of consolidated subsidiaries	253,836	253,836	247,225	—
Total equity	2,269,091	1,849,925	1,513,075	378,356
Supplemental Balance Sheet Data
Common shares outstanding	169,721,885	141,434,905	126,598,987
Book value per share of common stock	$11.87	$11.28	$10.00
Other Data
Core earnings(A)	NA	$219,261	$129,997	$29,054

(A)	We have four primary variables that impact our operating performance: (i) the current yield earned on our investments, (ii) the interest expense incurred under the debt incurred to finance our investments, (iii) our operating expenses and (iv) our realized and unrealized gains or losses, including any impairment and deferred tax, on our investments. “Core earnings” is a non-Generally Accepted Accounting Principles (“GAAP”) measure of our operating performance excluding the fourth variable above and adjusting the earnings from the consumer loan investment to a level yield basis. It is used by management to gauge our current performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of our recurring operations, are subject to significant variability and are only a potential indicator of future economic performance; (ii) incentive compensation paid to our Manager; and (iii) non-capitalized deal inception costs.

While incentive compensation paid to our Manager may be a material operating expense, we exclude it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, we note that, as an example, in a given period, we may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, we would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. We believe that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to our non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings.

With regard to non-capitalized deal inception costs, management does not view these costs as part of our core operations. Non-capitalized deal inception costs are generally legal and valuation service costs, as well as other professional service fees, incurred when we acquire certain investments. These costs are recorded as “General and administrative expenses” in our Consolidated Statements of Income.

In the fourth quarter of 2014, we modified our definition of core earnings to include accretion on held-for-sale loans as if they continued to be held-for-investment. Although we intend to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, we continue to receive cash flows from such loans and believe that it is appropriate to record a yield thereon. This modification had no impact on core earnings in 2014 or any prior period.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify the operating performance of the assets that form the core of our activity, assist in comparing the core operating results between periods, and enable investors to evaluate our current performance using the same measure that management uses to operate the business.

The primary differences between core earnings and the measure we use to calculate incentive compensation relate to (i) realized gains and losses (including impairments) and (ii) non-capitalized deal inception costs. Both are excluded from core earnings and included in our incentive compensation measure. Unlike core earnings, our incentive compensation measure is intended to reflect all realized results of operations.

Core earnings does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of our liquidity and is not necessarily indicative of cash available to fund cash needs. For a further description of the difference between cash flow provided by operations and net income, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our Annual Report on Form 10-K that is incorporated by reference in this prospectus supplement. Our calculation of core earnings may be different from the calculation used by other companies and, therefore, comparability may be limited. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure (in thousands):

	Year Ended December 31,
	2014	2013	2012
Net income (loss) attributable to common stockholders	$352,877	$265,949	$41,247
Impairment	11,282	5,454	—
Other Income adjustments:
Other Income	(375,088)	(241,008)	(17,423)
Other Income attributable to non-controlling interests	45,578	—	—
Deferred taxes attributable to Other Income, net of non-controlling interests	15,804	—	—
Total Other Income Adjustments	(313,706)	(241,008)	(17,423)

Incentive compensation to affiliate	54,334	16,847	—
Non–capitalized deal inception costs	10,281	5,698	5,230
Core earnings of equity method investees:
Excess mortgage servicing rights	33,799	23,361	—
Consumer loans	70,394	53,696	—
Core Earnings	$219,261	$129,997	$29,054

RISK FACTORS

Investing in our common stock involves risks. Please see the risk factors related to the Acquisition set forth below as well as those risks described in our most recent Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, as the same may be amended, supplemented or superseded from time to time by our filings made prior to the completion of this offering under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Any of these risks, as well as other risks and uncertainties, could materially harm our business, financial condition, results of operations and liquidity and our ability to make distributions to our shareholders. In that case, the value or trading price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to the Acquisition

The integration of acquired assets and assumed liabilities may place a significant burden on management and internal resources.

Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could affect our financial results and could limit us from pursuing attractive business opportunities and making other changes to our business.

We will incur substantial transaction fees and costs in connection with the Acquisition.

We have incurred, and expect to continue to incur, a significant amount of non-recurring expenses in connection with the Acquisition, including legal, accounting and other expenses. Additional unanticipated costs may be incurred in the course of our integration of HLSS’s assets, including relating to the liabilities we agreed to assume in connection with the Acquisition. We cannot be certain that the benefits of the Acquisition will offset the transaction and integration costs and any contingent costs in the near term, or at all.

Stockholder or other litigation against HLSS and/or us could result in the payment of damages and/or may materially and adversely affect our business, financial condition results of operations and liquidity.

Transactions such as the Acquisition often give rise to lawsuits by stockholders or other third parties. As noted below under “—Additional Risks Related to the HLSS Business to Which We Are Subject Following the Acquisition—We are responsible for certain of HLSS’s contingent and other corporate liabilities,” an HLSS stockholder commenced an action naming HLSS, its directors, the Company and others, seeking to enjoin the consummation of the merger previously agreed to by us pursuant to the Initial Merger Agreement. This and/or other stockholders may pursue similar litigation relating to the Acquisition and there is a risk that such stockholders may, among other things, assert claims relating to the parties’ mutual agreement to terminate the Initial Merger Agreement, as well as the fact that upon completion of this offering HLSS will no longer own any significant assets other than the cash received from us in the Acquisition and the cash proceeds it receives pursuant to its sale of our common stock in this offering. The defense or settlement of any lawsuit or claim regarding the Acquisition may materially and adversely affect our business, financial condition, results of operations and liquidity. Further, such litigation could be costly and could divert our time and attention from the operation of the business.

Following the completion of this offering, HLSS will no longer own any significant assets other than cash.

Following the completion of this offering, HLSS will no longer own any significant assets other than cash. Stockholders and other third parties that otherwise would have filed lawsuits against HLSS are likely to file lawsuits against us. These lawsuits could result in substantial costs, and the defense or settlement of any lawsuits or claims may materially and adversely affect our business, financial condition, results of operations and cash flows. In addition, we may face a claim that the transfer of assets in the Acquisition violated a fraudulent transfer law.

Failure to complete the New Merger may materially and adversely affect our financial condition, results of operations, cash flow and our expected benefits from the Acquisition.

We intend to complete the New Merger with HLSS, which will be subject to the approval of the holders of a majority of HLSS’s ordinary shares outstanding at the time. Any delay of or failure to complete such merger may materially and adversely affect our business, financial condition, results of operations or cash flows, as we have agreed with HLSS to be responsible for certain post-closing expenses and liabilities. If the New Merger is not completed, HLSS may remain in existence for a significant period of time and our reimbursement obligations may be significant, which may adversely affect the expected benefits from the Acquisition.

We may be unable to successfully integrate the acquired assets and assumed liabilities.

We entered into the Acquisition Agreement with the expectation that the Acquisition will result in various benefits. Achieving the anticipated benefits of the Acquisition is subject to a number of uncertainties, including, without limitation, whether we are able to integrate HLSS’s assets and manage the assumed liabilities efficiently. HLSS depends on Ocwen for significant accounting and operational support, which could exacerbate the difficulties associated with acquiring these assets and impair our ability to produce accurate financial information on a timely basis, as required by the SEC. It is possible that the integration process could take longer than anticipated and could result in the loss of valuable employees, additional and unforeseen expenses, the disruption of our ongoing business, processes and systems, or inconsistencies in standards, controls, procedures, practices and policies, any of which could adversely affect our ability to achieve the anticipated benefits of the Acquisition. There may be increased risk due to integrating the assets into our financial reporting and internal control systems. Difficulties in adding the assets into our business could also result in the loss of contract counterparties or other persons with whom we or HLSS conduct business and potential disputes or litigation with contract counterparties or other persons with whom we or HLSS conduct business. We could also be adversely affected by any issues attributable to either company’s operations that arise or are based on events or actions that occur prior to the closing of the Acquisition. The integration process is subject to a number of uncertainties, and no assurance can be given that the anticipated benefits will be realized in their entirety or at all or, if realized, the timing of their realization. Failure to achieve these anticipated benefits could result in increased costs or decreases in the amount of expected revenues and could adversely affect our future business, financial condition, operating results and cash flows.

Additional Risks Related to the HLSS Business to Which We Are Subject Following the Acquisition

We are responsible for certain of HLSS’s contingent and other corporate liabilities.

Under the Acquisition Agreement, we have assumed and are responsible for all of HLSS’s contingent and other corporate liabilities other than $50 million related to any post-closing liabilities and the Term Loan, which was paid off prior to closing the Acquisition. More specifically, we generally have assumed and are responsible for the payment of: (i) liabilities for litigation relating to, arising out of or resulting from certain lawsuits in which HLSS is named as the defendant, (ii) HLSS’s tax liabilities, (iii) HLSS’s corporate liabilities, (iv) generally any actions with respect to the Acquisition brought by any third party and (v) payments under contracts. We currently cannot estimate the amount we may ultimately be responsible for as a result of assuming substantially all of HLSS’s contingent and other corporate liabilities. The amount for which we are ultimately responsible may be material and have a material adverse effect on our business, financial condition, results of operations and liquidity. In addition, certain claims and lawsuits may require significant costs to defend and resolve and may divert management’s attention away from other aspects of operating and managing our business, each of which could materially and adversely affect our business, financial condition, results of operations and liquidity.

In August 2014, HLSS restated its consolidated financial statements for the quarter ended March 31, 2014, and for the years ended December 31, 2013 and 2012, including the quarterly periods within those years, to correct the valuation and the related effect on amortization of its notes receivable—Rights to MSRs that resulted from a material weakness in its internal control over financial reporting.

On September 15, 2014, HLSS received a subpoena from the SEC requesting that it provide certain information related to its prior accounting conventions for and valuation of its notes receivable—rights to MSRs that resulted in the restatement.

On December 22, 2014, HLSS received a supplemental subpoena from the SEC requesting that it provide information related to certain governance documents and transactions and select communications in respect of the same.

On March 23, 2015, HLSS received a subpoena from the SEC requesting that it provide information concerning communications between HLSS and certain investment advisors and hedge funds. The SEC also requested documents relating to HLSS’s structure, certain governance documents and any investigations or complaints connected to trading in the HLSS’s securities.

Two shareholder derivative actions have been filed purportedly on behalf of Ocwen naming as defendants HLSS and certain current and former directors and officers of Ocwen, including former HLSS Chairman William C. Erbey, entitled (i) Sokolowski v. Erbey, et al., No. 9:14-CV-81601 (S.D. Fla.), filed on December 24, 2014 (the “Sokolowski Action”), and (ii) Mocavage v. Faris, et al., No. 2015CA003244 (Fla. Palm Beach Cty. Ct.), filed on March 20, 2015 (collectively, with the Sokolowski Action, the “Ocwen Derivative Actions”). The original complaint in the Sokolowski Action named as defendants certain current and former directors and officers of Ocwen, including former HLSS Chairman William C. Erbey. On February 11, 2015, plaintiff in the Sokolowski Action filed an amended complaint naming additional defendants, including HLSS. The Ocwen Derivative Actions assert a cause of action for aiding and abetting certain alleged breaches of fiduciary duty under Florida law against HLSS and others, and claim that HLSS (i) substantially assisted Ocwen’s alleged wrongful conduct by purchasing Ocwen’s mortgage servicing rights and (ii) received improper benefits as a result of its business dealings with Ocwen due to Mr. Erbey’s purported control over both HLSS and Ocwen. Additionally, the Sokolowski Action asserts a cause of action for unjust enrichment against HLSS and others.

On January 29, 2015, plaintiff Adam Oliveira filed a putative shareholder class action entitled Oliveira v. Home Loan Servicing Solutions, Ltd., No. 1:15-cv-00652 (S.D.N.Y. filed Jan. 29, 2015). The lawsuit asserts federal securities fraud claims against HLSS, William Erbey, John P. Van Vlack and James E. Lauter. On February 9, 2015, plaintiff Norvell Berglan filed a virtually identical putative shareholder class action against the same defendants entitled Berglan v. Home Loan Servicing Solutions, Ltd., No. 1:15-cv-00947 (S.D.N.Y. filed Feb. 9, 2015). On February 13, 2015, plaintiff West Palm Beach Police Pension Fund filed another similar putative shareholder class action against the same defendants entitled West Palm Beach Police Pension Fund v. Home Loan Servicing Solutions, Ltd., No. 15-cv-01063 (S.D.N.Y. filed Feb. 13, 2015). These actions will likely be consolidated. These actions allege that HLSS misled investors by failing to disclose, among other things, the extent of HLSS’s dependence on Ocwen, information regarding governmental investigations of Ocwen’s business practices, and HLSS’s own purportedly inadequate internal controls.

On March 11, 2015, plaintiff David Rattner filed a derivative action in Florida state court purportedly on behalf of HLSS entitled Rattner v. Van Vlack, No. 2015CA002833 (Fla. Cir. Ct. filed Mar. 11, 2005). The lawsuit names HLSS, its directors and others and accuses HLSS directors of breach of fiduciary duties in connection with the transaction contemplated by the Initial Merger Agreement and seeks to enjoin such merger or, in the alternative, damages. The lawsuit also names the Company and Hexagon Merger Sub, Ltd., a wholly owned subsidiary of the Company, as defendants, and claims that they aided and abetted the HLSS directors’ breach of their fiduciary duties.

We cannot guarantee that we will not receive further regulatory inquiries or be subject to litigation regarding the subject matter of the subpoenas or matters relating thereto, or that existing inquires, or, should they occur, any future regulatory inquiries or litigation, will not consume internal resources, result in additional legal and consulting costs or negatively impact our stock price.

We could be materially and adversely affected by events, conditions or actions that might occur at HLSS or Ocwen.

The HLSS acquired assets and assumed liabilities could be adversely affected as a result of events or conditions occurring or existing before the closing of the Acquisition.

Adverse changes in the assets or liabilities we have acquired or assumed, respectively, as part of the Acquisition, could occur or arise as a result of actions by HLSS or Ocwen, legal or regulatory developments, including the emergence or unfavorable resolution of pre-acquisition loss contingencies, deteriorating general business, market, industry or economic conditions, and other factors both within and beyond the control of HLSS or Ocwen.

Just as we rely heavily on Nationstar to achieve certain of our investment objectives, HLSS relies heavily on Ocwen. We and HLSS are subject to a variety of risks as a result of our dependence on mortgage servicers, including, without limitation, the potential loss of all of the value of our Excess MSRs in the event that the servicer of the underlying loans is terminated by the mortgage loan owner or RMBS bondholders. A significant decline in the value of the HLSS assets or a significant increase in HLSS liabilities we have acquired could adversely affect our future business, financial condition, cash flows and results of operations. HLSS is subject to a number of other risks and uncertainties, as outlined in its periodic reports filed with the SEC, including regulatory investigations and legal proceedings against HLSS, and others with whom HLSS conducts business. Moreover, any insurance proceeds received with respect to such matters may be inadequate to cover the associated losses.

Ocwen disclosed in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 that it received a subpoena from the SEC “requesting production of various documents relating to its business dealings from Altisource Portfolio Solutions, S.A., HLSS, Altisource Asset Management Corporation and Altisource Residential Corporation and the interests of its directors and executive officers in these companies.” Ocwen subsequently disclosed on its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 that it received an additional subpoena from the SEC related to an amendment to its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

Adverse developments at Ocwen, including liquidity issues, ratings downgrades, defaults under debt agreements, servicer rating downgrades, failure to comply with the terms of PSAs, termination under PSAs, Ocwen bankruptcy proceedings and additional regulatory issues and settlements, could have a material adverse effect on us.

A bankruptcy of Ocwen could materially and adversely affect us.

If Ocwen becomes subject to a bankruptcy proceeding, we could be materially and adversely affected, and you could suffer losses.

A sale of Residential Mortgage Assets or other assets could be re-characterized as a pledge of such assets in a bankruptcy proceeding. We believe that Ocwen’s transfer to us of Residential Mortgage Assets and any other asset transferred pursuant to the Purchase Agreement constitutes a sale of such assets, in which case such assets would not be part of Ocwen’s bankruptcy estate. Ocwen (as debtor-in-possession in the bankruptcy proceeding), a bankruptcy trustee appointed in Ocwen’s bankruptcy proceeding, or any other party in interest, however, might assert in a bankruptcy proceeding that Residential Mortgage Assets or any other assets transferred to us pursuant to the Purchase Agreement were not sold to us but were instead pledged to us as security for Ocwen’s obligation to repay amounts paid by us to Ocwen pursuant to the Purchase Agreement. If such assertion were successful, all or part of the Residential Mortgage Assets or any other asset transferred to us pursuant to the Purchase Agreement would constitute property of the bankruptcy estate of Ocwen, and our rights against Ocwen would be those of a secured creditor with a lien on such assets. Under such circumstances, cash proceeds generated from our collateral would constitute “cash collateral” under the provisions of the U.S. bankruptcy laws. Under U.S. bankruptcy laws, Ocwen could not use our cash collateral without either (a) our consent or (b) approval by the bankruptcy court, subject to providing us with “adequate protection” under the U.S. bankruptcy laws. In addition, under such circumstances, an issue could arise as to whether certain of these assets generated after the commencement of the bankruptcy proceeding would constitute after-acquired property excluded from our lien pursuant to the U.S. bankruptcy laws.

If such a recharacterization occurs, the validity or priority of our security interest in the Residential Mortgage Assets or other assets could be challenged in a bankruptcy proceeding of Ocwen. If the purchases pursuant to the Purchase Agreement are recharacterized as secured financings as set forth above, HLSS and HLSS Holdings nevertheless created and perfected security interests with respect to the Residential Mortgage Assets and other assets that HLSS have purchased from Ocwen and we acquired in the Acquisition by including a pledge of collateral in the Purchase Agreement and filing financing statements in appropriate jurisdictions. We will undertake to properly create and perfect security interests in any additional Residential Mortgage Assets and other assets that we may purchase from Ocwen in the future. Nonetheless, our security interests may be challenged and ruled unenforceable, ineffective or subordinated by a bankruptcy court. If this were to occur, then Ocwen’s obligations to us with respect to purchased Residential Mortgage Assets and other assets would be deemed unsecured obligations, payable from unencumbered assets to be shared among all of Ocwen’s unsecured creditors. In addition, even if the security interests are found to be valid and enforceable, if a bankruptcy court determines that the value of the collateral is less than Ocwen’s underlying obligations to us, the difference between such value and the total amount of such obligations will be deemed an unsecured “deficiency” claim and the same result will occur with respect to such unsecured claim.

In addition, even if the security interest is found to be valid and enforceable, Ocwen would have the right to use the proceeds of our collateral subject to either (a) our consent or (b) approval by the bankruptcy court, subject to providing us with “adequate protection” under U.S. bankruptcy laws. Ocwen also would have the ability to confirm a chapter 11 plan over our objections if the plan complied with the “cramdown” requirements under U.S. bankruptcy laws.

Payments made by Ocwen to us could be voided by a court under federal or state preference laws. If Ocwen were to file, or to become the subject of, a bankruptcy proceeding under the United States Bankruptcy Code or similar state insolvency laws, and our security interest is declared unenforceable, ineffective or subordinated, payments previously made by Ocwen to us pursuant to the Purchase Agreement may be recoverable on behalf of the bankruptcy estate as preferential transfers. A payment could constitute a preferential transfer if a court were to find that the payment was a transfer of an interest of property of Ocwen that:

•	Was made to or for the benefit of a creditor;

•	Was for or on account of an antecedent debt owed by Ocwen before that transfer was made;

•	Was made while Ocwen was insolvent (a company is presumed to have been insolvent on and during the 90 days preceding the date the company’s bankruptcy petition was filed);

•	Was made on or within 90 days (or if we are determined to be a statutory insider, on or within one year) before Ocwen’s bankruptcy filing; and

•	Permitted us to receive more than we would have received in a chapter 7 liquidation case of Ocwen under U.S. bankruptcy laws; and

•	Was a payment as to which none of the statutory defenses to a preference action apply.

If the court were to determine that any payments were avoidable as preferential transfers, we would be required to return such payments to Ocwen’s bankruptcy estate and would have an unsecured claim against Ocwen with respect to such returned amounts.

Payments made to us by Ocwen, or obligations incurred by it, could be voided by a court under federal or state fraudulent conveyance laws. Ocwen (as debtor-in-possession in the bankruptcy proceeding), a bankruptcy trustee appointed in Ocwen’s bankruptcy proceeding, or another party in interest could also claim that Ocwen’s transfer to us of Residential Mortgage Assets or other assets or Ocwen’s agreement to incur obligations to us under the Purchase Agreement was a fraudulent conveyance. Under U.S. bankruptcy laws and similar state insolvency laws, transfers made or obligations incurred could be voided if Ocwen, at the time it made such transfers or incurred such obligations: (a) received less than reasonably equivalent value or fair consideration for such transfer or incurrence and (b) either (i) was insolvent at the time of, or was rendered insolvent by reason of, such transfer or incurrence; (ii) was engaged in, or was about to engage in, a business or transaction for which the assets remaining with Ocwen were an unreasonably small capital; or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature. If any transfer or incurrence is determined to be a fraudulent conveyance, Ocwen (as debtor-in-possession in the bankruptcy proceeding) or a bankruptcy trustee on Ocwen’s behalf would be entitled to recover such transfer or to avoid the obligation previously incurred.

The Purchase Agreement could be rejected in an Ocwen bankruptcy proceeding. Ocwen (as debtor-in-possession in the bankruptcy proceeding) or a bankruptcy trustee appointed in Ocwen’s bankruptcy proceeding could seek to reject the Purchase Agreement and thereby terminate Ocwen’s obligation to service the Residential Mortgage Assets and any other asset transferred pursuant to the Purchase Agreement, and terminate our right to acquire additional assets under the Purchase Agreement and our right to require Ocwen to use commercially reasonable efforts to transfer servicing. If the bankruptcy court approved the rejection, we would have a claim against Ocwen for any damages from the rejection.

A bankruptcy court could stay a transfer of servicing to another servicer. Our ability to require Ocwen to use commercially reasonable efforts to transfer servicing rights to a new servicer would be subject to the automatic stay in Ocwen’s bankruptcy proceeding. To enforce this right, we would have to seek relief from the bankruptcy court to lift such stay, and there is no assurance that the bankruptcy court would grant this relief.

The Subservicing Agreement could be rejected in a bankruptcy proceeding. If Ocwen were to file, or to become the subject of, a bankruptcy proceeding under the United States Bankruptcy Code or similar state insolvency laws, Ocwen (as debtor-in-possession in the bankruptcy proceeding) or the bankruptcy trustee could reject its servicing agreement with us and terminate Ocwen’s obligation to service the Residential Mortgage Assets that we have acquired and that Ocwen has agreed to service for us. As we will not have and in the future do not expect to have the employees, servicing platforms or technical resources necessary to service mortgage loans, if any servicing agreement is rejected, we will need to either engage an alternate servicer (which may not be readily available on acceptable terms or at all) or negotiate a new servicing arrangement with Ocwen, which would presumably be on less favorable terms to us. Any engagement of an alternate servicer by us would require the approval of the related RMBS trustee and could require the approval of the bankruptcy court. Any claim we have for damages arising from the rejection of a servicing agreement would be treated as a general unsecured claim for purposes of distributions from Ocwen’s bankruptcy estate.

Ocwen could discontinue servicing. If Ocwen were to file or to become the subject of a bankruptcy proceeding under the United States Bankruptcy Code, Ocwen could be terminated as servicer (with bankruptcy court approval) or could discontinue servicing, in which case there is no assurance that we would be able to continue receiving payments and transfers in respect of the Residential Mortgage Assets and other assets purchased under the Purchase Agreement. Even if we were able to obtain the servicing rights, because we will not have and in the future do not expect to have the employees, servicing platforms, or technical resources necessary to service mortgage loans, we would need to either engage an alternate servicer (which may not be readily available on acceptable terms or at all) or negotiate a new servicing agreement with Ocwen, which presumably would be on less favorable terms to us. Any engagement of an alternate servicer by us would require the approval of the related RMBS trustees.

The automatic stay under the United States Bankruptcy Code may prevent the ongoing receipt of servicing fees or other amounts due. Even if we are successful in arguing that we own Residential Mortgage Assets and other assets purchased under the Purchase Agreement, we may need to seek relief in the bankruptcy court to obtain turnover and payment of amounts relating to such assets, and there may be difficulty in recovering payments in respect of such assets that may have been commingled with other funds of Ocwen.

The HSART facility has cross default provisions to Ocwen’s senior secured term facility, and an event of default may occur under Ocwen’s senior secured debt facility. A default under the HSART facility could then cross-default the EBO facility.

A bankruptcy of Ocwen defaults our advance financing facilities and negatively impacts our ability to continue to purchase servicer advances. If Ocwen were to file or to become the subject of a bankruptcy proceeding, it will result in an event of default under our advance financing facilities that would terminate the revolving period of such facilities. In this scenario, our advance financing facilities would not have the ability to continue funding the purchase of servicer advances under the Purchase Agreement. Notwithstanding this inability to fund, Ocwen may try to force us to continue making such purchases. If it is determined that we are in breach of our obligation to purchase servicer advances, any claims that we may have against Ocwen may be subject to offset against claims Ocwen may have against us by reason of this breach.

We do not have legal ownership of our acquired mortgage servicing rights.

We do not have legal ownership of mortgage servicing rights underlying the HLSS Rights to MSRs we acquired, and are subject to increased risks as a result of the servicer continuing to own the mortgage servicing rights. The validity or priority of our interest in the underlying mortgage servicing could be challenged in a bankruptcy proceeding of the servicer, and the related purchase agreement could be rejected in such proceeding.

Any of the foregoing events might have a material adverse effect on our business, financial condition, results and liquidity.

HLSS failed to timely file its Annual Report on Form 10-K for the year ended December 31, 2014.

On March 3, 2015, HLSS filed a Form 12b-25 with the SEC, stating that HLSS required additional time to complete its Annual Report in order to complete an assessment of recent events related to HLSS’s business and determine the impact on HLSS’s financial statements and related disclosures. In this filing, HLSS also stated that it expected to file the Annual Report within the fifteen (15) day extension period under Rule 12b-25(b)(ii) of the Securities Exchange Act of 1934, as amended, or by March 18, 2015. HLSS filed its Annual Report on Form 10-K for the year ended December 31, 2014 on April 6, 2015.

On March 18, 2015, HLSS filed a Current Report on Form 8-K with the SEC that disclosed that HLSS would need additional time to complete its Annual Report “to prepare information relating to its ability to operate as a going concern.” Also on March 18, 2015, The Nasdaq Stock Market LLC notified HLSS that it was no longer in compliance with Nasdaq Listing Rule 5250(c)(1) for continued listing because of the failure to timely file its Annual Report, and HLSS was given until May 18, 2015 to submit a plan to regain compliance.

On March 20, 2015, HLSS entered into an amendment to the Term Loan in order to extend to April 10, 2015 the deadline thereunder for HLSS to furnish its annual financial statements, and to amend certain terms of the cross-default to HLSS’s advance financing facilities. In addition, consent was granted thereunder to permit certain amendments to the Ocwen Subservicing Agreement.

We cannot guarantee that we will not receive further inquiries or be subject to litigation regarding HLSS’s failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2014, or that any future inquiries or litigation will not consume internal resources, result in significant legal and consulting costs or negatively impact our stock price.

Failure to favorably resolve alleged events of default by BlueMountain may have a material adverse effect on our business, financial condition, liquidity and results of operations.

On January 23, 2015, counsel for BlueMountain Capital Management, LLC (“BlueMountain”), the purported investment manager to certain owners of the HSART facility term notes, sent a letter to HLSS Holdings, HLSS Servicing Advance Receivables Trust, as issuer and Deutsche Bank, as among other things indenture trustee, alleging certain events of default had occurred and were continuing under the Sixth Amended and Restated Indenture, dated as of January 17, 2014, by and among HLSS Servicer Advance Receivables Trust, Deutsche Bank National Trust Company, HLSS Holdings, Ocwen Loan Servicing, LLC, Wells Fargo Securities, LLC and Credit Suisse AG, New York Branch, which governs HLSS’s notes issued by the HLSS Servicer Advance Receivables Trust (the “HSART Trust”). On February 17, 2015 HLSS Holdings and HSART Trust entered an agreement (the “February 2015 HSART Agreement”) with Deutsche Bank National Trust Company (the “Indenture Trustee”) that it will not commence a judicial proceeding to seek judicial guidance regarding the allegations made in the BlueMountain letter before April 16, 2015. Further, HLSS Holdings has agreed to allow the Indenture Trustee to withhold from distribution certain excess funds that would otherwise be distributable to HSART Trust in an amount up to the Interest Accrual Differential (as defined in the February 2015 HSART Agreement) (or similar amount). The effect of this agreement will be to increase the amount deposited and held in debt service accounts by approximately $11.8 million per month.

On February 20, 2015, counsel to BlueMountain sent another letter alleging that additional events of default under the indenture governing notes issued by the HSART Trust had occurred and were continuing since its previous letter on January 23, 2015. Our inability to resolve these issues favorably could result in a prolonged withholding of the excess funds by the Indenture Trustee, the forfeiture of such funds, our inability to purchase required servicer advances from Ocwen Loan Servicing, LLC with funds from the HSART facility or otherwise, and an increase in any replacement debt incurred to purchase such servicer advances, any of which could have a material adverse effect on our business, financial condition, liquidity and results of operations.

Cooperation from Ocwen is critical to our business.

Ocwen is a party to substantially all financing agreements with subsidiaries of HLSS acquired by us in the Acquisition (including the servicer advance facilities). Our ability to obtain financing for the assets of those acquired subsidiaries is dependent on Ocwen’s agreement to be a party to its financing agreements. If Ocwen does not agree to be a party to these financing agreements for any reason, we may not be able to obtain financing on favorable terms or at all.

Breaches and other events with respect to Ocwen (including, without limitation, failure of Ocwen to satisfy certain financial tests, cross-default to other Ocwen indebtedness, Ocwen insolvency, Ocwen change of control and/or Ocwen judgment default) could cause certain or all of the financing, in respect of assets acquired from HLSS to become due and payable prior to maturity. Our ability to obtain financing on such assets is dependent on Ocwen’s ability to satisfy various tests under such financing arrangements. We will be dependent on Ocwen as the servicer of the mortgage loans in respect of the Rights to MSRs, and Ocwen’s servicing practices may impact the value of certain of our assets. We may be adversely impacted:

•	By regulatory actions taken against Ocwen;

•	By a default by Ocwen under its debt agreements;

•	By further downgrades in Ocwen’s servicer rating;

•	If Ocwen fails to ensure its servicer advances comply with the terms of its PSAs;

•	If Ocwen were terminated as servicer under certain PSAs;

•	If Ocwen becomes subject to a bankruptcy proceeding; or

•	If Ocwen fails to meet its obligations or is deemed to be in default under the indenture governing notes issued under the HSART facility, including the allegations of certain Events of Default related to the Ocwen servicer downgrade and other regulatory matters by BlueMountain.

If Ocwen fails to adequately perform its loss mitigation obligations, we could be required to make additional servicer advances, and the time period for collecting servicer advances may extend, adversely affecting our liquidity and earnings.

Ocwen is required to service the mortgage loans in accordance with specified standards and employ loss mitigation techniques to reduce the probability that borrowers will default on their loans and to minimize losses when defaults occur. These loss mitigation techniques may include the modification of mortgage loan rates, principal balances and maturities. If Ocwen fails to adequately perform its loss mitigation obligations under these agreements, we could be required to purchase or fund servicer advances in excess of those that we might otherwise have had to purchase or fund, and the time period for collecting servicer advances may extend. Any increase in servicer advances or material increase in the time to resolution of a defaulted loan could result in increased financing costs to us and adversely affect our liquidity and income.

Failure by Ocwen to ensure that servicer advances comply with the terms of the servicing agreements may have a material adverse effect on our business, financial condition, liquidity and results of operations.

Servicer advances that are improperly made by Ocwen may not be eligible for financing under HLSS’s advance financing facilities and may not be reimbursable by the related securitization trusts or other owners of the mortgage loan, which would materially and adversely affect our business, financial condition, liquidity and results of operations. Ocwen may be unwilling or unable to make indemnification payments for any such losses we incur.

We may be unable to obtain sufficient or cost effective servicer advance financing necessary to meet the financing requirements of our business, which could adversely affect our liquidity position and result in a loss of servicing rights and have a material adverse effect on our business, financial condition, liquidity and results of operations.

If delinquencies increase with respect to the mortgage loans underlying HLSS’s Rights to MSRs, we will require more funding than we currently expect, which may not be available to us on favorable terms or at all. HLSS currently meets its servicer advance financing requirements through its servicer advance facilities. Under normal market conditions, mortgage servicers typically have been able to renew or refinance liquidity facilities for mortgage servicing rights. However, during the economic crisis that began in 2007, there were periods of time when some mortgage servicers were unable to renew these facilities. Borrowing conditions have improved since that time; however, market conditions or other factors, including legal or regulatory matters applicable to us or our servicers, at the time of any renewal or refinancing may prevent us from being able to renew or refinance our advance financing facilities or obtain additional facilities on favorable terms or at all. Ocwen may not have any obligation to us to fund any servicer advances that we are required to purchase or fund. Our inability to obtain adequate financing to fund servicer advances could result in the loss or impairment of our Rights to MSRs pursuant to the Purchase Agreement and applicable sale supplement. If, for this reason, our Rights to MSRs are lost or impaired, we will bear the full economic impact of this loss, which may have a material adverse effect on our business, financial condition, liquidity and operating results, and may not, in certain circumstances, have the right to seek indemnification from Ocwen.

Our ability to borrow may be adversely affected by the suspension or delay of the rating of our notes issued under the HSART and HSART II facilities or other future advance facilities by the credit agency providing the ratings.

All or substantially all of the notes issued under the HSART facility or the HSART II facility are rated by one rating agency. This agency may suspend rating notes backed by servicer advances at any time and has recently placed certain of the notes issued under those facilities on negative credit watch. Rating agency delays may result in our inability to obtain timely ratings on new notes, which could adversely impact the availability of borrowings or the interest rates, advance rates or other financing terms and adversely affect our results of operations and liquidity. Further, if we are unable to secure ratings from other agencies, limited investor demand for unrated notes could result in further adverse changes to our liquidity and profitability.

A downgrade of certain of the notes issued under the HSART and HSART II facilities would cause such notes to become due and payable prior to their expected repayment date/maturity date, which could have a material adverse effect on our business, financial condition, results of operations and liquidity.

A downgrade in our servicers’ or subservicers’ ratings could have a material adverse effect on our business, financial condition, results of operations and liquidity.

Moody’s, Standard & Poor’s (“S&P”) and Fitch rate many mortgage servicers, including Ocwen. These ratings are subject to change in the future without notice. Servicer ratings are important to our ability to finance servicer advances.

On November 14, 2012, S&P placed its “above average” servicer rating on Ocwen on CreditWatch “negative” as opposed to “stable”. S&P stated that it took this action due to Ocwen’s purchases of Homeward Residential Inc. (“Homeward “) (which has since been completed) and of the mortgage servicing platform of GMAC Mortgage LLC and Residential Capital LLC (which has since been completed). S&P also stated that it would continue to monitor the impact that these acquisitions have on Ocwen’s servicing operations.

On August 28, 2014, Moody’s downgraded Ocwen’s servicer quality (“SQ”) assessments from SQ2- to SQ3+ as a primary servicer of subprime residential loans and as a special servicer of residential mortgage loans. Also, Moody’s downgraded Ocwen’s component assessment for loan administration from “above average” to “average”. Moody’s stated that these downgrades were due to heightened regulatory scrutiny by the SEC and the New York Department of Financial Services (“NY DFS”), regulatory concerns regarding force-placed insurance fees, and concerns about Ocwen’s challenges integrating acquired servicing platforms and managing the distressed loan portfolios.

On January 29, 2015, Moody’s downgraded Ocwen’s SQ assessment from SQ3+ to SQ3- as a primary servicer of subprime residential loans and as a special servicer of residential mortgage loans.

During February of 2015, Fitch downgraded Ocwen’s residential primary servicer rating for subprime products from “RPS3” to “RPS4” and Morningstar downgraded its rating to “MOR RS3”.

During February and March 2015, Ocwen received two notices of servicer termination affecting four separate residential mortgage servicing agreements (“PSAs”) underlying our Notes receivable—Rights to MSRs due to servicer rating downgrades.

Certain of HLSS’s financing facilities require that its servicers or subservicers maintain specified servicer ratings, and failure by its servicers or subservicers to maintain the minimum rating could result in adverse adjustments to our advance rates, liquidity and profitability. In addition, some PSAs may also require that the servicer or subservicer maintain specified servicer ratings. Failure to maintain such specified rating may result in the termination of the servicer under such PSAs. Any such downgrade could have a material adverse effect on our business, financing activities, financial condition, results of operations and liquidity.

Regulatory scrutiny regarding foreclosure processes could lengthen foreclosure timelines, which could increase advances and materially and adversely affect our business, financial condition, results of operations and liquidity.

When a mortgage loan is in foreclosure, the servicer is generally required to continue to advance delinquent principal and interest to the securitization trust and to also make advances for delinquent taxes and insurance and foreclosure costs and the upkeep of vacant property in foreclosure to the extent we determine that such amounts are recoverable. These servicer advances are generally recovered when the delinquency is resolved. Foreclosure moratoria or other actions that lengthen the foreclosure process increase the amount of servicer advances, lengthen the time it takes for reimbursement of such advances and increase the costs incurred during the foreclosure process. In addition, advance financing facilities generally contain provisions that limit the eligibility of servicer advances to be financed based on the length of time that servicer advances are outstanding, and, as a result, an increase in foreclosure timelines could further increase the amount of servicer advances that need to be funded from the servicer’s own capital. Such increases in foreclosure timelines could increase the need for capital to fund servicer advances, which would increase our interest expense, delay the collection of interest income or servicing fee revenue until the foreclosure has been resolved and, therefore, reduce the cash that we have available to pay our operating expenses or to pay dividends.

According to Ocwen’s public disclosure, on April 28, 2014, Ocwen received a letter from the staff of the New York Regional Office of the SEC informing Ocwen that the SEC was conducting an investigation relating to Ocwen and making a request for voluntary production of documents and information relating to the April 22, 2014 surrender of certain options to purchase its common stock by Mr. Erbey, its former Executive Chairman, including the 2007 Equity Incentive Plan and the related option grant and surrender documents. On June 12, 2014, Ocwen received a subpoena from the SEC requesting production of various documents relating to its business dealings with HLSS, Altisource, Altisource Asset Management Corporation and Altisource Residential Corporation and the interests of its directors and executive officers in these companies. Ocwen has also disclosed that it received an additional subpoena from the SEC related to its amendments to its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

Ocwen has been and is subject to certain federal and state regulatory matters.

Ocwen has publicly announced that, on December 19, 2013, Ocwen reached an agreement, which was approved by consent judgment by the U.S. District Court for the District of Columbia on February 26, 2014, involving the Consumer Financial Protection Bureau, various state attorneys general and other agencies that regulate the mortgage servicing industry. According to Ocwen’s disclosure, the key elements of the settlement are as follows:

•	A commitment by Ocwen to service loans in accordance with specified servicing guidelines and to be subject to oversight by an independent national monitor for three years;

•	A payment of $127.3 million to a consumer relief fund to be disbursed by an independent administrator to eligible borrowers. In May, 2014 Ocwen satisfied this obligation with regard to the consumer relief fund, $60.4 million of which is the responsibility of former owners of certain servicing portfolios acquired by Ocwen, pursuant to indemnification and loss sharing provision in the applicable agreements; and

•	A commitment by Ocwen to continue its principal forgiveness modification programs to delinquent and underwater borrowers, including underwater borrowers at imminent risk of default, in an aggregate amount of at least $2.0 billion over three years.

On December 22, 2014, Ocwen announced that it had reached a settlement agreement with the NY DFS related to investigations into Ocwen’s mortgage servicing practices in New York. According to Ocwen’s disclosure, the key elements of the settlement are as follows:

•	Payment of $100 million to the NY DFS to be used by the State of New York for housing, foreclosure relief and community redevelopment programs;

•	Payment of $50 million as restitution to certain New York borrowers;

•	Installation of a NY DFS Operations Monitor to monitor and assess the adequacy and effectiveness of Ocwen’s operations for a period of two years, which may be extended another twelve months at the option of the NY DFS;

•	Requirements that Ocwen will not share any common officers or employees with any related party and will not share risk, internal audit or vendor oversight functions with any related party;

•	Requirements that certain Ocwen employees, officers and directors be recused from negotiating or voting to approve certain transactions with a related party;

•	Resignation of Ocwen’s Chairman of the Board from the Board of Directors of Ocwen and at related companies, including HLSS; and

•	Restrictions on Ocwen’s ability to acquire new mortgage servicing rights.

On January 23, 2015, Ocwen announced that it had reached a settlement with the California Department of Business Oversight (the “CA DBO”) in relation to an administrative action dated October 3, 2014 in California. According to Ocwen’s disclosure, the key elements of the settlement are as follows:

•	Payment of $2.5 million;

•	Engagement of an independent auditor to assess Ocwen’s compliance with laws and regulations impacting California’ borrowers for a period of at least two years; and

•	Prevention of Ocwen from acquiring additional mortgage servicing rights for loans secured in the State of California until the CA DBO is satisfied that Ocwen can satisfactorily respond to the requests for information and documentation made in the course of a regulatory exam.

Regulatory action against Ocwen could increase our financing costs or operating expenses, reduce our revenues or otherwise materially adversely affect our business, financial condition, results of operations and liquidity.

We are dependent on others to act as servicer with respect to our Residential Mortgage Assets.

We are dependent on the servicers (including Ocwen) we engage to service our Residential Mortgage Assets. A failure of a servicer to perform its servicing obligations under a related PSA could result in the termination of the servicer. If this occurs, we will only have recourse against the servicer, and if the servicer is unable to make any applicable indemnification payments owed to us, we could lose a portion or all of the value of the related Residential Mortgage Asset.

Ocwen has triggered termination events or events of default under some PSAs underlying the Rights to MSRs, and the parties to the related securitization transactions could enforce their rights against Ocwen as a result.

If a servicer termination event or event of default occurs under a PSA, the servicer may be terminated without any right to compensation for its loss from the trustee for the securitization trust, other than the right to be reimbursed for any outstanding servicer advances as the related loans are brought current, modified, liquidated or charged off. So long as we are in compliance with our obligations under our servicing agreements and purchase agreements, if Ocwen is terminated as servicer, we will have the right to receive an indemnification payment from Ocwen as servicer, even if such termination related to servicer termination events or events of default existing at the time of any transaction with Ocwen, including with respect to those servicer termination events or events of default that have been triggered in PSAs underlying the mortgage servicing rights as of December 31, 2014. If Ocwen is terminated as servicer under a PSA, we will lose any Rights to MSRs under such PSA. If Ocwen is terminated as servicer with respect to a PSA and we are unable to enforce our contractual rights against Ocwen or Ocwen is unable to make any resulting indemnification payments to us, if any, it may have a material adverse effect on our financial condition, results of operations, ability to make distributions, liquidity and financing arrangements, including our advance financing facilities, and may make it more difficult for us to acquire additional mortgage servicing rights in the future.

During February and March 2015, Ocwen received two notices of servicer termination affecting four separate PSAs related to Rights to MSRs. Ocwen could be subject to further terminations as a result of its failure to maintain required minimum servicer ratings, which could have an adverse effect on our business, financing activities, financial condition and results of operations.

On January 23, 2015, Gibbs & Bruns LLP, on behalf of its clients, issued a press release regarding the notices of nonperformance provided to various trustees in relation to Ocwen’s servicing practices under 119 residential mortgage-backed securities trusts. Of these transactions, 90 relate to agreements for Rights to MSRs. It is possible that Ocwen could be terminated for other servicing agreements related to Rights to MSRs.

On January 29, 2015, Moody’s downgraded Ocwen’s SQ assessment from SQ3+ to SQ3- as a primary servicer of subprime residential loans and as a special servicer of residential mortgage loans. During February 2015, Fitch Ratings downgraded Ocwen’s residential primary servicer rating for subprime products from “RPS3” to “RPS4,” and Morningstar downgraded its rating to “MOR RS3.”

The performance of loans that we acquired in the Acquisition may be adversely affected by the performance of parties who service or subservice these mortgage loans.

HLSS and its subsidiaries acquired by us in the Acquisition contracted with third parties for the servicing of the mortgage loans in its EBO and re-performing whole loan portfolios. The performance of these portfolios and our ability to finance these portfolios are subject to risks associated with inadequate or untimely servicing. If our servicers or subservicers commit a material breach of their obligations as a servicer, we may be subject to damages if the breach is not cured within a specified period of time following notice. In addition, we may be required to indemnify an investor or our lenders against losses from any failure of our servicer or subservicer to perform the servicing obligations properly. Poor performance by a servicer or subservicer may result in greater than expected delinquencies and foreclosures and losses on our mortgage loans. A substantial increase in our delinquency or foreclosure rate or the inability to process claims in accordance with GNMA or FHA guidelines could adversely affect our ability to access the capital and secondary markets for our financing needs.

Servicing issues in the portfolio of loans held-for-investment that was acquired in the Acquisition could adversely impact our claims against FHA insurance and result in our reliance on servicer indemnifications which could increase losses.

We will rely on HLSS’s servicers (including Ocwen) to service our GNMA EBO loans in a manner that supports our ability to make claims to the FHA for shortfalls on these loans. If servicing issues result in the curtailment of FHA insurance claims, we will only have recourse against the servicer for any shortfall. If the servicer is unable to make indemnification payments owed to us under this circumstance, we could incur losses.

Our borrowings collateralized by Loans held-for-investment require that we make certain representations and warranties that, if determined to be inaccurate, could require us to repurchase loans or cover losses.

Our financing facilities require us to make certain representations and warranties regarding the Loans held-for-investment that collateralize the borrowings. Although we perform due diligence on the Loans held-for-investment that we acquire, certain representations and warranties that we make in respect of such loans may ultimately be determined to be inaccurate. In the event of a breach of a representation or warranty, we may be required to repurchase affected loans, make indemnification payments to certain indemnified parties or address any claims associated with such breach. Further, we may have limited or no recourse against the seller from whom we purchased the loans. Such recourse may be limited due to a variety of factors, including the absence of a representation or warranty from the seller corresponding to the representation provided by us or the contractual expiration thereof.

The performance of our Loans held-for-investment may be adversely affected by the performance of parties who service or subservice our mortgage loans.

We contract with third parties for the servicing of the mortgage loans in our EBO and reperforming whole loan portfolios. The performance of these portfolios and our ability to finance these portfolios are subject to risks associated with inadequate or untimely servicing. If our servicers or subservicers commit a material breach of their obligations as a servicer, we may be subject to damages if the breach is not cured within a specified period of time following notice. In addition, we may be required to indemnify an investor or our lenders against losses from any failure of our servicer or subservicer to perform the servicing obligations properly. Poor performance by a servicer or subservicer may result in greater than expected delinquencies and foreclosures and losses on our mortgage. A substantial increase in our delinquency or foreclosure rate or the inability to process claims in accordance with GNMA or FHA guidelines could adversely affect our ability to access the capital and secondary markets for our financing needs.

Representations and warranties made by us in our loan sale agreements may subject us to liability.

In March 2015, HLSS sold reperforming loans to an unrelated third party and transferred mortgages into a trust in exchange for cash. We may be liable to purchasers under the related sale agreement for any breaches of representations and warranties made by HLSS at the time the applicable loans are sold. Such representations and warranties may include, but are not limited to, issues such as the validity of the lien; the absence of delinquent taxes or other liens; the loans compliance with all local, state and federal laws and the delivery of all documents required to perfect title to the lien. If the purchaser is successful in asserting their claim for recourse, it could adversely affect the availability of financing under loan financing facilities or otherwise adversely impact our results of operations and liquidity.

Failure by Ocwen or our other servicers to comply with applicable laws and regulations may adversely affect our business.

The failure of Ocwen or our other servicers to comply with the laws and regulations in connection with servicing mortgage loans underlying our Residential Mortgage Assets could lead to civil and criminal liability, loss of licensing, damage to our reputation, fines and penalties, litigation, including class action lawsuits or administrative enforcement actions, and a loss or impairment of financing under our financing arrangements, including under our advance financing facilities.

USE OF PROCEEDS

We estimate that the net proceeds from our sale of common stock in this offering will be approximately $324 million (or $436 million if the underwriters exercise their option to purchase additional shares of our common stock in full), after deducting the underwriting discount and commissions and our expenses of this offering. We intend to use the net proceeds from our sale of common stock in this offering for general corporate purposes, including to make a variety of investments, which may include, but are not limited to, investments in Excess MSRs, servicer advances, real estate securities and real estate related loans, or to repay indebtedness or other obligations. We will not receive any proceeds from the sale of our common stock in this offering by the Selling Stockholder.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined balance sheet as of December 31, 2014 and the unaudited pro forma combined statement of income for the year ended December 31, 2014 are based on (i) the audited consolidated financial statements of NRZ, as of and for the year ended December 31, 2014 and (ii) the audited consolidated financial statements of HLSS as of and for the year ended December 31, 2014, each incorporated by reference in this prospectus supplement and the accompanying prospectus.

The unaudited pro forma combined balance sheet as of December 31, 2014 gives effect to the Pro Forma Transactions (as defined below) as if the Pro Forma Transactions had occurred on December 31, 2014. The unaudited pro forma combined statement of income for the year ended December 31, 2014 gives effect to the Pro Forma Transactions as if they had occurred on January 1, 2014.

The historical financial information has been adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (i) directly attributable to the Pro Forma Transactions, (ii) factually supportable and, (iii) with respect to the unaudited pro forma combined statement of income, are expected to have a continuing impact on the combined results. However, such adjustments are estimates based on certain assumptions and may not prove to be accurate. Information regarding these adjustments is subject to risks and uncertainties that could cause actual results to differ materially from our unaudited pro forma combined financial information.

The unaudited pro forma combined financial information and accompanying notes present the impact of the following (collectively the “Pro Forma Transactions”):

•	The Acquisition;

•	The issuance by us of approximately 28,286,980 shares of common stock of the Company at a price of $15.28 per share to HLSS in consideration for the Acquisition, in addition to cash consideration of $1,006.9 million;

•	The completion of sales of certain loan portfolios by the Company and HLSS in contemplation of the Acquisition, and the use of the proceeds from the Company’s loan sales to fund the Acquisition;

•	The refinancing of certain liabilities assumed in the Acquisition with the existing lenders of such liabilities, as well as repayment of certain liabilities assumed in the Acquisition;

•	The receipt by us of approximately $665.0 million proceeds as a result of indebtedness incurred in contemplation of the Acquisition; and

•	Following the Pro Forma Transactions described above, the management fee and the incentive compensation fee payable to the Manager by the Company.

In the opinion of management, all adjustments necessary to reflect the effects of the transactions described in the notes to the unaudited pro forma combined balance sheet and unaudited pro forma combined statement of income have been included and are based upon available information and assumptions that we believe are reasonable.

The unaudited pro forma combined financial information is provided for informational and illustrative purposes only and should be read in conjunction with the Notes thereto and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014 incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the audited consolidated financial statements of HLSS incorporated by reference in this prospectus supplement and the accompanying prospectus. The unaudited pro forma combined financial information does not contain any significant commitments and contingencies, including litigation described elsewhere in this prospectus supplement and does not purport to reflect our results of operations or financial condition had the Pro Forma Transactions occurred at an earlier date. The unaudited pro forma combined financial information also should not be considered representative of our future financial condition or results of operations.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF DECEMBER 31, 2014

(dollars in thousands, except share and per share data)

	Historical New Residential Investment Corp. As of December 31, 2014	Historical Home Loan Servicing Solutions, Ltd. As of December 31, 2014	Pro forma Adjustments As of December 31, 2014		Pro Forma Combined As of December 31, 2014
Assets
Investments in:
Notes receivable - Rights to MSRs	$—	$614,465	$(614,465)	A,B	$—
Match funded advances	—	6,121,595	(6,121,595)	A,B	—
Excess mortgage servicing rights, at fair value	417,733	—	835,354	A,B	1,253,087
Excess mortgage servicing rights, equity method investees, at fair value	330,876	—	—		330,876
Servicer advances, at fair value	3,270,839	—	5,893,180	A,B	9,164,019
Real estate securities, available-for-sale	2,463,163	—	—		2,463,163
Residential mortgage loans, held-for-investment	47,838	815,663	(815,663)	A,B,C	47,838
Residential mortgage loans, held-for-sale	1,126,439	—	(424,769)	A,D	701,670
Real estate owned	61,933	—	(17,907)	D	44,026
Consumer loans, equity method investees	—	—	—		—
Cash and cash equivalents	212,985	210,009	(306,615)	C,D,E,F,I	116,379
Restricted cash	29,418	—	—		29,418
Derivative assets	32,597	—	—		32,597
Related party receivables	—	94,401	(94,401)	A,B	—
Deferred tax assets	—	491	(491)	A,B	—
Other assets	99,869	281,475	104,033	A,B,F	485,377

	$8,093,690	$8,138,099	$(1,563,339)		$14,668,450

Liabilities and Equity
Liabilities
Match funded liabilities	$—	$5,624,088	$(5,624,088)	A,B	$—
Other borrowings	—	1,182,328	(1,182,328)	A,B	—
Repurchase agreements	3,149,090	—	(707,990)	D	2,441,100
Notes payable	2,913,209	—	6,793,180	A,B,C,F,I	9,706,389
Trades payable	2,678	—	—		2,678
Due to affiliates	57,424	—	—		57,424
Dividends payable	53,745	12,783	—		66,528
Deferred tax liability	15,114	491	—		15,605
Income taxes payable	—	173	(173)	A,B	—
Related party payables	—	14,503	(14,503)	A,B	—
Accrued expenses and other liabilities	52,505	12,454	44,676	A,B,J	109,635

	$6,243,765	$6,846,820	$(691,226)		$12,399,359

Commitments and Contingencies
Equity
Common stock, $0.01 par value; 2,000,000,000 shares authorized on a pro forma basis; 169,721,885 shares issued and outstanding on a pro forma basis	$1,414	$710	$(427)	G,H	$1,697
Additional paid-in capital	1,328,587	1,210,300	(778,371)	G,H	1,760,516
Retained earnings	237,769	79,133	(92,179)	G,H,J	224,723
Accumulated other comprehensive income	28,319	1,136	(1,136)	G	28,319

Total stockholders’ equity	1,596,089	1,291,279	(872,113)		2,015,255
Noncontrolling interests in equity of consolidated subsidiaries	253,836	—	—		253,836

Total equity	1,849,925	1,291,279	(872,113)		2,269,091

Total Liabilities and Equity	$8,093,690	$8,138,099	$(1,563,339)		$14,668,450

See notes to unaudited pro forma combined financial information

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2014

(dollars in thousands, except share and per share data)

	Historical New Residential Investment Corp. For the year ended December 31, 2014	Historical Home Loan Servicing Solutions, Ltd. For the year ended December 31, 2014	Pro Forma Adjustments For the year ended December 31, 2014		Pro Forma Combined For the year ended December 31, 2014
Interest income	$346,857	$397,506	$(49,253)	K	$695,110
Interest expense	140,708	163,698	22,072	L	326,478

Net Interest Income	206,149	233,808	(71,325)		368,632

Impairment
Other-than-temporary impairment (“OTTI”) on securities	1,391	—	—		1,391
Valuation provision on loans and real estate owned	9,891	—	—		9,891

	11,282	—	—		11,282

Net interest income after impairment	194,867	233,808	(71,325)		357,350
Other Income
Related party revenue	—	1,843	(1,843)	M	—
Other revenue	—	402	(402)	M	—
Change in fair value of investments in excess mortgage servicing rights	41,615	—	—		41,615
Change in fair value of investments in excess mortgage servicing rights, equity method investees	57,280	—	—		57,280
Change in fair value of investments in servicer advances	84,217	—	34,944	K	119,161
Earnings from investments in consumer loans, equity method investees	53,840	—	—		53,840
Gain on consumer loans investments	92,020	—	—		92,020
Gain on settlement of investments, net	35,487	—	—		35,487
Other income, net	10,629	—	2,245	M	12,874

	375,088	2,245	34,944		412,277
Operating Expenses
Compensation and benefits	—	6,351	(6,351)	M	—
Related party expenses	—	2,349	(2,349)	M	—
General and administrative expenses	27,001	9,753	8,700	M	45,454
Management fee allocated by Newcastle	—	—	—		—
Management fee to affiliate	19,651	—	6,483	N	26,134
Incentive compensation to affiliate	54,334	—	24,000	N	78,334
Loan servicing expense	3,913	—	—		3,913

	104,899	18,453	30,483		153,835

Income (Loss) Before Income Taxes	465,056	217,600	(66,864)		615,792
Income tax expense	22,957	636	—	O	23,593

Net Income (Loss)	$442,099	$216,964	$(66,864)		$592,199

Noncontrolling Interests in Income (Loss) of Consolidated Subsidiaries	$89,222	$—	$—		$89,222

Net Income (Loss) Attributable to Common Stockholders	$352,877	$216,964	$(66,864)		$502,977

Income Per Share of Common Stock
Basic	$2.59			P	$3.05

Diluted	$2.53			P	$3.00

Weighted Average Number of Shares of Common Stock Outstanding
Basic	136,472,865			P	164,759,845

Diluted	139,565,709			P	167,852,689

See notes to unaudited pro forma combined financial information

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

HLSS Transaction

On April 6, 2015, the Company acquired substantially all of the assets and assumed the related liabilities of HLSS, including all of the issued share capital of HLSS’s first-tier subsidiaries, for aggregate consideration consisting of $1,006.9 million in cash and 28,286,980 unregistered shares of the Company’s common stock, par value $0.01 per share, issued to HLSS in a private placement pursuant to the Acquisition Agreement.

The purchase price allocation within this unaudited pro forma combined financial information is based upon a purchase price of $1,439.1 million, inclusive of the cash consideration and the fair value of the unregistered common stock issued. The fair value of the common stock at the date of the acquisition was $15.28 per share which is the Company’s closing price per share as of April 2, 2015. The fair value of the unregistered shares is not expected to be materially different from that of registered shares based on the assumption that the shares are expected to be registered shortly after the close of the Acquisition.

The purchase consideration is summarized as follows:

The Company’s closing price per share on April 2, 2015	$15.28
The Company’s share issuance to HLSS	28,286,980
Share issuance consideration	$432,225,054
Cash consideration	$1,006,874,946

Total purchase consideration	$1,439,100,000

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting and was based on the historical financial statements of the Company and HLSS. Accordingly, the assets acquired and liabilities assumed are recorded at their acquisition date fair values. Such acquisition value was not materially different from the purchase price paid in consideration of acquiring substantially all of the assets and assuming the related liabilities of HLSS in accordance with ASC 805.

The major assets to be acquired and liabilities to be assumed from HLSS include Excess MSRs rights, servicer advances, Residential mortgage loans, held-for-sale and Notes payable. Their estimated acquisition date fair values are set forth below (in millions):

Excess mortgage servicing rights (Refer to note A)	$835.4
Servicer advances (Refer to note A)	5,893.2
Residential mortgage loans, held-for-sale (Refer to notes A and D)	472.2
Notes payable (Refer to notes C and I) (1)	$6,128.2

(1)	The Notes payable consist of the Match funded liabilities of $5,558.0 ($5,624.1 reflected in the audited balance sheet of HLSS as of December 31, 2014, less $66.1 funded by HLSS related to the sale of re-performing loans (“RPL”)) and Other borrowings of $570.2 ($1,182.3 reflected in the audited balance sheet of HLSS as of December 31, 2014, less the repayment of the Senior secured term loan facility of $340.6 and the repayment of the RPL Facility of $271.5).

Excess MSRs

The fair value of Excess mortgage servicing rights acquired of $835.4 million was estimated using a discounted cash flow model that includes assumptions that are inherently subjective and unobservable. Significant inputs used in the valuations include expectations of prepayment rates, the excess mortgage servicing amount of the underlying mortgage loans and discount rates that market participants would use in determining the fair values of Excess MSRs on similar pools of residential mortgage loans.

The values of Excess MSRs are sensitive to changes in the discount rate and prepayment rate assumptions. The Company performed sensitivity analyses on the aforementioned assumptions as follows:

Discount rates

The Company valued the Excess MSRs with a discount rate of 12.0%. A 50 basis point increase/(decrease) in the discount rate assumption would result in an approximately $13.0 million (decrease)/increase in the value of the Excess MSRs, respectively. Such increase/(decrease) in the discount rate assumption would result in an approximately $2.1 million increase/(decrease) to annual income on the Excess MSRs, respectively, since a change in the initial discount rate would change the total amount of accretable yield on these rights.

Prepayment rates

The Company valued the Excess MSRs with a conditional prepayment assumption of 11.0%. A 50 basis point increase/(decrease) in the prepayment rate assumption would result in an approximately $16.0 million (decrease)/increase in the value of the Excess MSRs, respectively. Such increase/(decrease) in the prepayment assumption would result in an approximately $1.9 million (decrease)/increase to annual income on the Excess MSRs, respectively.

Servicer advances

The fair value of Servicer advances, including the base component of the related mortgage servicing right, of $5,893.2 million was estimated based on a discounted cash flow model that includes assumptions that are inherently subjective and unobservable. The factors that most significantly impact the fair value include (i) the rate at which the servicer advance balance changes over the term of the investment, (ii) the UPB of the underlying loans with respect to which the Company has the obligation to make advances and owns the base component of the related mortgage servicing right, which in turn is driven by prepayment speeds and (iii) the percentage of delinquent loans with respect to which the Company owns the base component of the mortgage servicing right. Significant inputs used in the valuation include the assumptions used to establish the aforementioned cash flows and discount rates that market participants would use in determining the fair values of Servicer advances.

The value of the Servicer advances is sensitive to changes in the discount rate, and the assumption of the amount of outstanding advances in relation to the UPB of the underlying loans. The Company performed sensitivity analyses on the aforementioned assumptions as follows:

Discount rates

The Company valued the Servicer advances with a discount rate of 5.4%. A 40 basis point increase/(decrease) in the discount rate assumption would result in an approximately $48.6 million (decrease)/increase in the value of the Servicer advances, respectively. The increase/(decrease) in the discount rate assumption would result in an approximately $17.5 million increase/(decrease) to annual income on the Servicer advances, respectively, since a change in initial discount rate would change the total amount of accretable yield on these rights.

Servicer advances / UPB

The Company valued the Servicer advances with a weighted average ratio of outstanding Servicer advances to UPB of 1.5% A 20 basis point increase/(decrease) in this assumption would result in an approximately $45.0 million (decrease)/increase in the value of the Servicer advances, respectively. Such increase/(decrease) would result in an approximately $41.2 million increase/(decrease) to annual income on the Servicer advances, respectively.

Residential mortgage loans held-for-sale

Residential mortgage loans, held-for-sale of $472.2 million represent GNMA EBO Loans. EBO Loans are guaranteed by the FHA and as such the fair value of the loans was estimated using a discounted cash flow model incorporating such guarantee. Other assets include Claims receivable from the FHA related to GNMA EBO loans for which foreclosure has been completed and for which claims have been made on the FHA guarantee of $109.6 million. The FHA receivable is short term in nature and the carrying value generally approximates fair value.

Notes payable

Match funded liabilities of $5,624.1 million include various series of notes, variable funding notes and other fixed rate liabilities. The fair value of these notes was estimated using broker quotes and discounted cash flow models.

Other Borrowings included in Notes payable of $1,182.3 million include a senior secured term loan facility, an EBO facility, a RPL facility and a servicer advance note facility (the “Note Facility”). The fair value estimate of the senior secured term loan facility was determined by using a combination of broker quotes and discounted cash flow models. The EBO facility, RPL facility and Note Facility are short term in nature and the carrying values generally approximate fair value.

At this time the Company has not finalized a detailed valuation of the assets acquired and liabilities assumed as part of the Acquisition, and accordingly, the unaudited pro forma combined financial information was prepared using a preliminary allocation of the estimated or actual purchase prices based on assumptions and estimates, which are subject to material changes. Additionally, the Company has not yet completed all of the analysis necessary to identify additional items that could significantly impact the purchase price allocation or the assumptions and adjustments made in preparation of this unaudited pro forma combined financial information. The Acquisition accounting will be completed within the required measurement period in accordance with the accounting guidance on business combinations, but in no event later than one year following the completion of the Acquisition.

Upon completion of a final detailed valuation analysis, there may be additional increases or decreases to the recorded book values of assets and liabilities associated with the Acquisition, including, but not limited to, commitments and contingencies that will give rise to future expenses that are not reflected in this unaudited pro forma combined financial information. Accordingly, once the necessary analyses are completed and the final purchase price and purchase price allocation is determined, actual results may differ materially from the information presented in this unaudited pro forma combined financial information.

The unaudited pro forma combined financial information does not contain any significant commitments and contingencies, including litigation described elsewhere in this prospectus supplement, based upon the preliminary valuation discussed herein. The results of any additional facts and circumstances that materialize subsequent to the preparation of this unaudited pro forma combined financial information may differ materially from the information presented herein.

Additionally, the unaudited pro forma combined statement of income does not reflect the cost of any integration activities or synergies that may be derived from any integration activities, both of which may have a material impact on the results of operations in periods following the completion of the Acquisition.

Conformity of Accounting Policies

Certain assets and liabilities and related processes of HLSS are expected to be integrated with those of the Company. This integration includes a review by the Company of HLSS’s accounting policies. As a result of that review, the Company may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements. At this time, the Company is not aware of any differences that would have a material impact on the combined financial statements that have not been adjusted for in the pro forma financial information (Please refer to note B). Accounting policy differences may be identified after completion of the Acquisition.

Pro Forma Adjustments for the Unaudited Pro Forma Combined Balance Sheet as of December 31, 2014

A.	In accordance with ASC 805, Management has performed a preliminary allocation of the purchase price to HLSS’s assets and liabilities in the accompanying unaudited pro forma combined financial information based on estimates. The final allocation of purchase price may differ materially from the pro forma amounts included herein. The preliminary allocation of the purchase consideration is as follows (in millions):

	Purchase Price Allocation		Historical	Fair Value / Other Pro Forma Adjustment
Cash and cash equivalents	$48.6		$210.0	$(161.4)*
Servicer advances	5,893.2		6,121.6	(228.4)
Excess mortgage servicing rights	835.4		614.5	220.9
Residential mortgage loans, held-for-sale	472.2		477.0	(4.8)
Related party receivables	94.4		94.4	—
Deferred tax assets	0.5		0.5	—
Other assets	263.4		281.5	(18.1)

Total assets acquired	$7,607.7		$7,799.5	$(191.8)

Match funded liabilities	$5,558.0	**	$5,624.1	$(66.1)
Other borrowings	570.2	***	1,182.3	(612.1)
Dividends payable	12.8		12.8	—
Deferred tax liability	0.5		0.5	—
Income taxes payable	0.2		0.2	—
Related party payables	14.5		14.5	—
Accrued expenses and other liabilities	12.4		12.4	—

Total liabilities assumed	$6,168.6		$6,846.8	$(678.2)

Estimated fair value of net assets acquired	$1,439.1

*	Reflects the Cash and cash equivalents not acquired in the Acquisition. Please refer to note E.
**	Amounts stated are after the funding of $66.1 from HLSS into the Match funded liabilities as a result of the proceeds from the RPL sale reflected in note C.
***	Amounts stated are after the repayment of the RPL liability of $271.5 and the HLSS Senior secured term loan facility of $340.6 as reflected in notes C and I, respectively.

B.	Certain amounts in the historical balance sheet of HLSS have been reclassified to conform to the Company’s presentation and the details of these reclassifications are as follows:

•	The Match funded advances of $6,121.6 million and the Notes receivable—Rights to MSRs of $614.5 million have been reclassified to Servicer advances, at fair value and Excess MSRs, at fair value. The Match funded advances and the Notes receivable—Rights to MSRs were fair valued as a part of the preliminary allocation of purchase price for $5,893.2 million in Servicer advances, at fair value and for $835.4 million in Excess MSRs, at fair value. This results in a net fair value adjustment to Servicer advances, at fair value of $(228.4) million and a net fair value adjustment to Excess MSRs, at fair value of $220.9 million reflected in note A;

•	EBO loans of $477.0 million have been reclassified from Residential mortgage loans, held-for-investment to Residential mortgage loans, held-for-sale. The EBO loans were fair valued as a part of the preliminary allocation of purchase price for $472.2 million resulting in a net fair value adjustment of $(4.8) million reflected in notes A and D;

•	Related party receivables of $94.4 million and Deferred tax assets of $0.5 million have been reclassified to Other assets;

•	The historical HLSS deferred financing costs of $16.7 million included in Other assets were fair valued as a part of the preliminary allocation of purchase price to $0.0 resulting in a net fair value adjustment of $(16.7) million reflected in note F;

•	The Match funded liabilities of $5,624.1 million have been reclassified to Notes payable, $66.1 million was deducted as a result of the liquidity obtained by HLSS from the sales of RPL’s discussed in note C below;

•	The Senior secured term loan facility, EBO facility, RPL facility and Note facility of $1,182.3 million have been reclassified from Other borrowings to Notes payable (refer to notes A and B); and

•	Income taxes payable of $0.2 million and Related party payables of $14.5 million have been reclassified to Accrued expenses and other liabilities.

The movements in Other assets can be summarized as follows (in millions):

Reclassifications
Reclassification of related party receivables	$94.4
Reclassification of deferred tax assets	0.5

Total Reclassifications	$94.9

Add:

Capitalization of refinanced deferred financing costs (Refer to note F)	27.2

Fair value / Other Pro Forma adjustments
HLSS settlement of derivatives (Refer to note E, F and I)	(1.4)
Fair value adjustment of historical HLSS deferred financing costs (Refer to notes A and F)	(16.7)

Total Fair value adjustments	$(18.1)

Total movement in Other assets	$104.0

C.	Reflects the impact in Notes payable of sales of RPLs for $337.6 million by HLSS subsequent to December 31, 2014, prior to the close of the Acquisition. The RPLs sold by HLSS were not acquired and the related liabilities were not assumed in the Acquisition. The carrying value of the loans was $338.6 million as of December 31, 2014 resulting in a loss of $1.0 million. The loss was not reflected in the unaudited pro forma combined statement of income as the loss is not recurring in nature.

The pro forma loss on sale has been calculated based on the historical carrying value of the Residential mortgage loans, held-for-investment as at December 31, 2014. When the sale of the HLSS’ RPLs was closed, the actual carrying value of the Residential mortgage loans, held-for-investment may have been different and may result in a materially different gain / loss.

With the proceeds of the sale, HLSS repaid the RPL liability of $271.5 million, reflected in Notes payable, resulting in a net cash inflow of $66.1 million. The net cash inflow was utilized by HLSS to fund part of the Match funded liabilities of $5,624.1 million as of December 31, 2014.

D.	Reflects the impact of sales of certain Residential mortgage loans, held-for-sale and Real estate owned for $931.9 million by the Company subsequent to December 31, 2014 in contemplation of the Acquisition and the use of the resulting proceeds to fund the Acquisition. The carrying value of the Residential mortgage loans, held-for-sale and Real estate owned was $914.9 million as of December 31, 2014 resulting in a gain of $17.0 million. The gain was not reflected in the unaudited pro forma combined statement of income as the gain is not recurring in nature. A reconciliation of the pro forma gain on sale is as follows (in millions):

Sales proceeds		$931.9
Carrying value of Residential mortgage loans, held-for-sale	$897.0
Carrying value of Real estate owned	$17.9

Total carrying value		914.9

Pro forma gain on sale		$17.0

The pro forma gain on sale has been calculated based on the historical carrying value of the Residential mortgage loans, held-for-sale and the Real estate owned as at December 31, 2014. When the actual sale was closed, the carrying value of the Residential mortgage loans, held-for-sale and the Real estate owned was different and would have resulted in a materially different gain/loss.

The sales proceeds were used for a Repurchase agreement pay down of $708.0 million resulting in a net cash increase of $223.9 million. These remaining proceeds were used for the Acquisition.

The pro forma adjustments in the Residential mortgage loans, held-for-sale can be summarized as follows (in millions):

Reclassification and fair value adjustment of HLSS EBOs included in residential mortgage loans, held-for-investment (see note B)	$472.2
Residential loans sold by the Company	(897.0)

Total	$(424.8)

E.	Reflects the elimination of HLSS Cash and cash equivalents not acquired in the Acquisition pursuant to the Acquisition Agreement. The movements in pro forma Cash and cash equivalents can be summarized as follows (in millions):

HLSS proceeds from sale of loans (Refer to note C)	$337.6
HLSS repayment of the RPL liability (Refer to note C)	(271.5)
Cash applied to Match funded liabilities from the HLSS RPL sale (Refer to note C)	(66.1)
HLSS opening balance Cash and cash equivalents not acquired in the Acquisition	(161.4)
HLSS repayment of senior secured term loan facility (Refer to note I)	(340.6)
HLSS settlement of derivatives (Refer to notes B, F and I)	1.4
HLSS derivatives settlement cash not acquired in the Acquisition	(1.4)
The Company’s historical Cash and cash equivalents used for the Acquisition	(1.3)
The Company’s proceeds from sale of loans (Refer to note D)	931.9
The Company’s pay down on Repurchase agreements (Refer to note D)	(708.0)
Deferred financing costs (Refer to note F)	(27.2)

Total	$(306.6)

F.	Reflects the elimination of historical HLSS Deferred financing costs of $16.7 million and the settlement of the HLSS derivatives of $1.4 million (Refer to notes B, E and I) pursuant to ASC 805 and the recognition of Deferred financing costs of $27.2 million as a result of the refinancing of the liabilities contemplated in connection with the Acquisition and for which refinancing terms were agreed upon with the bank counterparties on April 2, 2015. Please refer to note L for the related impact on the unaudited pro forma combined statement of income.

Fair value adjustment of historical HLSS deferred financing costs (Refer to notes A and B)	$(16.7)
HLSS settlement of loan related derivatives (Refer to notes B, E and I)	(1.4)
New deferred financing costs (commitment fees) to be paid to the bank counterparties and capitalized	27.2

Reflects the new indebtedness for $665.0 million contemplated by the Company in connection with the Acquisition and for which financing terms were agreed upon with the bank counterparties on April 2, 2015.

The terms agreed upon with the bank counterparties for the refinanced liabilities and the new indebtedness mentioned above are included in note L.

G.	Reflects the equity impact of the pro forma adjustments. Please refer to the table below for a summary of the movements included in the Company’s Equity:

(Millions of dollars)	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity	Noncontrolling interests in equity of consolidated subsidiaries	Total Equity
New Residential Investment Corp. historical equity as of December 31, 2014	$1.4	$1,328.6	$237.8	$28.3	$1,596.1	$253.8	$1,849.9
Addition of HLSS historical equity as of December 31, 2014	0.7	1,210.3	79.1	1.1	1,291.2	—	1,291.2
Elimination of HLSS historical equity	(0.7)	(1,210.3)	(79.1)	(1.1)	(1,291.2)	—	(1,291.2)
Share issuance (Refer to note H)	0.3	431.9	—	—	432.2	—	432.2
Transaction costs (Refer to note J)	—	—	(30.0)	—	(30.0)	—	(30.0)
The Company’s net gain on sale of Residential mortgage loans and Real estate owned (Refer to note D)	—	—	17.0	—	17.0	—	17.0

Pro forma combined equity as of December 31, 2014	$1.7	$1,760.5	$224.8	$28.3	$2,015.3	$253.8	$2,269.1

H.	Reflects the issuance on April 6, 2015 of approximately 28,286,980 shares of common stock of the Company at a price of $15.28 per share to HLSS in consideration for the Acquisition. The fair value of the common stock was estimated using a value of $15.28 per share which was the Company’s last closing price per share available as of April 2, 2015. The fair value of the unregistered shares is not expected to be materially different of that of registered shares based on the assumption that the shares are expected to be registered shortly after the close of the Acquisition.

I.	Reflects the impact of the repayment of the HLSS Senior secured term loan facility in the amount of $340.6 million. In addition to the repayment of the loan, the related derivatives of $1.4 million included in Other assets were settled (Refer to notes B, E and F).

The following summarizes the components of pro forma adjustments in the Notes payable (in millions):

Addition of HLSS Match funded liabilities (Refer to note B)	$5,624.1
Addition of HLSS Other liabilities (Refer to note B)	1,182.3
HLSS repayment of RPL liability (Refer to note C)	(271.5)
Cash applied to Match funded liabilities from the HLSS RPL sale (Refer to note C)	(66.1)
Repayment of HLSS Senior secured term loan facility	(340.6)
New indebtedness incurred by the Company as part of the Acquisition (Refer to note F)	665.0

Total	$6,793.2

J.	Reflects costs of $30.0 million incurred by the Company directly attributable to the Acquisition. These costs consist of third party legal, consulting and accounting fees.

Pro Forma Adjustments for the Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 2014

K.	The adjustment to Interest income reflects the effective interest income earned on the portfolio of Excess mortgage servicing rights of $88.7 million and Servicer advances of $273.9 million had the portfolios been acquired by the Company as of January 1, 2014 at their estimated fair market values. Additionally, the adjustment reflects the reclassification of fair value changes in Excess mortgage servicing rights to conform with the Company’s accounting policies.

Interest income also reflects, on a pro forma basis, the interest income of $22.9 million that would have been earned on the EBO loans had they been acquired as of January 1, 2014. The pro forma adjustment to record the additional interest income is $4.3 million.

Interest income was adjusted on a pro forma basis to reflect the reversal of Interest income that was related to the following sales of loan portfolios by the Company and HLSS subsequent to December 31, 2014 and prior to the close of the Acquisition:

•	Eliminate Interest income of $9.0 million related to the sale of residual mortgage loans sold by the Company; and

•	Eliminate Interest income of $9.6 million related to the sale of HLSS’s portfolio of RPLs.

The following summarizes the components of pro forma adjustments to Interest income (in millions):

Eliminate historical Interest income on the acquired EBO loans of HLSS	$(18.6)
Add: Full year Interest income on acquired EBO loans of HLSS	22.9
Eliminate Interest income related to the sale of residual mortgage loans sold by the Company	(9.0)
Eliminate Interest income related to the sale of HLSS’s portfolio of RPLs	(9.6)
Eliminate historical Interest income of HLSS	(397.5)
Add: HLSS Interest income based on the Company’s accounting policies	362.6

Total	$(49.2)

L.	The adjustment to Interest expense reflects the refinancing of the liabilities contemplated in connection with the Acquisition and for which refinancing terms were agreed upon with the bank counterparties on April 2, 2015. In addition, the adjustment reflects the Interest expense on the new indebtedness for $665.0 million contemplated by the Company in connection with the Acquisition and for which financing terms have been agreed upon with the bank counterparties (Refer to note F).

Interest expense is calculated as if the liabilities were assumed or outstanding at January 1, 2014 at their estimated fair values under the terms of the financing that would have been in place at that time and assumptions as to the amount of variable funding necessary over such period. Please refer to the table below for a summary of the terms (in millions):

	Coupon	Principal	Weighted Average Interest Rate	Weighted Average Maturity
Term Loan Facility	Fixed	$1,800.0	2.03%	5/9/2016
Variable Funding Notes	Floating (1M LIBOR + 2.65%)	4,195.6	2.82%	2/27/2016

Total		$5,995.6	2.58%

All of the new indebtedness of $665.0 million is variable funding. The refinanced liabilities consist of the remaining variable funding of $3,530.6 million and the fixed term loan facility of $1,800.0 million.

The refinancing for purposes of the combined pro forma financial information was considered a modification with the existing lenders, and all historical deferred financing costs are eliminated in applying purchase price accounting as of the Acquisition date. As a result, the amortization of historical deferred financing costs is excluded from the unaudited pro forma combined statement of income for the year ended December 31, 2014.

The Company refinanced the variable funding notes in the Match funded liabilities with a variable interest rate with the terms stated in the table above based on the terms agreed upon with the bank counterparties on April 2, 2015. A change of 1/8% in the interest rate associated with the variable rate borrowings would result in an additional annual interest expense of approximately $3.7 million (in the case of an increase in the rate) or an annual reduction of interest expense of approximately $(3.7) million (in the case of a decrease in the rate).

The additional Interest expense of $44.5 million represents the additional interest expense and amortization of commitment fees on the refinancing and the new indebtedness incurred. In addition, interest expense of $22.4 million related to the HLSS RPL liability and the Senior secured term loan facility that was repaid prior to the close of this Acquisition, has been excluded.

The following summarizes the pro forma adjustment in the Interest expense (in millions):

Exclusion of historical HLSS Interest expense related to the Match funded liabilities	$(109.7)
Add: Refinanced HLSS Interest expense related to the Match funded liabilities	136.4
Add: Interest expense related to new indebtedness incurred by the Company for the Acquisition	7.8
Add: Deferred financing costs amortization on refinancing of the Match funded liabilities	10.0

Total additional interest expense from refinancing and new indebtedness	44.5

Exclusion of historical HLSS Interest expense due to the repayment of Term Loan Facility (Refer to note I)	(16.5)
Exclusion of historical HLSS Interest expense related to the repaid RPL liability (Refer to note C)	(3.7)
Exclusion of historical HLSS Interest expense related deferred financing costs	(2.2)

Total exclusion of historical HLSS Interest expense	(22.4)

Total	$22.1

M.	Certain amounts in the historical statement of income of HLSS have been reclassified to conform to the Company’s presentation and the details of these reclassifications are as follows:

•	Related party revenue of $1.8 million and Other revenue of $0.4 million to Other income, net.

•	Compensation and benefits of $6.4 million and Related party expenses of $2.3 million to General and administrative expenses.

N.	Represents additional management fees as a result of the Acquisition pursuant to the management agreement, according to which the Company pays 1.5% of our Gross Equity, as defined in the management agreement, assuming the underwriters do not exercise their option to purchase additional shares of our common stock.

Management Fee Adjustment

Year ended December 31, 2014
Share issuance as consideration to HLSS	$432.2
Base pro forma management fee of 1.5% of share issuance	6.5
Pro forma adjustment	$6.5

Incentive Compensation Adjustment

Reflects an adjustment to the Incentive Compensation of $24.0 million related to the pro forma adjustments to the statement of income and the impact of this share issuance by the Company to HLSS on the incentive compensation threshold.

O.	The Company intends to continue to qualify as a REIT under the requirements of the Internal Revenue Code, and as a result, the Company’s direct income tax expense is expected to be minimal. Consequently, no additional adjustment to pro forma Income tax expense has been made with respect to the Acquisition. With respect to the Acquisition, the Company acquired the taxable subsidiaries of HLSS by the Company’s Taxable REIT subsidiaries (“TRS”) and are therefore subject to federal income taxes at corporate rates on the taxable basis carried over from HLSS. However, no pro forma adjustment for income tax expense has been reflected in the pro forma statement of income as incremental taxable income is projected to be minimal.

P.	Pro Forma Earnings (Loss) Per Share Attributable to Common Stockholders

Pro forma basic earnings (loss) per common share attributable to common stockholders has been calculated based on the number of shares assumed to be outstanding, assuming such shares were outstanding for the full period presented.

The following table sets forth the computation of unaudited pro forma basic and diluted earnings (loss) per share attributable to common stockholders (in thousands, except per share data):

	Year ended December 31, 2014
	Net income	Shares	Per share amount
Earnings per share, basic	502,977	164,759,845	3.05
Earnings per share, diluted	502,977	167,852,689	3.00

Shares utilized in the calculation of pro forma basic and diluted earnings (loss) per share attributable to common stockholders are as follows:

	Year ended December 31, 2014
	Historical	Shares issued in the equity raise (Refer to note H)*	Pro Forma Total
Weighted-average shares outstanding, basic	136,472,865	28,286,980	164,759,845
Weighted-average shares outstanding, diluted	139,565,709	28,286,980	167,852,689

*	The Company expects to issue approximately 2.8 million options to the Manager pursuant to the Management Agreement in connection with this share issuance to HLSS. However, this does not impact diluted shares outstanding since the assumed strike price and the assumed market value for purposes of computing the treasury stock method are both equal to the share issue price.

PRICE RANGE OF OUR COMMON STOCK

We have one class of common stock, which has been listed on the NYSE under the symbol “NRZ” since May 2, 2013 on a “when issued” basis, and has been traded since our spin-off from Newcastle on May 15, 2013. The following table sets forth, for the periods indicated, the high, low and last sale prices in U.S. dollars on the NYSE for our common stock and the distributions we declared with respect to the periods indicated.

2015	High	Low	Last Sale	Distributions Declared
First Quarter	$15.61	$12.10	$15.01	$0.38
Second Quarter (through April 6, 2015)	$15.43	$14.98	$15.37	—

2014	High	Low	Last Sale	Distributions Declared
First Quarter	$13.72	$12.10	$12.94	$0.35
Second Quarter(A)	$13.32	$12.06	$12.60	$0.50
Third Quarter	$12.90	$11.66	$11.66	$0.35
Fourth Quarter	$13.64	$11.44	$12.77	$0.38

2013	High	Low	Last Sale	Distributions Declared
Second Quarter(B)	$14.28	$11.70	$13.48	$0.14
Third Quarter	$13.98	$11.78	$13.24	$0.35
Fourth Quarter(A)	$14.04	$11.58	$13.36	$0.50

(A)	Includes a quarterly distribution of $0.35 per common share and a special cash distribution of $0.15 per common share.
(B)	The second quarter 2013 distribution reflects forty-five days of earnings generated following the completion of our spin-off from Newcastle on May 15, 2013.

We completed a one-for-two reverse stock split in October 2014. The impact of this reverse stock split has been retroactively applied to all periods presented herein.

On April 6, 2015, the closing sale price for our common stock, as reported on the NYSE, was $15.37. As of April 2, 2015, there were approximately 38 record holders of our common stock. This figure does not reflect the beneficial ownership of shares held in nominee name.

DISTRIBUTION POLICY

We intend to make regular quarterly distributions, which include all or substantially all of our REIT taxable income, to holders of our common stock out of assets legally available therefor. We have declared a quarterly dividend as set forth above. The amount of any future dividend is subject to board approval and depends on a variety of factors, as set forth below. As a result, the amount of any future dividend is uncertain, and any dividends declared in future periods may differ materially from dividends declared in past periods.

To qualify as a REIT we must distribute annually to our stockholders an amount at least equal to:

•	90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains (which does not necessarily equal net income as calculated in accordance with GAAP); plus

•	90% of the excess of our taxable income from foreclosure property (as defined in Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”)) over the tax imposed on such income by the Code; less

•	Any excess non-cash income (as determined under the Code). See “U.S. Federal Income Tax Considerations” in the accompanying prospectus.

We will be subject to income tax on our taxable income that is not distributed and to an excise tax to the extent that certain percentages of our taxable income are not distributed by specified dates. See “U.S. Federal Income Tax Considerations—Taxation of New Residential—Annual Distribution Requirements” in the accompanying prospectus. Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes.

Any distributions will be authorized by our board of directors and declared by us based upon a number of factors, including actual and anticipated results of operations, liquidity and financial condition, prohibitions or restrictions under Delaware law or applicable financing covenants, our taxable income, the annual distribution requirements under the REIT provisions of the Code, our operating expenses and other factors our directors deem relevant. Our ability to make distributions to our stockholders will depend upon the performance of our asset portfolio, and, in turn, upon our Manager’s management of our business. Any declared distributions will be made in cash to the extent that cash is available for distribution. We may not be able to generate sufficient investment results to pay distributions to our stockholders. In addition, our board of directors may change our distribution policy in the future. See “Risk Factors.”

Distributions to stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of such distributions may be designated by us as long-term capital gain to the extent that such portion is attributable to our sale of capital assets held for more than one year. If we pay distributions in excess of our current and accumulated earnings and profits, such distributions will be treated as a tax-free return of capital to the extent of each stockholder’s tax basis in our common stock and as capital gain thereafter. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their U.S. federal income tax status. For a discussion of the U.S. federal income tax treatment of our distributions, see “U.S. Federal Income Tax Considerations—Taxation of New Residential” and “U.S. Federal Income Tax Considerations—Taxation of Stockholders” in the accompanying prospectus.

Our certificate of incorporation allows us to issue preferred stock that could have a preference on distributions. We currently have no intention to issue any preferred stock, but if we do, the distribution preference on the preferred stock could limit our ability to make distributions to the holders of our common stock.

SELLING STOCKHOLDER

The following table sets forth information regarding the Selling Stockholder’s beneficial ownership of our common stock as of April 6, 2015 and the number of shares being sold in this offering by the Selling Stockholder.

In accordance with the rules of the SEC, beneficial ownership includes sole or shared voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of the determination date, which in the case of the following table is April 6, 2015. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person. The percentage of beneficial ownership prior to this offering is based on 169,721,885 shares of common stock outstanding as of April 6, 2015. The percentage of beneficial ownership following this offering is based on 191,434,905 shares of common stock outstanding after the closing of this offering, assuming no exercise of the underwriters’ option to purchase additional shares of our common stock from us. To our knowledge, except as indicated below, we believe that the Selling Stockholder, based on information furnished by it, possesses sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by it.

Beneficial Owner Selling Stockholder:	Shares Beneficially Owned Prior to this Offering		Number of Shares Being Offered	Shares Beneficially Owned After this Offering
	Number	Percentage		Number	Percentage
Home Loan Servicing Solutions, Ltd(1)	28,286,980	16.7%	28,286,980	0	0%

(1)	HLSS is a Cayman Islands exempted company. The board of directors of HLSS (currently comprised of John Van Vlack, Richard J. Lochrie, David B. Reiner, Kerry Kennedy and Robert McGinnis) hold voting and dispositive power with respect to the shares of our common stock held by HLSS. Each member of the board of directors disclaim beneficial ownership of the shares held by HLSS, except to the extent of their pecuniary interest therein, if any. The address for HLSS and the members of the board of directors is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands.

UNDERWRITING

We and the Selling Stockholder are offering the shares of our common stock described in this prospectus supplement and the accompanying prospectus through the underwriters named below. Citigroup Global Markets Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are joint book-running managers of this offering. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase, and we have agreed to sell, 21,713,020 shares of our common stock and the underwriters have agreed to purchase, and the Selling Stockholder has agreed to sell, 28,286,980 shares of our common stock held by it. The underwriters have agreed to purchase all of the shares of common stock offered by this prospectus supplement (other than those covered by the option described below) from both us and the Selling Stockholder, if any are purchased.

Underwriters	Number of shares
Citigroup Global Markets Inc.	43,478,261
Barclays Capital Inc.	2,173,913
Credit Suisse Securities (USA) LLC	2,173,913
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,173,913

Total	50,000,000

The underwriting agreement provides that the underwriters must buy all of the shares if they buy any of them. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares of our common stock described below.

Our common stock is offered subject to a number of conditions, including:

•	receipt and acceptance of our common stock by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.

In connection with this offering, the underwriters may distribute prospectuses electronically.

Option to Purchase Additional Shares of Our Common Stock

We have granted the underwriters an option to buy up to an aggregate of 7,500,000 additional shares of our common stock. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If the underwriters exercise this option, they will each purchase additional shares approximately in proportion to the amounts specified in the table above.

Commissions and Discounts

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.1370 per share from the public offering price. Sales of shares made outside the United States may be made by affiliates of the underwriters. If all the shares are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the shares at the prices and upon the terms stated therein.

The following table shows the per share and total underwriting discounts and commissions we and the Selling Stockholder will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock from us.

	Per Share		Total
	No exercise	Full exercise	No exercise	Full exercise
Public offering price	$15.25	$15.25	$762,500,000	$876,875,000
Underwriting discounts and commissions payable by us1	$0.2821	$0.2821	$6,054,717	$8,170,468
Underwriting discounts and commissions payable by Selling Stockholder	$0.3050	$0.3050	$8,627,529	$8,627,529

(1)	One of our officers has agreed to purchase 250,000 shares of our common stock in this offering from the underwriters at the public offering price of $15.25 per share, and the underwriters will not be entitled to any underwriting discounts and commissions in respect of such purchase.

We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately $1.25 million.

Price Stabilization; Short Positions

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares of common stock. Short sales involve secondary market sales by the underwriters of a greater number of shares of common stock than they are required to purchase in the offering.

•	“Covered” short sales are sales of common stock in an amount up to the number of shares of common stock represented by the underwriters’ option to purchase additional shares.

•	“Naked” short sales are sales of shares of common stock in an amount in excess of the number of shares of common stock represented by the underwriters’ option to purchase additional shares.

•	Covering transactions involve purchases of shares of common stock either pursuant to the underwriters’ option to purchase additional shares of common stock or in the open market after the distribution has been completed in order to cover short positions.

•	To close a naked short position, the underwriters must purchase shares of common stock in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

•	To close a covered short position, the underwriters must purchase shares of common stock in the open market after the distribution has been completed or must exercise the option to purchase additional shares of common stock. In determining the source of shares of common stock to close the covered short position, the underwriters will consider, among other things, the price of shares of common stock available for purchase in the open market as compared to the price at which it may purchase shares of common stock through their option to purchase additional shares.

Purchases to cover short positions, as well as any other purchases by an underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the common stock. They may also cause the price of the common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

No Sales of Similar Securities

We have agreed that, subject to specified exceptions (including issuances of our common stock in connection with acquisitions and the filing of certain registration statements), without the prior written consent of Citigroup Global Markets, Inc., we will not, directly or indirectly, offer for sale, sell, pledge, enter into any swap or other derivatives transaction that transfers to another any of the economic benefits or risks of ownership of our common stock, or otherwise dispose of any shares of our common stock or any securities that may be converted into or exchanged for any shares of our common stock for a period ending 45 days after the date of this prospectus supplement.

Our Manager, Fortress Operating Entity I L.P., our executive officers and our directors have entered into lock-up agreements with the representatives. Under these agreements, subject to certain exceptions (including existing pledges and refinancing thereof, transfers for charitable and estate planning purposes and selling shares to cover taxes upon the exercise of options), none of the Selling Stockholder, our manager, Fortress Operating Entity I L.P., our executive officers or our directors may, without the prior written consent of Citigroup Global Markets, Inc., directly or indirectly, offer for sale, sell, pledge, enter into any swap or other derivatives transaction that transfers to another any of the economic benefits or risks of ownership of our common stock, or otherwise dispose of any shares of our common stock or any securities that may be converted into or exchanged for any shares of our common stock for a period ending 45 days after the date of this prospectus supplement. At any time and without public notice, Citigroup Global Markets, Inc. may, in its sole discretion, release some or all of the securities from these lock-up agreements.

Indemnification

We and the Selling Stockholder have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended. If we or the Selling Stockholder are unable to provide the required indemnification, we or the Selling Stockholder, as the case may be, have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

NYSE Listing

Our common stock is listed on the NYSE under the symbol “NRZ.”

Affiliations

Certain of the underwriters and their affiliates have in the past provided, are currently providing and may in the future from time to time provide, investment banking and other financing, trading, banking, research, transfer agent and trustee services to us, our subsidiaries and our affiliates, for which they have in the past received, and may currently or in the future receive, fees and expenses. Citigroup Global Markets Inc. served as a financial advisor to HLSS in connection with the Acquisition. In addition, affiliates of Barclays Capital Inc. and Credit Suisse Securities (USA) LLC are lenders under financing arrangements with subsidiaries of HLSS acquired by us in the Acquisition. In addition, the underwriters and their affiliates may sell assets to us.

In addition, in the ordinary course of its business activities, certain of the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that it acquires, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Hong Kong

The shares of our common stock may not be offered or sold in Hong Kong, by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies

Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares of our common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the shares of common stock has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:

(i)	“sophisticated investor” under Section 708(8)(a) or (b) of the Corporations Act;

(ii)	a “sophisticated investor” under Section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)	a person associated with us under Section 708(12) of the Corporations Act; or

(b)	a “professional investor” within the meaning of Section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(c)	you warrant and agree that you will not offer any of the shares of common stock for resale in Australia within 12 months of the shares of common stock being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under Section 708 of the Corporations Act.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information that we file with the SEC prior to the completion of this offering. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered to be a part of this prospectus supplement and the accompanying prospectus and any information filed by us with the SEC subsequent to the date of this prospectus supplement (but prior to the completion of this offering) will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which we have already filed with the SEC, except that any reports or portions thereof which are furnished under Item 2.02 or Item 7.01 of any Current Reports on Form 8-K (including financial statements or exhibits relating thereto furnished pursuant to Item 9.01) and not filed shall not be deemed incorporated by reference herein:

•	Annual Report on Form 10-K for the year ended December 31, 2014;

•	Current Reports on Form 8-K filed on February 23, 2015, February 24, 2015, April 6, 2015 and April 7, 2015;

•	Definitive Proxy Statement on Schedule 14A for the 2014 Annual Meeting of Stockholders, filed on April 17, 2014; and

•	the description of our Common Stock set forth in our Registration Statement on Form 10, as amended, filed on April 29, 2013, including any amendment or report filed for the purpose of updating such description.

Whenever after the date of this prospectus supplement (but prior to the completion of this offering) we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be a part of this prospectus supplement and the accompanying prospectus from the time they are filed (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules). Any statement made in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Requests should be directed to New Residential Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations. The corresponding telephone number and e-mail address are (212) 479-3150 and ir@newresi.com.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters. Sidley Austin LLP has represented us in the past and continues to represent us on a regular basis on a variety of matters, including with respect to the Acquisition.

EXPERTS

The consolidated financial statements of New Residential Investment Corp. appearing in New Residential Investment Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of New Residential Investment Corp.’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference herein and in the accompanying prospectus, which, as to the year 2013, is based in part on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm. The financial statements referred to above are incorporated by reference herein and in the accompanying prospectus in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The combined financial statements of SpringCastle Finance, LLC, SpringCastle Credit, LLC, SpringCastle America, LLC and SpringCastle Acquisition, LLC incorporated in this prospectus supplement and the accompanying prospectus and registration statement by reference to the Annual Report on Form 10-K of New Residential Investment Corp. for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on their authority as experts in auditing and accounting.

The consolidated financial statements of HLSS and its subsidiaries incorporated in this prospectus supplement and the accompanying prospectus by reference from the New Residential Investment Corp. Current Report on Form 8-K dated April 7, 2015, and effectiveness of HLSS and its subsidiaries’ internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and includes an explanatory paragraph related to material transactions with a significant related party and the sale of substantially all of the Company’s assets and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

NEW RESIDENTIAL INVESTMENT CORP.

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

AND

WARRANTS

We may offer, issue and sell from time to time, together or separately, shares of our common stock; shares of our preferred stock, which we may issue in one or more series; depositary shares representing shares of our preferred stock; our debt securities, which may be senior, subordinated or junior subordinated debt securities; or warrants to purchase debt or equity securities.

We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet that will precede the prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “NRZ.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Unless otherwise provided in the applicable prospectus supplement, in the event that we offer common stock to the public, we will simultaneously grant to our manager, FIG LLC (our “Manager”), or to an affiliate of our Manager, an option to acquire a number of shares equal to 10% of the aggregate number of shares being offered in such offering at an exercise price per share equal to the public offering price per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. BEFORE BUYING OUR SECURITIES, YOU SHOULD REFER TO THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS, IN PROSPECTUS SUPPLEMENTS RELATING TO SPECIFIC OFFERINGS OF SECURITIES AND IN OTHER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” ON PAGE 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 16, 2014.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “NRZ,” “New Residential,” “we,” “our,” and “us” refer to New Residential Investment Corp. and its direct and indirect subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings at an unspecified aggregate initial offering price.

This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted.

You should assume that the information in this prospectus is accurate as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities and warrants that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. Our Commission filings are also available on the Internet at the Commission’s website at http://www.sec.gov. Our common stock is listed on the NYSE under the trading symbol “NRZ.” Our reports, proxy statements and other information can also be read at the offices of the NYSE, located at 20 Broad Street, New York, New York 10005.

We have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the Commission’s Public Reference Room, as well as through the Commission’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus information that we file with the Commission. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the Commission subsequent to the date of this prospectus will automatically be deemed to update and supersede this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that we have already filed with the Commission (other than any portion of such filings that are furnished, rather than filed, under the Commission’s applicable rules):

•	Annual Report on Form 10-K for the year ended December 31, 2013;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

•	Definitive Proxy Statement on Schedule 14A for 2014 Annual Meeting of Stockholders, filed on April 17, 2014;

•	Current Reports on Form 8-K filed on March 25, 2014 and March 12, 2014; and

•	the description of our common stock set forth in our Registration Statement on Form 10, as amended, filed on April 29, 2013, including any amendment or report filed for the purpose of updating such description.

Whenever after the date of this prospectus we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), those reports and documents will be deemed to be a part of this prospectus from the time they are filed (other than documents or information deemed to have been furnished and not filed in accordance with Commission rules). Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to New Residential Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York, 10105, Attention: Investor Relations (telephone number (212) 479-3150 and email address ir@newresi.com).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Such forward-looking statements relate to, among other things, the operating performance of our investments, the stability of our earnings, our financing needs and the size and attractiveness of market opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations, cash flows or financial condition or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. As set forth more fully under “Part I, Item 1A. Risk Factors” in our most recent Quarterly Report on Form 10-Q, which is incorporated by reference herein, factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	reductions in cash flows received from our investments;

•	the quality and size of the investment pipeline and our ability to take advantage of investment opportunities at attractive risk-adjusted prices;

•	servicer advances may not be recoverable or may take longer to recover than we expect, which could cause us to fail to achieve our targeted return on our investment in servicer advances;

•	our ability to deploy capital accretively and the timing of such deployment;

•	our counterparty concentration and default risks in Nationstar, Springleaf and other third-parties;

•	a lack of liquidity surrounding our investments, which could impede our ability to vary our portfolio in an appropriate manner;

•	the impact that risks associated with subprime mortgage loans and consumer loans, as well as deficiencies in servicing and foreclosure practices, may have on the value of our excess mortgage servicing rights (“Excess MSRs”), servicer advances, residential mortgage backed securities (“residential MBS” or “RMBS”) and consumer loan portfolios;

•	the risks that default and recovery rates on our Excess MSRs, servicer advances, real estate securities, residential mortgage loans and consumer loans deteriorate compared to our underwriting estimates;

•	changes in prepayment rates on the loans underlying certain of our assets, including, but not limited to, our Excess MSRs;

•	the risk that projected recapture rates on the portfolios underlying our Excess MSRs are not achieved;

•	the relationship between yields on assets which are paid off and yields on assets in which such monies can be reinvested;

•	the relative spreads between the yield on the assets we invest in and the cost of financing;

•	changes in economic conditions generally and the real estate and bond markets specifically;

•	adverse changes in the financing markets we access affecting our ability to finance our investments on attractive terms, or at all;

•	changing risk assessments by lenders that potentially lead to increased margin calls, not extending our repurchase agreements or other financings in accordance with their current terms or not entering into new financings with us;

•	changes in interest rates and/or credit spreads, as well as the success of any hedging strategy we may undertake in relation to such changes;

•	impairments in the value of the collateral underlying our investments and the relation of any such impairments to our judgments as to whether changes in the market value of our securities or loans are temporary or not and whether circumstances bearing on the value of such assets warrant changes in carrying values;

•	the availability and terms of capital for future investments;

•	competition within the finance and real estate industries;

•	the legislative/regulatory environment, including, but not limited to, the impact of the Dodd-Frank Act, U.S. government programs intended to stabilize the economy, the federal conservatorship of Fannie Mae and Freddie Mac and legislation that permits modification of the terms of loans;

•	our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes and the potentially onerous consequences that any failure to maintain such qualification would have on our business;

•	our ability to maintain our exclusion from registration under the Investment Company Act of 1940, as amended (the “1940 Act”), and the fact that maintaining such exemption imposes limits on our operations; and

•	other risks detailed from time to time in our reports filed with the Commission, which are incorporated by reference herein. See “Incorporation of Certain Documents By Reference.”

Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this prospectus. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

NEW RESIDENTIAL INVESTMENT CORP.

Our Company

New Residential is a publicly traded REIT (NYSE: NRZ) primarily focused on investing in residential mortgage related assets. We are externally managed by an affiliate of Fortress Investment Group LLC (“Fortress”). We were formed as a wholly owned subsidiary of Newcastle Investment Corp. (“Newcastle”) in September 2011 and were spun-off from Newcastle on May 15, 2013, which we refer to as the “separation date” or “distribution date.”

Our goal is to drive strong risk-adjusted returns primarily through investments in servicing related assets, residential securities and loans and other investments. We generally target assets that generate significant current cash flows and/or have the potential for meaningful capital appreciation. We aim to generate attractive returns for our stockholders without the excessive use of financial leverage.

We intend to continue to invest opportunistically across the residential real estate market. Our investment guidelines are purposefully broad to enable us to make investments in a wide array of assets in diverse markets. In the past, we have taken advantage of this flexibility to invest in assets that are not strictly real estate related (e.g., consumer loans), and we may do so again in the future. We expect our asset allocation and target assets to change over time depending on the types of investments our Manager identifies and the investment decisions our Manager makes in light of prevailing market conditions.

Our Manager

We are managed by our Manager, an affiliate of Fortress. We are able to draw upon the long-standing expertise and resources of Fortress, a global investment management firm with $62.5 billion of alternative and traditional assets under management as of March 31, 2014.

We are also able to capitalize on our Manager’s relationship with Nationstar Mortgage LLC (“Nationstar”), which is majority-owned by Fortress funds managed by our Manager, to source investment opportunities. Nationstar (NYSE: NSM) is one of the largest residential loan servicers, according to Inside Mortgage Finance, and it was ranked among the highest quality servicers by Federal National Mortgage Association (“Fannie Mae”) in August 2013. On December 17, 2013, we completed our first acquisition of servicer advances from Nationstar through a co-investment with certain third parties.

Pursuant to the terms of our management agreement with our Manager (the “Management Agreement”), our Manager provides a management team and other professionals who are responsible for implementing our business strategy and performing certain services for us, subject to oversight by our board of directors. Our Manager’s duties include: (1) performing all of our day-to-day functions, (2) determining investment criteria in conjunction with, and subject to the supervision of, our board of directors, (3) sourcing, analyzing and executing on investments and sales, (4) performing investment and liability management duties, including financing and hedging, and (5) performing financial and accounting management. For its services, our Manager is entitled to an annual management fee and is eligible to receive incentive compensation, depending upon our performance.

Our Manager also manages our predecessor, Newcastle, a publicly traded REIT that pursues a broad range of real estate related investments. Our management team is not required to exclusively dedicate their services to us and they provide services for other entities affiliated with our Manager, including, but not limited to, Newcastle.

Market Opportunity and Target Assets

We believe that unfolding developments in the U.S. residential housing market are generating significant investment opportunities. The U.S. residential real estate market is vast: the value of the housing market totaled approximately $20 trillion as of September 2013, including about $10 trillion of outstanding mortgages, according to Inside Mortgage Finance. In the aftermath of the U.S. financial crisis, the residential mortgage industry is undergoing major structural changes that are transforming the way mortgages are originated, owned and serviced. We believe these changes are creating a compelling set of investment opportunities.

We also believe that New Residential is one of only a select number of market participants that have the combination of capital, industry expertise and key business relationships we think are necessary to take advantage of this opportunity. We are focused on the investment opportunities described below, as well as identifying other opportunities that may arise as the residential mortgage market evolves.

Servicing Related Assets

Excess Mortgage Servicing Rights (“Excess MSRs”)

In our view, the mortgage servicing sector presents a number of compelling investment opportunities. A mortgage servicing right (“MSR”) provides a mortgage servicer with the right to service a pool of mortgages in exchange for a portion of the interest payments made on the underlying mortgages. This amount typically ranges from 25 to 50 basis points (“bps”) times the unpaid principal balance (“UPB”) of the mortgages. Approximately 77% of MSRs were owned by banks as of the fourth quarter of 2013, according to Inside Mortgage Finance. We expect this number to decline as banks face pressure to reduce their MSR exposure as a result of heightened capital reserve requirements under Basel III, regulatory scrutiny and a more challenging servicing environment. As a result, we believe the volume of MSR sales is likely to be substantial for some period of time.

As banks sell MSRs, there may be an opportunity for entities such as New Residential to participate through co-investment in the corresponding Excess MSRs. An MSR is made up of two components: a basic fee and an Excess MSR. The basic fee is the amount of compensation for the performance of servicing duties, and the Excess MSR is the amount that exceeds the basic fee. For example, if an MSR is 30 bps and the basic fee is 5 bps, then the Excess MSR is 25 bps. In our capacity as the owner of an Excess MSR, we are not required to assume any servicing duties, advance obligations or liabilities associated with the portfolios underlying our investment. However, we, through co-investments made by our subsidiaries, have separately purchased servicer advances, including the basic fee component of the related MSRs, on certain portfolios underlying our Excess MSRs.

There are a number of reasons why we believe Excess MSRs are a compelling investment opportunity:

•	Supply-Demand Imbalance. Since 2010, banks have sold or committed to sell MSRs totaling more than $1 trillion. As a result of the regulatory and other pressures facing bank servicers, we believe the volume of MSR sales is likely to be substantial for some period of time. We estimate that MSRs on approximately $200–300 billion of mortgages are currently for sale, which would require a capital investment of approximately $2–3 billion based on current pricing dynamics. We believe that non-bank servicers, who are constrained by capital limitations, such as Nationstar, will continue to sell a portion of the Excess MSRs or other servicing assets, such as advances. We also estimate that approximately $1–2 trillion of MSRs could be sold over the next several years. In addition, approximately $1.2 trillion of new loans are expected to be created annually according to the Mortgage Bankers Association. We believe this creates an opportunity to enter into “flow arrangements,” whereby loan originators agree to sell Excess MSRs on newly originated loans on a recurring basis (often monthly or quarterly). We believe that MSRs are being sold at a discount to historical pricing levels, although increased competition for these assets has driven prices higher recently.

•	Attractive Pricing. We believe MSRs are currently being sold at a discount to historical pricing levels. While prices have rebounded from the lows, we believe that prices remain lower than their peak. At current prices, we believe investments in Excess MSRs can generate attractive returns without leverage.

•

Significant Barrier to Entry. Non-servicers, like us, cannot directly own an MSR as a named servicer and would therefore need to partner with a servicer in order to invest in MSRs. The number of strong, scalable non-bank servicers is limited. Moreover, in the case of Excess MSRs on Agency pools, the servicer must be Agency-approved. As a result, non-servicers seeking to invest in Excess MSRs generally face a significant barrier to entering the market, particularly if they do not have a relationship with a quality servicer. We believe our track record of investing in Excess MSRs and our established relationship with Nationstar give us a competitive advantage over other potential investors.

We pioneered investments in Excess MSRs (while we were a wholly owned subsidiary of Newcastle). We believe we remain the most active REIT in the sector.

Servicer Advances

We believe there are attractive opportunities to invest in residential mortgage servicer advances. On December 17, 2013, we made our first investment in servicer advances, including the basic fee component of the related MSRs, from Nationstar through a co-investment with two subsidiaries of Athene Holding Ltd., affiliates of The Blackstone Group, and affiliates of, and funds/accounts managed by, Omega Advisors, Inc.

Servicer advances are generally reimbursable cash payments made by a servicer when the borrower fails to make scheduled payments due on a mortgage loan or when the servicer makes cash payments (i) on behalf of a borrower for real estate taxes and insurance premiums on the property that have not been paid on a timely basis by the borrower and (ii) to third parties for the costs and expenses incurred in connection with the foreclosure, preservation and sale of the mortgaged property, including attorneys’ and other professional fees. Servicer advances are a customary feature of residential mortgage securitization transactions and represent one of the duties for which a servicer is compensated through the basic fee component of the related MSR. The purpose of the advances is to provide liquidity, rather than credit enhancement, to the underlying residential mortgage securitization transaction. Servicer advances are usually repaid from amounts received with respect to the related mortgage loan, including payments from the borrower or amounts received from the liquidation of the property securing the loan, which is referred to as “loan-level recovery.”

Servicer advances typically fall into one of three categories:

•	Principal and Interest Advances: Cash payments made by the servicer to cover scheduled payments of principal of, and interest on, a mortgage loan that have not been paid on a timely basis by the borrower.

•	Escrow Advances (Taxes and Insurance Advances): Cash payments made by the servicer to third parties on behalf of the borrower for real estate taxes and insurance premiums on the property that have not been paid on a timely basis by the borrower.

•	Foreclosure Advances: Cash payments made by the servicer to third parties for the costs and expenses incurred in connection with the foreclosure, preservation and sale of the mortgaged property, including attorneys’ and other professional fees.

Residential mortgage servicing agreements generally require a servicer to make advances in respect of serviced mortgage loans unless the servicer determines in good faith that the advance would not be ultimately recoverable from the proceeds of the related mortgage loan or the mortgaged property. In many cases, if the servicer determines that an advance previously made would not be recoverable from these sources, or if such advance is not recovered when the loan is repaid or related property is liquidated, then the servicer is entitled to withdraw funds from the custodial account for payments on the serviced mortgages to reimburse the applicable advance. This is what is often referred to as a “general collections backstop.”

We believe that the market in servicer advances could present us with additional investment opportunities. For example, we have the right to purchase additional servicer advances from Nationstar. The status of investments in servicer advances for purposes of the REIT requirements is uncertain, and therefore our ability to make these kinds of investments may be limited. We currently hold our investment in servicer advances in a taxable REIT subsidiary (“TRS”).

Residential Securities and Loans

Residential Mortgage Backed Securities (“RMBS”)

From time to time, we invest in both Agency adjustable-rate mortgage (“ARM”) RMBS and Non-Agency RMBS, which we believe complement our Excess MSR investments. RMBS are securities created through the securitization of a pool of residential mortgage loans. As of the fourth quarter of 2013, approximately $7 trillion of the $10 trillion of residential mortgages outstanding was securitized, according to Inside Mortgage Finance. Of the securitized mortgages, approximately $6 trillion were Agency RMBS according to Inside Mortgage Finance, which are RMBS issued or guaranteed by a U.S. Government agency, such as the Government National Mortgage Association (“Ginnie Mae”), or by a government-sponsored enterprise (“GSE”), such as Fannie Mae or the Federal Home Loan Mortgage Corporation (“Freddie Mac”). The balance was securitized by either public or private trusts (“private label securitizations”), and these securities are referred to as Non-Agency RMBS.

Agency ARM RMBS generally offer more stable cash flows and historically have been subject to lower credit risk and greater price stability than the other types of residential mortgage investments we target.

Since the onset of the financial crisis in 2007, there has been significant volatility in the prices for Non-Agency RMBS. This has resulted from a widespread contraction in capital available for this asset class, deteriorating housing fundamentals, and an increase in forced selling by institutional investors (often in response to rating agency downgrades). While the prices of these assets have started to recover from their lows, from time to time there may be opportunities to acquire Non-Agency RMBS at attractive risk-adjusted yields, with the potential for upside if the U.S. economy and housing market continue to strengthen. We believe the value of existing Non-Agency RMBS may also rise if the number of buyers returns to pre-2007 levels. Furthermore, we believe that in many Non-Agency RMBS vehicles there is a meaningful discrepancy between the value of the Non-Agency RMBS and the recovery value of the underlying collateral. We intend to pursue opportunities to structure transactions that would enable us to realize this difference. We actively monitor the market for Non-Agency RMBS and our portfolio to determine when to strategically purchase and sell Non-Agency RMBS from time to time. We currently expect that the size of our Non-Agency portfolio will fluctuate depending primarily on our Manager’s assessment of expected yields and alternative investment opportunities.

Real Estate Loans

We believe there may be attractive opportunities to invest in portfolios of non-performing and other residential mortgage loans. In these investments, we would expect to acquire the loans at a deep discount to their face amount, and we (either independently or with a servicing co-investor) would seek to resolve the loans at a substantially higher valuation. We would seek to improve performance by transferring the servicing to Nationstar or another reputable servicer, which we believe could increase unlevered yields. In addition, we may seek to employ leverage to increase returns, either through traditional financing lines or, if available, securitization options.

While a number of portfolios of non-performing residential loans have been sold since the financial crisis, we believe the volume of such sales may increase for a number of reasons. For example, with improved balance sheets, many large banks have more financial flexibility to recognize losses on non-performing assets. The U.S. Department of Housing and Urban Development (“HUD”), which acquires the non-performing loans from Ginnie Mae securitizations, has been increasing the number of portfolio sales. In addition, we believe that residential loan servicers—which have traditionally resorted to loan foreclosure procedures and subsequent property sales to maximize recoveries on non-performing loans—may increase sales of defaulted loans. To the extent any of these dynamics results in a meaningful volume of non-performing loan sales, we believe they may pose attractive investment opportunities for us.

Other Investments

We may pursue other types of investments as the market evolves, such as our opportunistic investment in consumer loans in April 2013. Our Manager makes decisions about our investments in accordance with broad investment guidelines adopted by our board of directors. Accordingly, we may, without a stockholder vote, change our target asset classes and acquire a variety of assets that differ from, and are possibly riskier than, our current portfolio of target assets.

General

Our stock is traded on the NYSE under the symbol “NRZ.” We are a REIT for federal income tax purposes.

We are incorporated in Delaware and the address of our principal executive office is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105. Our telephone number is (212) 479-3150. Our Internet address is www.newresi.com. newresi.com is an interactive textual reference only, meaning that the information contained on the website is not part of this prospectus and is not incorporated into this prospectus or any accompanying prospectus supplement by reference.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in any prospectus supplement as well as under the heading “Risk Factors” contained in Part I, Item 1A. in our Quarterly Report on Form 10-Q for the period ended March 31, 2014, which is incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Incorporation of Certain Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from any sale of securities for general corporate purposes. We may provide additional information on the use of the net proceeds from any sale of securities in an applicable prospectus supplement or other offering materials relating to the securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Three Months Ended March 31, 2014	Year Ended December 31,		December 8, 2011, through December 31, 2011
		2013	2012
Ratio of Earnings to Fixed Charges	2.19	18.29	59.59	N/A

For purposes of calculating the above ratios, (i) earnings represent “income (loss) before taxes,” excluding equity in earnings of unconsolidated subsidiaries, from our consolidated statements of operations, as adjusted for fixed charges and distributions from unconsolidated subsidiaries and (ii) fixed charges represent “interest expense” from our consolidated statements of operations. We incurred no fixed charges during the period from December 8, 2011, through December 31, 2011. The above ratios are based solely on historical financial information.

DESCRIPTION OF DEBT SECURITIES

We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and U.S. Bank, National Association. Holders of our indebtedness will be structurally subordinated to holders of any indebtedness (including trade payables) of any of our subsidiaries.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the applicable indenture and those made a part of the global indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, the applicable prospectus supplement and provisions of the applicable indenture and indenture supplement, if any, in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date would be linked, will be described in the applicable prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or to another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or to a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our certificate of incorporation and bylaws. These descriptions may not contain all of the information that is important to you. To understand them fully, you should read our certificate of incorporation and bylaws, copies of which are filed with the Commission as exhibits to the registration statement of which this prospectus is a part.

Please note that, with respect to any of our shares held in book-entry form through The Depository Trust Company or any other share depository, the depository or its nominee will be the sole registered and legal owner of those shares, and references in this prospectus to any “stockholder” or “holder” of those shares means only the depository or its nominee. Persons who hold beneficial interests in our shares through a depository will not be registered or legal owners of those shares and will not be recognized as such for any purpose. For example, only the depository or its nominee will be entitled to vote the shares held through it, and any dividends or other distributions to be paid, and any notices to be given, in respect of those shares will be paid or given only to the depository or its nominee. Owners of beneficial interests in those shares will have to look solely to the depository with respect to any benefits of share ownership, and any rights they may have with respect to those shares will be governed by the rules of the depository, which are subject to change from time to time. We have no responsibility for those rules or their application to any interests held through the depository.

Authorized Capital Stock

Our authorized capital stock consists of:

•	2,000,000,000 shares of common stock, par value $0.01 per share; and

•	100,000,000 shares of preferred stock, par value $0.01 per share.

As of May 15, 2014, 282,174,669 shares of our common stock were issued and outstanding. All the outstanding shares of our common stock are fully paid and non-assessable. No shares of our preferred stock are outstanding.

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive right to vote for the election of directors and for all other purposes. Our certificate of incorporation does not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares will not be able to elect any directors.

Subject to any preference rights of holders of any preferred stock that we may issue in the future, holders of our common stock are entitled to receive dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred stock to prior distribution.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Any shares of common stock issued pursuant to this prospectus will be validly issued, fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that preferred stock. The effect of issuing preferred stock could include, among other things, one or more of the following:

•	restricting dividends in respect of our common stock;

•	diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;

•	impairing the liquidation rights of our common stock; or

•	delaying, deferring or preventing a change of control of us.

Restrictions on Ownership and Transfer of Capital Stock

In order to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), for each taxable year beginning after December 31, 2013, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, for our taxable years beginning after December 31, 2013, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the second half of any calendar year.

Our certificate of incorporation, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our certificate of incorporation provides that (subject to certain exceptions described below) no person may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of common or capital stock. Pursuant to our certificate of incorporation, our board of directors has the power to increase or decrease the percentage of common or capital stock that a person may beneficially or constructively own. However, any decreased stock ownership limit will not apply to any person whose percentage ownership of our common or capital stock, as the case may be, is in excess of such decreased stock ownership limit until that person’s percentage ownership of our common or capital stock, as the case may be, equals or falls below the decreased stock ownership limit. Until such a person’s percentage ownership of our common or capital stock, as the case may be, falls below such decreased stock ownership limit, any further acquisition of common stock will be in violation of the decreased stock ownership limit.

Our certificate of incorporation also prohibits any person from beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT (including through ownership that results in our owning (actually or constructively) an interest in a tenant as described in Section 856(d)(2)(B) of the Code) and from transferring shares of our capital stock if the transfer would result in our capital stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our capital stock that are transferred to the trust (as described below), is required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such conditions, representations and undertakings as our board of directors may deem reasonably necessary to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board of directors may also require a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions.

Any attempted transfer of our capital stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our certificate of incorporation) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership contained in our certificate of incorporation, our certificate of incorporation provides that the purported transfer will be void ab initio. Shares of our capital stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our capital stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of capital stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of capital stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Delaware law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our certificate of incorporation) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. The trust may reduce the amount payable to the proposed transferee by the amount of dividends and distributions paid to the proposed transferee and owned by the proposed transferee to the trust.

Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our capital stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in number or in value of all classes or series of our capital stock, including shares of our common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our capital stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall, upon demand, be required to provide to us such information as we may request, in good faith, to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the 9.8% ownership limitations in our certificate of incorporation.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders.

Transfer Agent

The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the NYSE under the symbol “NRZ.”

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

Conversion

If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	All outstanding depositary shares to which it relates have been redeemed or converted.

•	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

CERTAIN PROVISIONS OF THE DELAWARE GENERAL CORPORATION LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Bylaws

The following is a summary of certain provisions of our certificate of incorporation and bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without obtaining stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute

We are organized under Delaware law. Some provisions of Delaware law may delay, defer or prevent a transaction that would cause a change in our control. Our certificate of incorporation provides that Section 203 of the Delaware General Corporation Law, as amended, an anti-takeover law, will not apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting stock.

Other Provisions of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation provides for a staggered board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders. The terms of the first, second and third classes will expire in 2017, 2015 and 2016, respectively. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors.

Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our stockholders to be in their best interest. In addition, our bylaws provide that directors may be removed only for cause and only with the affirmative vote of at least 80% of the then issued and outstanding shares of our capital stock entitled to vote in the election of directors.

Pursuant to our certificate of incorporation, shares of our preferred stock may be issued from time to time, and the board of directors is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation. See “Description of Capital Stock—Preferred Stock.” Our bylaws do not provide our stockholders with the ability to call a special meeting of the stockholders.

Ability of Our Stockholders to Act

Our certificate of incorporation and bylaws do not permit our stockholders to call special stockholders meetings. Written notice of any special meeting so called shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.

Our certificate of incorporation and bylaws also prohibits our stockholders from consenting in writing to take any action in lieu of taking such action at a duly called annual or special meeting of our stockholders.

Our bylaws provide that nominations of persons for election to our board of directors may be made at any annual meeting of our stockholders, or at any special meeting of our stockholders called for the purpose of electing directors, (a) by or at the direction of our board of directors or (b) by any of our stockholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs and (ii) in the case of a special meeting, not later than the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure of the date of the special meeting was made, whichever first occurs.

Limitations on Liability and Indemnification of Directors and Officers

Our certificate of incorporation and bylaws provide that our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for:

•	any breach of the director’s duty of loyalty to us or our stockholders,

•	intentional misconduct or a knowing violation of law;

•	liability under Delaware corporate law for an unlawful payment of dividends or an unlawful stock purchase or redemption of stock; or

•	any transaction from which the director derives an improper personal benefit.

Our certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent permitted by Delaware law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our certificate of incorporation against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our certificate of incorporation.

These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Corporate Opportunity

Under our certificate of incorporation, to the extent permitted by law:

•	Fortress and Fortress’s affiliates and their permitted transferees have the right to, and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;

•	if Fortress and Fortress’s affiliates and their permitted transferees or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us, our stockholders or affiliates;

•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and

•	in the event that any of our directors and officers who is also a director, officer or employee of Fortress or Fortress’s affiliates or their permitted transferees acquire knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person’s capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person’s fiduciary duty and is not liable to us if Fortress, or its affiliates, pursues or acquires the corporate opportunity or if such person did not present the corporate opportunity to us.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in common stock of New Residential. This summary does not discuss the consequences of an investment in shares of our preferred stock, debt securities, warrants or other securities. The tax consequences of such an investment will be discussed in a relevant prospectus supplement. For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “New Residential,” “we,” “our” and “us” mean only New Residential Investment Corp. and not its subsidiaries or other lower-tier entities, except as otherwise indicated and references to Newcastle refer to Newcastle Investment Corp. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. Except as indicated below, we have not sought and do not intend to seek, an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate New Residential and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only and is not tax advice. The Code provisions governing the U.S. federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof. Moreover, this summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of another person as a nominee;

•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

For purposes of this discussion, a domestic holder is a stockholder of New Residential that is for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.,

•	a corporation created or organized in the U.S. or under the laws of the U.S., or of any state thereof, or the District of Columbia,

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

A “non-U.S. holder” is a stockholder of New Residential that is neither a domestic holder nor a partnership (or other entity treated as a partnership) for U.S. federal income tax purposes. If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.

THE U.S. FEDERAL INCOME TAX TREATMENT OF OUR COMMON STOCKHOLDERS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES TO ANY PARTICULAR STOCKHOLDER OF HOLDING OUR COMMON STOCK WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. FOR EXAMPLE, A STOCKHOLDER THAT IS A PARTNERSHIP OR TRUST WHICH HAS ISSUED AN EQUITY INTEREST TO CERTAIN TYPES OF TAX EXEMPT ORGANIZATIONS MAY BE SUBJECT TO A SPECIAL ENTITY-LEVEL TAX IF WE MAKE DISTRIBUTIONS ATTRIBUTABLE TO “EXCESS INCLUSION INCOME.” SEE “—TAXATION OF NEW RESIDENTIAL—TAXABLE MORTGAGE POOLS AND EXCESS INCLUSION INCOME” BELOW. A SIMILAR TAX MAY BE PAYABLE BY PERSONS WHO HOLD OUR STOCK AS NOMINEE ON BEHALF OF SUCH A TAX EXEMPT ORGANIZATION. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF OUR COMMON STOCK.

Private Letter Ruling Regarding Our Excess MSRs

We have received from the IRS a private letter ruling substantially to the effect that our Excess MSRs represent interests in mortgages on real property and thus are qualifying “real estate assets” for purposes of the 75% REIT asset test (as described below), which generate income that qualifies as interest on obligations secured by mortgages on real property for purposes of the 75% REIT gross income test (as described below). The ruling is based on, among other things, certain assumptions as well as on the accuracy of certain factual representations and statements that we and Newcastle have made to the IRS (including factual representations and statements relating to the terms and conditions of our Excess MSR investments and our future actions). Although a private letter ruling from the IRS is generally binding on the IRS, if any of the representations or statements that we have made in connection with the private letter ruling, are, or become, inaccurate or incomplete in any material respect with respect to one or more Excess MSR investments, or if we acquire an Excess MSR investment with terms that are not consistent with the terms of the Excess MSR investments described in the private letter ruling, then we will not be able to rely on the private letter ruling. If we are unable to rely on the private letter ruling with respect to an Excess MSR investment, no assurance can be given as to the status of such Excess MSR investment for purposes of the REIT asset and income tests.

The remainder of this discussion assumes that we are able to rely on the private letter ruling.

Taxation of New Residential

We intend to elect to be taxed as a REIT, commencing with our initial taxable year ended December 31, 2013. We believe that we have been organized, and expect to operate in such a manner as to qualify for taxation, as a REIT.

The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with our formation and this registration statement. In connection with this offering, we expect to receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that we have been organized in conformity with the requirements for qualification as a REIT under the Code, and that our actual method of operation has enabled, and our proposed method of operation will enable, us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of tax counsel will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by tax counsel or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued, and will not cover subsequent periods. Tax counsel will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Tax counsel’s opinion relies on a separate opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding Newcastle’s organization and operation as a REIT (the “Newcastle Opinion”). The Newcastle Opinion, in turn, relies upon various legal opinions issued by other counsel for Newcastle and its predecessors, including Sidley Austin LLP and Thacher Proffitt & Wood LLP, with respect to certain issues and transactions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by tax counsel. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain affiliated entities, the status of which may not have been reviewed by tax counsel. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

Most domestic holders that are individuals, trusts or estates will be taxed on corporate dividends at a reduced maximum rate. With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for the reduced rates, and will continue to be taxed at rates applicable to ordinary income. See “—Taxation of Stockholders—Taxation of Taxable Domestic Holders—Distributions.”

Net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders.”

Even if we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions,” and “—Foreclosure Property,” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property”, we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit (“REMIC”)), we could be subject to corporate level U.S. federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “—Taxable Mortgage Pools and Excess Inclusion Income” below.

•	If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income.

•	If we should fail to satisfy the asset or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed, plus (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary (“TRS”) (as described below) that do not reflect arm’s length terms.

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•	The earnings of any subsidiary that is a subchapter C corporation, including any TRS, may be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities);

(7)	which meets other tests described below, including with respect to the nature of its income and assets; and

(8)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, is 2013). Our certificate of incorporation provides restrictions regarding the ownership and transfers of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year end, and therefore satisfy this requirement.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax.

If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “—Tax Aspects of Investments in Affiliated Partnerships.”

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS as described below, that we wholly own, either directly or through one or more other qualified REIT subsidiaries or disregarded entities. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or a disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Subsidiaries. In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we could use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions. We may also use a TRS to earn income in respect of certain Excess MSRs, to invest in servicer advances or to hold basic fees or certain other assets. In addition, our existing investments in servicer advances and the related cash flows are currently held through a TRS and, therefore, will be subject to corporate taxation so long as they are so held.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions involving a TRS and its parent REIT that are not conducted on an arm’s-length basis. We intend that all of our transactions with any TRS will be conducted on an arm’s-length basis.

We may hold a significant amount of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% of our assets. In general, we intend that loans that we originate or buy with an intention of selling in a manner that might expose us to a 100% tax on “prohibited transactions” will be sold by a TRS. We anticipate that the TRS through which any such sales are made may be treated as a dealer for U.S. federal income tax purposes. As a dealer, the TRS may in general mark all the loans it holds on the last day of each taxable year to their market value, and may recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. In addition, the TRS may further elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a “trader” as opposed to a “dealer” for U.S. federal income tax purposes.

Income Tests

In order to qualify as a REIT, we must satisfy two annual gross income requirements. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including, generally, certain Agency RMBS and certain types of MBS), “rents from real property,” dividends received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. See “—Derivatives and Hedging Transactions” below.

As described above, we have received a private letter ruling from the IRS substantially to the effect that interest received by us from our Excess MSRs will be considered interest on obligations secured by mortgages on real property for purposes of the 75% REIT gross income test. Although a private letter ruling from the IRS is generally binding on the IRS, if any of the assumptions of the private letter ruling, or any of the representations or statements that we have made in connection therewith, are, or become, inaccurate or incomplete in any material respect with respect to one or more Excess MSR investments, or if we acquire an Excess MSR investment with terms that are not consistent with the terms of the Excess MSR investments described in the private letter ruling, then we will not be able to rely on the private letter ruling. If we are unable to rely on the private letter ruling with respect to an Excess MSR investment, no assurance can be given as to the status of such Excess MSR investment for purposes of the 75% gross income test.

We invest in RMBS whose principal and interest payments are guaranteed by a U.S. Government agency, such as Ginnie Mae, or a government-sponsored enterprise (“GSE”) that are pass-through certificates. We expect that these agency pass-through certificates will be treated as interests in grantor trusts for U.S. federal income tax purposes. We will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans will be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed below. We also may invest in collateralized mortgage obligations (“CMOs”) representing interests in pass-through certificates or RMBS that are not issued or guaranteed by a U.S. Government agency or a GSE. We expect that our investments in CMOs and Non-Agency RMBS will be treated as interests in REMICs for U.S. federal income tax purposes. In the case of CMOs and RMBS treated as interests in a REMIC, such interests will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests described above.

If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest rate swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the stockholder of the related REMIC securities. We expect that substantially all of our income from agency mortgage investments, RMBS, and other mortgage loans will be qualifying income for purposes of the REIT gross income tests. See below under “—Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.

To the extent that we hold mortgage participations or MBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and, consequently, the income generated from them might not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment. Our ability to invest in those assets may be limited by our intention to qualify as a REIT.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In addition, in certain cases (unless a safe harbor applies pursuant to IRS guidance), the modification of a debt instrument could result in the conversion of the interest paid on the instrument from qualifying income to wholly or partially non-qualifying income, which may require that we dispose of the debt instrument or contribute it to our TRS in order to satisfy the income tests described above. Moreover, the IRS has taken the position that, for purposes of the REIT income tests, the principal amount of a loan is equal to its face amount, even in situations where the loan was acquired at a significant discount. Under this position, a portion of the income generated by the instrument would not qualify for purposes of the 75% gross income test in cases where the underlying real property has declined in value. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

We have purchased and sold Agency RMBS through to-be-announced (“TBA”) securities and recognize income or gains from the disposition of those TBAs, through dollar roll transactions or otherwise. There is no direct authority with respect to the qualification of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. For a particular taxable year, we would treat income and gains from such TBAs as qualifying income for purposes of the 75% gross income test, to the extent set forth in an opinion from Skadden, Arps, Slate, Meagher & Flom LLP substantially to the effect that, for purposes of the 75% REIT gross income test, any gain recognized by us in connection with the settlement of such TBAs should be treated as gain from the sale or disposition of the underlying Agency RMBS. Opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS would not successfully challenge the conclusions set forth in such opinions. In addition, any opinion of Skadden, Arps, Slate, Meagher & Flom LLP would be based on various assumptions relating to such TBAs and would be conditioned upon fact-based representations and covenants made by our management regarding such TBAs. No assurance can be given that the IRS would not assert that such income is not qualifying income. If the IRS were to successfully challenge any conclusion of Skadden, Arps, Slate, Meagher & Flom LLP, we could be subject to a penalty tax or we could fail to qualify as a REIT if a sufficient portion of our income consists of income or gains from the disposition of TBAs.

We have invested in consumer loans. Our investments in consumer loans generally will not generate qualifying gross income for purposes of the 75% gross income test. However, to the extent the investments are purchased with new capital, such investments will generate qualifying gross income for purposes of both the 75% and 95% gross income tests for one year following the receipt of such new capital. Accordingly, our ability to make and retain ownership of these kinds of investments may be limited.

Because the status of investments in servicer advances for purposes of the REIT income tests is uncertain, we intend to hold some or all of such investments and the related other cash flows through a TRS, and, consequently, our ability to make such investments may be limited.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property. To the extent that we derive interest income from a mortgage loan, or income from the rental of real property, where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, however, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

We may hold certain participation interests, including B-Notes, in mortgage loans and other instruments. Such interests in an underlying loan are created by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We intend that any participation interests in which we may invest will qualify as real estate assets for purposes of the REIT asset tests described below, and that any interest that we derive from such investments will be treated as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT, if we were to invest in such participation interests. See “—Taxation of REITs in General,” “—Requirements for Qualification—General,” “—Asset Tests” and “—Failure to Qualify.”

Rents received by us, if any, will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received by us, if any, to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services does not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the

75% and the 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument hedge risks associated with our indebtedness that is incurred to acquire or carry “real estate assets” or risks associated with certain currency fluctuations (as described below under “—Asset Tests”), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. Those relief provisions generally will be available if our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect and we file a schedule of the sources of our gross income in accordance with Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of MBS and mortgage loans. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to real estate assets, securities of TRSs, and qualified REIT subsidiaries and the value prong of the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the 10% value test, as explained below).

The Code provides that certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security (including debt securities) issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” The Code also provides that in applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

As described above, we have received a private letter ruling from the IRS substantially to the effect that our Excess MSRs represent interests in mortgages on real property and thus are qualifying “real estate assets” for purposes of the 75% REIT asset test. Although a private letter ruling from the IRS is generally binding on the IRS, if any of the assumptions of the private letter ruling, or any of the representations or statements that we have made in connection therewith, are, or become, inaccurate or incomplete in any material respect with respect to one or more Excess MSR investments, or if we acquire an Excess MSR investment with terms that are not consistent with the terms of the Excess MSR investments described in the private letter ruling, then we will not be able to rely on the private letter ruling. If we are unable to rely on the private letter ruling with respect to an Excess MSR investment, no assurance can be given as to the status of such Excess MSR investment for purposes of the 75% asset test.

We invest in RMBS whose principal and interest payments are guaranteed by a U.S. Government agency, such as Ginnie Mae, or a GSE, that are pass-through certificates. We expect that these agency pass-through certificates will be treated as interests in grantor trusts for U.S. federal income tax purposes. We will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust.

We also may invest in CMOs representing interests in agency pass-through certificates and RMBS that are not issued or guaranteed by a U.S. Government agency or a GSE. We expect that our investments in CMOs and Non-Agency RMBS will be treated as interests in REMICs for U.S. federal income tax purposes. Such interests will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests.

To the extent that we hold mortgage participations or MBS that do not represent REMIC interests, such assets may not qualify as real estate assets, depending upon the circumstances and the specific structure of the investment. Our ability to invest in those assets may be limited by our intention to qualify as a REIT.

In addition, in certain cases (unless a safe harbor applies pursuant to IRS guidance), the modification of a debt instrument or, potentially, an increase in the value of a debt instrument that we acquired at a significant discount, could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to satisfy the asset tests described above.

We have purchased and sold Agency RMBS through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or Government securities for purposes of the 75% asset test. For a particular taxable year, we would treat such TBAs as qualifying assets for purposes of the 75% asset test, to the extent set forth in an opinion from Skadden, Arps, Slate, Meagher & Flom LLP substantially to the effect that, for purposes of the REIT asset tests, our ownership of a TBA should be treated as ownership of the underlying Agency RMBS. Opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS would not successfully challenge the conclusions set forth in such opinions. In addition, any opinion of Skadden, Arps, Slate, Meagher & Flom LLP would be based on various assumptions relating to such TBAs and would be conditioned upon fact-based representations and covenants made by our management regarding such TBAs. No assurance can be given that the IRS would not assert that such assets are not qualifying assets. If the IRS were to successfully challenge any conclusion of Skadden, Arps, Slate, Meagher & Flom LLP, we could be subject to a penalty tax or we could fail to qualify as a REIT if a sufficient portion of our assets consists of TBAs.

We have invested in consumer loans. Our investments in consumer loans generally will not be qualifying real estate assets for purposes of the 75% asset test. However, to the extent the investments are purchased with new capital, such investments will be qualifying real estate assets for purposes of the 75% asset test for one year following the receipt of such new capital. Accordingly, our ability to make and retain ownership of these kinds of investments may be limited.

Because the status of investments in servicer advances for purposes of the REIT asset tests is uncertain, we intend to hold some or all of such investments and the related other cash flows through a TRS, and, consequently, our ability to make such investments may be limited.

If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. holders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “—Taxable Mortgage Pools and Excess Inclusion Income.”

In addition, certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “—Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above, and we believe that our existing investments satisfy such requirements. We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.

We have entered into sale and repurchase agreements under which we nominally sell certain of our Agency RMBS to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. We believe that we are treated for REIT asset and income test purposes as the owner of the Agency RMBS that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we do not own the Agency RMBS during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

Independent valuations have not been obtained to support our conclusions as to the value of all of our assets. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

The Code contains a number of relief provisions that make it easier for REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000, and (b) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below. No assurance can be given that we would qualify for relief under those provisions.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(1)	the sum of

(a)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and

(b)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(2)	the sum of specified items of noncash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In addition, any dividend declared by us in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, so long as the dividend is actually paid by us before the end of January of the next calendar year. In order for distributions to be counted as satisfying the annual distribution requirement, and to give rise to a tax deduction for us, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, and (b) the tax that we paid on their behalf with respect to that income.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Holders—Distributions.”

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (b) our inclusion of items in income for U.S. federal income tax purposes. Other potential sources of non-cash taxable income include:

•	Excess MSRs,

•	loans or MBS held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash,

•	loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash,

•	real estate securities that are financed through securitization structures, and

•	“residual interests” in REMICs or taxable mortgage pools.

Based on IRS guidance concerning the classification of Excess MSRs, we intend to treat our Excess MSRs as ownership interests in the interest payments made on the underlying pool of mortgage loans, akin to an “interest only” strip. Under this treatment, for purposes of determining the amount and timing of taxable income, each Excess MSR is treated as a bond that was issued with original issue discount on the date we acquired such Excess MSR. In general, we will be required to accrue original issue discount based on the constant yield to maturity of each Excess MSR, and to treat such original issue discount as taxable income in accordance with the applicable U.S. federal income tax rules. The constant yield of an Excess MSR will be determined, and we will be taxed based on, a prepayment assumption regarding future payments due on the mortgage loans underlying the Excess MSR. If the mortgage loans underlying an Excess MSR prepay at a rate different than that under the prepayment assumption, our recognition of original issue discount will be either increased or decreased depending on the circumstances. Thus, in a particular taxable year, we may be required to accrue an amount of income in respect of an Excess MSR that exceeds the amount of cash collected in respect of that Excess MSR. Furthermore, it is possible that, over the life of the investment in an Excess MSR, the total amount we pay for, and accrue with respect to, the Excess MSR may exceed the total amount we collect on such Excess MSR. No assurance can be given that we will be entitled to an ordinary loss or deduction for such excess, meaning that we may not be able to use any such loss or deduction to offset original issue discount recognized with respect to our Excess MSRs or other ordinary income recognized by us. As a result of this potential mismatch in character between the income and losses generated by our Excess MSRs, our REIT taxable income may be higher than it otherwise would have been in the absence of that mismatch, in which case we would be required to distribute larger amounts to our stockholders in order to maintain our status as a REIT.

Other debt instruments that we may acquire, including consumer loans, may be issued with, or treated as issued with, original issue discount. Those instruments would be subject to the same original issue discount accrual and income computations which are described above with regard to Excess MSRs.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for U.S. federal income tax purposes. If we so elect, accrued market discount will be recognized as taxable income over our holding period in the instrument in advance of the receipt of cash. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

In addition, we may acquire debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the instrument’s tax basis.

Moreover, in the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate MBS at the stated rate regardless of whether corresponding cash payments are received.

Differences in timing between the recognition of taxable income and the actual receipt of cash could require us to (i) sell assets, (ii) borrow funds on a short-term or long-term basis, or (iii) pay dividends in the form of taxable in-kind distributions of property, to meet the 90% distribution requirement. Alternatively, we may declare a taxable distribution payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such distribution may be subject to limitation. In such case, for U.S. federal income tax purposes, the amount of the distribution paid in stock will be equal to the amount of cash that could have been received instead of stock.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT status or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic holders that are individuals, trusts and estates would generally be taxable at capital gains rates. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief. The rule against re-electing REIT status following a loss of such status would also apply to us if Newcastle fails to qualify as a REIT for its taxable years ending on or before December 31, 2014, and we are treated as a successor to Newcastle for U.S. federal income tax purposes. Although, as described under the heading “Certain Relationships and Transactions with Related Persons, Affiliates and Affiliated Entities,” Newcastle represented in the Separation and Distribution Agreement that it has no knowledge of any fact or circumstance that would cause us to fail to qualify as a REIT, and covenanted in the Separation and Distribution Agreement to use its reasonable best efforts to maintain its REIT status for each of Newcastle’s taxable years ending on or before December 31, 2014 (unless Newcastle obtains an opinion from a nationally recognized tax counsel or a private letter ruling from the IRS to the effect that Newcastle’s failure to maintain its REIT status will not cause us to fail to qualify as a REIT under the successor REIT rule referred to above), no assurance can be given that such representation and covenant would prevent us from failing to qualify as a REIT. Although, in the event of a breach, we may be able to seek damages from Newcastle, there can be no assurance that such damages, if any, would appropriately compensate us. In addition, if Newcastle were to fail to qualify as a REIT despite its reasonable best efforts, we would have no claim against Newcastle.

Prohibited Transactions

Net income that we derive from a “prohibited transaction” is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Derivatives and Hedging Transactions

We and our subsidiaries may in the future enter into hedging transactions with respect to interest rate exposure on one or more assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, including short positions in TBA contracts, and options. To the extent that we or a pass-through subsidiary enter into a hedging transaction to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets or risks associated with certain currency fluctuations and the instrument is properly identified as a hedge along with the risk it hedges within prescribed time periods, any periodic income from the instrument, or gain from the disposition of such instrument, would not be treated as gross income for purposes of the REIT 75% and 95% gross income tests. To the extent that we hedge in certain other situations, the resultant income may be treated as income that does not qualify under the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations,

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

•	the entity has issued debt obligations (liabilities) that have two or more maturities, and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. We may enter into financing and securitization arrangements that are classified as TMPs, with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” Under IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and

•	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. holders.

See “—Taxation of Stockholders.” Under IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Tax Aspects of Investments in Affiliated Partnerships

General

We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests and in computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include in our calculations our proportionate share of any assets held by subsidiary partnerships. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share is based on our proportionate interest in the equity and certain debt securities issued by the partnership). See “—Taxation of New Residential—Effect of Subsidiary Entities—Ownership of Partnership Interests.”

Entity Classification

Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See “—Taxation of New Residential—Taxable Mortgage Pools and Excess Inclusion Income.” If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “—Taxation of New Residential—Asset Tests” and “—Income Tests,” and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “—Taxation of New Residential—Asset Tests,” “—Income Test” and “—Failure to Qualify,” above, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution. Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Taxation of Stockholders

Taxation of Taxable Domestic Holders

Distributions. As a REIT, the distributions that we make to our taxable domestic holders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates for qualified dividends received by domestic holders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax),

•	dividends received by the REIT from TRSs or other taxable C corporations, or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long term capital gains, in which case provisions of the Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of New Residential—Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at reduced maximum federal rates in the case of stockholders that are individuals, trusts and estates, and ordinary income rates in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of New Residential—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “—Taxation of New Residential—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Dispositions of New Residential Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to reduced maximum U.S. federal income tax rates if the stock is held for more than one year, and will be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at ordinary income rates, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are written quite broadly, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Medicare Tax. Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their dividend and other investment income, including dividends received from us and capital gains from the sale or other disposition of our stock.

Taxation of Non-U.S. Holders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. This discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of dividends received by non-U.S. holders that is (1) payable out of our earnings and profits, (2) which is not attributable to our capital gains and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the non-U.S. holder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a non-U.S. holder and attributable to that stockholder’s share of our excess inclusion income. See “—Taxation of New Residential—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic holders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (“USRPI”), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a domestic holder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits. As described below, although it is not currently anticipated that our stock will constitute a USRPI, we cannot assure you that our stock will not become a USRPI.

Capital Gain Dividends. Under FIRPTA, a dividend that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries (such gains, “USRPI capital gains”), will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations. We will be required to withhold tax equal to 35% of the maximum amount that could have been designated as a USRPI capital gain dividend. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain dividend if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the non-U.S. holder will incur a 30% tax on his capital gains.

A dividend that would otherwise have been treated as a USRPI capital gain dividend will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, but instead will be treated in the same manner as ordinary income dividends (discussed above), provided that (1) the dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S., and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the dividend is received. We anticipate that our common stock will be “regularly traded” on an established securities exchange.

Dispositions of New Residential Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our stock will constitute a USRPI. However, we cannot assure you that our stock will not become a USRPI.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. No assurance can be given that we will remain a domestically-controlled qualified investment entity.

In the event that we are not a domestically-controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. holder’s sale of our stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our stock at all times during a specified testing period. Our stock is, and we expect that it will continue to be publicly traded.

In addition, if a non-U.S. holder owning more than 5% of our common stock disposes of such common stock during the 30-day period preceding the ex-dividend date of any dividend payment, and such non-U.S. holder acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of such 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as USRPI capital gain to such non-U.S. holder under FIRPTA, then such non-U.S holder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a domestic holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a domestic holder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Other Withholding Rules. Legislation enacted in 2010 and existing guidance issued thereunder will require, after June 30, 2014, withholding at a rate of 30% on dividends in respect of, and, after December 31, 2016, gross proceeds from the sale of, our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Secretary of the Treasury. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our common stock.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the U.S. at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

To the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “—Taxation of New Residential—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension stockholders in order to satisfy the REIT closely held test and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state or local taxation in various jurisdictions, including those in which we or they transact business, own property or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Prospective investors should consult their tax advisors regarding the application and effect of state and local income and other tax laws on an investment in our stock or other securities.

ERISA CONSIDERATIONS

A plan fiduciary considering an investment in the securities should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code or any substantially similar federal, state, local or non-U.S. law. ERISA and the Code impose restrictions on:

•	employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA,

•	plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and Keogh Plans,

•	entities whose underlying assets include plan assets by reason of a plan’s investment in such entities including, without limitation, insurance company general accounts (each of the foregoing, a “Plan”), and

•	persons who have certain specified relationships to a Plan described as “parties in interest” under ERISA and “disqualified persons” under the Internal Revenue Code.

Prohibited Transactions

ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA. Under ERISA, any person who exercises any authority or control over the management or disposition of a plan’s assets is considered to be a fiduciary of that plan. Both ERISA and the Code prohibit certain transactions involving “plan assets” between a Plan and parties in interest or disqualified persons. Violations of these rules may result in the imposition of an excise tax or penalty.

The direct or indirect purchase of the securities from New Residential, and the acquisition and holding of securities that constitute debt of New Residential, by a Plan with respect to which we are party in interest or a disqualified person could be treated as or give rise to a prohibited transaction under ERISA or the Code. There are, however, a number of statutory and administrative exemptions that could be applicable to a Plan’s investment in the securities, including: (i) the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions with non-fiduciary service providers; (ii) Prohibited Transaction Class Exemption (“PTCE”) 84-14 for certain transactions determined by independent “qualified professional asset managers”; (iii) PTCE 90-1 for certain transactions involving insurance company pooled separate accounts; (iv) PTCE 91-38 for certain transactions involving bank collective investment funds; (v) PTCE 96-23 for certain transactions determined by “in-house asset managers”; and (vi) PTCE 95-60 for certain transactions involving insurance company general accounts.

The Plan Assets Regulation

Under 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), a Plan’s assets may be deemed to include an interest in the underlying assets of an entity if the plan acquires an “equity interest” in such an entity and no exception under the Plan Asset Regulation is applicable. In that event, the operations of such an entity could result in prohibited transactions under ERISA and the Code.

Under the Plan Assets Regulation, if a Plan acquires a “publicly-offered security,” the issuer of the security is not deemed to hold plan assets of the investing Plan as a result of such acquisition. A publicly-offered security is a security that:

•	is freely transferable,

•	is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and

•	is either:

(i)	part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or

(ii)	sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is part is registered under the Exchange Act within the requisite time.

Treatment of our Common Stock as “Publicly-Offered Securities”

Our common stock currently meets the above criteria and it is anticipated that shares of our common stock will continue to meet the criteria of publicly-offered securities.

The applicability of the “publicly-offered securities” exception or another exception under the Plan Assets Regulation to other securities registered on the registration statement of which this prospectus forms a part will be discussed in the applicable prospectus supplement.

Governmental, Foreign and Church Plans

Governmental plans (as defined in Section 3(32) of ERISA), foreign plans (as described in Section 4(b)(4) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code. Such plans may, however, be subject to other federal, state, local or non-U.S. laws that are substantially similar to the foregoing provisions of ERISA and the Code. In addition, any such plan that is qualified and exempt from taxation under the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code. Fiduciaries of such plans should consult with their counsel before purchasing any of the securities.

General Investment Considerations

Prospective fiduciaries of a Plan (including, without limitation, an entity whose assets include plan assets, including, as applicable, an insurance company general account, insurance company separate account or collective investment fund) considering the purchase of the securities should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the securities with respect to their specific circumstances. Each Plan fiduciary should take into account, among other considerations:

•	whether the Plan’s investment could give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code,

•	whether the fiduciary has the authority to make the investment,

•	the composition of the Plan’s portfolio with respect to diversification by type of asset,

•	the Plan’s funding objectives,

•	the tax effects of the investment,

•	whether our assets would be considered plan assets, and

•	whether, under the general fiduciary standards of investment prudence and diversification an investment in these shares is appropriate for the Plan taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The discussion of ERISA and Section 4975 of the Code contained herein is, of necessity, general and does not purport to be complete. Moreover, the provisions of ERISA and Section 4975 of the Code are subject to extensive and continuing administrative and judicial interpretation and review. Therefore, the matters discussed above may be affected by future regulations, rulings, and court decisions, some of which may have retroactive application and effect.

ANY POTENTIAL INVESTOR CONSIDERING AN INVESTMENT IN THE SECURITIES THAT IS, OR IS ACTING ON BEHALF OF, A PLAN (OR A GOVERNMENTAL, FOREIGN OR CHURCH PLAN SUBJECT TO LAWS SIMILAR TO ERISA AND/OR SECTION 4975 OF THE CODE) SHOULD CONSULT WITH ITS OWN LEGAL, TAX AND ERISA ADVISERS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT. EACH SUCH INVESTOR, BY ACQUIRING ANY OF THE SECURITIES REGISTERED ON THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART SHALL BE DEEMED TO REPRESENT THAT ITS ACQUISITION OF SUCH SECURITIES DOES NOT CONSTITUTE AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION OF ANY SUBSTANTIAL SIMILAR FEDERAL, STATE, LOCAL OR NON-U.S. LAW.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement.

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of New Residential Investment Corp. and Subsidiaries appearing in New Residential Investment Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of New Residential Investment Corp. and Subsidiaries’ internal control over financial reporting as of December 31, 2013 incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference, which, as to the consolidated financial statements of New Residential Investment Corp. and Subsidiaries for the year 2013, is based in part on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm. The financial statements referred to above are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The consolidated and combined financial statements of SpringCastle Finance, LLC, SpringCastle Credit, LLC, SpringCastle America, LLC and SpringCastle Acquisition, LLC incorporated in this Prospectus by reference to the Annual Report on Form 10-K of New Residential Investment Corp. for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

50,000,000 Shares

New Residential Investment Corp.

Common Stock

PROSPECTUS SUPPLEMENT

Citigroup

Barclays

BofA Merrill Lynch

Credit Suisse

April 8, 2015